                                                                    EXHIBIT 10.6

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                            PERIMMUNE HOLDINGS, INC.

                              INTRACEL CORPORATION

                                       and

                         INTRACEL ACQUISITION SUB, INC.



                          DATED AS OF NOVEMBER 26, 1997


                                TABLE OF CONTENTS
                                                                                          Page
                                    ARTICLE I
                                   DEFINITIONS

   Section 1.01  Definitions and Usage ......................................................8

                                   ARTICLE II
                                   THE MERGER

   Section 2.01  The Merger ................................................................12
   Section 2.02  Effects of the Merger .....................................................12
   Section 2.03  Certificate of Incorporation and Bylaws ...................................12
   Section 2.04  Directors and Officers ....................................................12
   Section 2.05  Conversion ................................................................12
   Section 2.06  Tax Consequences ..........................................................14

                                   ARTICLE III
                               EXCHANGE OF SHARES

   Section 3.01  Exchange of Certificates ..................................................14
   Section 3.02  Stock Options .............................................................16
   Section 3.03  Dissenting Shares .........................................................16
   Section 3.04  Adjustments ...............................................................17
   Section 3.05  Lost Certificates .........................................................17

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Section 4.01  Organization ..............................................................17
   Section 4.02  Capitalization ............................................................17
   Section 4.03  Authority Relative to This Agreement ......................................18
   Section 4.04  Consents and Approvals; No Violations .....................................19
   Section 4.05  Absence of Certain Changes ................................................19
   Section 4.06  Financial Statements ......................................................20
   Section 4.07  No Undisclosed Liabilities ................................................20
   Section 4.08  No Default ................................................................20
   Section 4.09  Litigation ................................................................20
   Section 4.10  Compliance with Applicable Law ............................................20
   Section 4.11  Taxes .....................................................................21
   Section 4.12  ERISA .....................................................................21
   Section 4.13  Title to Property .........................................................22
   Section 4.14  Intellectual Property .....................................................23
   Section 4.15  Interested Party Transactions .............................................24
   Section 4.16  Insurance .................................................................24



   Section 4.17  Products ..................................................................25
   Section 4.18  Change in Control .........................................................25
   Section 4.19  Environmental, Health, and Safety .........................................25
   Section 4.20  Employment and Labor Matters ..............................................26
   Section 4.21  Contracts .................................................................27
   Section 4.22  Predominant Customers .....................................................27
   Section 4.23  Change in Customers or Vendors ............................................27
   Section 4.24  Notes and Accounts Receivable .............................................27
   Section 4.25  Questionable Payments .....................................................27

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INTRACEL
                       PARENT AND INTRACEL ACQUISITION SUB

   Section 5.01  Organization ..............................................................28
   Section 5.02  Capitalization ............................................................28
   Section 5.03  Authority Relative to this Agreement ......................................29
   Section 5.04  Consents and Approvals; No Violations .....................................30
   Section 5.05  Financial Statements ......................................................30
   Section 5.06  Absence of Certain Changes ................................................30
   Section 5.07  No Undisclosed Liabilities ................................................31
   Section 5.08  No Default ................................................................31
   Section 5.09  Litigation ................................................................31
   Section 5.10  Compliance with Applicable Law ............................................31
   Section 5.11  Taxes .....................................................................32
   Section 5.12  ERISA .....................................................................32
   Section 5.13  Title to Property .........................................................33
   Section 5.14  Intellectual Property .....................................................33
   Section 5.15  Interested Party Transactions .............................................35
   Section 5.16  Insurance .................................................................35
   Section 5.17  Products ..................................................................35
   Section 5.18  Interim Operations of Intracel Acquisition Sub ............................36
   Section 5.19  Change in Control .........................................................36
   Section 5.20  Environmental, Health, and Safety .........................................36
   Section 5.21  Employment and Labor Matters ..............................................37
   Section 5.22  Contracts .................................................................38
   Section 5.23  Predominant Customers .....................................................38
   Section 5.24  Change in Customers or Vendors ............................................38
   Section 5.25  Notes and Accounts Receivable .............................................38
   Section 5.26  Questionable Payments .....................................................38

                                   ARTICLE VI
                                    COVENANTS

   Section 6.01  Covenants of the Company and Intracel Parent ..............................39


   Section 6.02  Additional Covenants of the Company and Intracel Parent ...................41
   Section 6.03  No Solicitation ...........................................................42
   Section 6.04  Access to Information .....................................................43
   Section 6.05  Stockholders Meetings .....................................................43
   Section 6.06  Brokers or Finders ........................................................43
   Section 6.07  Consents, Approvals and Filings ...........................................43

                                   ARTICLE VII
                                   CONDITIONS

   Section 7.01  Conditions to Each Party's Obligation to Effect the Merger ................44
   Section 7.02  Conditions of Obligations of Intracel Parent and Intracel Acquisition Sub..45
   Section 7.03  Conditions of Obligations of the Company ..................................47

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

   Section 8.01  Termination ...............................................................50
   Section 8.02  Effect of Termination .....................................................50
   Section 8.03  Amendment .................................................................50
   Section 8.04  Extension; Waiver .........................................................51

                                   ARTICLE IX
                             POST CLOSING COVENANTS


                                    ARTICLE X
                                  MISCELLANEOUS

   Section 10.01 Nonsurvival of Representations and Warranties .............................51
   Section 10.02 Notices ...................................................................51
   Section 10.03 Descriptive Headings ......................................................52
   Section 10.04 Counterparts ..............................................................52
   Section 10.05 Entire Agreement; Assignment ..............................................52
   Section 10.06 Governing Law .............................................................52
   Section 10.07 Specific Performance ......................................................52
   Section 10.08 Expenses ..................................................................53
   Section 10.09 Publicity .................................................................53
   Section 10.10 Parties in Interest .......................................................53

                                    EXHIBITS


Exhibit 2.03(a)  Amended and Restated Certificate of Incorporation of Surviving Corporation

Exhibit 2.03(b)  Amended and Restated Certificate of Incorporation of Intracel Parent

Exhibit 2.03(c)  Amended and Restated Bylaws of Surviving Corporation

Exhibit 2.03(d)  Amended and Restated Bylaws of Intracel Parent

Exhibit B        Hanna Letter

Exhibit C        Shareholders Agreement

Exhibit D        Registration Rights Agreements


                          COMPANY DISCLOSURE SCHEDULES


Section 4.02     Capitalization of Company and Subsidiaries

Section 4.04     Consents and Approvals; No Violations

Section 4.05     Absence of Certain Changes

Section 4.07     No Undisclosed Liabilities

Section 4.08     No Default

Section 4.09     Litigation

Section 4.11     Taxes

Section 4.12     ERISA

Section 4.13     Title to Property

Section 4.14     Intellectual Property

Section 4.15     Interested Party Transactions

Section 4.17     Products

Section 4.18     Change in Control

Section 4.20     Employment and Labor Matters

Section 4.21     Contracts

Section 4.22     Predominant Customers

Section 4.23     Change in Customers or Vendors

Section 6.01     Covenants of the Company and Intracel Parent


                       INTRACEL PARENT DISCLOSURE SCHEDULE

Section 2.04     List of Directors and Officers of Intracel Acquisition Sub, the Surviving
                 Corporation and Intracel

Section 5.02(a)  Capitalization

Section 5.02(b)  Subsidiaries of Intracel Parent

Section 5.04     Consents and Approvals; No Violations

Section 5.05     Financial Statements

Section 5.06     Absence of Certain Changes

Section 5.07     No Undisclosed Liabilities

Section 5.08     No Default

Section 5.09     Litigation

Section 5.11     Taxes

Section 5.12(a)  ERISA

Section 5.12(c)  Unfunded ERISA Benefit Obligations

Section 5.12(d)  Obligations for Retiree and Life Benefits

Section 5.13     Title to Property

Section 5.14(b)  Intracel Parent Intellectual Property and Jurisdictions

Section 5.14(c)  Non-Ordinary Intellectual Property Information

Section 5.14(d)  Breach of Intellectual Property Agreements

Section 5.14(e)  Intellectual Property Litigation

Section 5.14(f)  Intracel Parent Persons Who Have Executed Intellectual Property Protection
                 and Assignment Agreements

Section 5.14(g)  Undisclosed Uses of Confidential Information


Section 5.15     Interested Party Transactions

Section 5.17     Products

Section 5.19     Change in Control

Section 5.21     Employment and Labor Matters

Section 5.22     Contracts

Section 5.23     Predominant Customers

Section 5.24     Change in Customers or Vendors

Section 6.01     Covenants of the Company and Intracel Parent

                                       vii

                      AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 26, 1997, by and among PerImmune Holdings, Inc., a Delaware corporation (the "COMPANY"), Intracel Corporation, a Delaware corporation ("INTRACEL PARENT"), and Intracel Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Intracel Parent ("INTRACEL ACQUISITION SUB").

                                    RECITALS

     A. The Boards of Directors of Intracel Parent, the Company and Intracel Acquisition Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that the Company and Intracel Acquisition Sub combine into a single company through the statutory merger of Intracel Acquisition Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of the Company capital stock, shall be converted into shares of Intracel Parent capital stock, at the rate set forth herein.

     C. Intracel Parent and Intracel Acquisition Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 Definitions and Usage. (a) For purposes of this Agreement:

     "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

     "FDA" means the United States Food and Drug Administration and any successor agency thereto.

     "KNOWLEDGE" of any person which is not an individual means the knowledge of such person's officers after reasonable inquiry.

     "MATERIAL ADVERSE EFFECT" means, when used in connection with Intracel Parent or the Company, any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Intracel Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole as the case may be.

     "OFFICER" means, in the case of Intracel Parent or the Company, any executive officer of Intracel Parent or the Company, as applicable, within the meaning of Rule 3b-9 of the 1934 Act.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto.

     "SUBSIDIARY" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such persons.

     A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

(b) Each of the following terms is defined in the Sections set forth opposite such term:

  B-1 Conversion Ratio.............................          2.05(a)
  B-2 Conversion Ratio.............................          2.05(a)
  Certificates.....................................          3.01(b)
  Certificate of Merger............................          2.01
  Closing Date.....................................          2.01
  Common Conversion Ratio..........................          2.05(a)
  Company Balance Sheet............................          4.06
  Company Balance Sheet Date.......................          4.06
  Company Benefit Plans............................          4.12(a)
  Company Common Stock.............................          2.05(a)
  Company Disclosure Schedule......................          4.02(a)
  Company Dollar Threshold.........................          4.22
  Company Financial Reports........................          4.06
  Company Intellectual Property....................          4.14(a)
  Company Permits..................................          4.10
  Company Primary Opinion..........................          7.02(e)
  Company Product..................................          4.17(a)
  Company Series A Preferred.......................          2.05(a)
  Company Series B Preferred.......................          2.05(a)
  Company Shares...................................          2.05(a)
  Company Stock Option.............................          6.02(b)
  Company Stock Option Plan........................          3.02
  Effective Time ..................................          2.01
  ERISA ...........................................          4.12(a)
  ERISA Affiliate..................................          4.12(a)
  Exchange Agent...................................          3.01(a)
  GCL..............................................          2.01
  Governmental Entity..............................          4.04
  Incentive Stock Options..........................          6.02(a)
  Intracel Parent B-1 Preferred....................          2.05(a)
  Intracel Parent B-2 Preferred....................          2.05(a)
  Intracel Parent Balance Sheet....................          5.05
  Intracel Parent Balance Sheet Date                         5.05
  Intracel Parent Benefit Plans....................          5.12
  Intracel Parent Common Stock.....................          2.05(a)
  Intracel Parent Disclosure Schedule                        5.02(a)
  Intracel Parent Financial Reports................          5.05
  Intracel Parent Permits..........................          5.10
  Intracel Parent Product..........................          5.17(a)
  Intracel Parent Shares...........................          2.05(a)
  Intracel Parent Stock Plans......................          5.02(a)
  Intracel Primary Opinion.........................          7.03(e)


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

  IRS..............................................          4.12(a)
  Merger Consideration ............................          2.05(d)
  Surviving Corporation ...........................          2.01
  Taxes............................................          4.11
  Third Party Intellectual Property................          4.14(b)

                                   ARTICLE II

                                   THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof, but in no event later than two business days thereafter, unless the parties shall otherwise agree, a certificate of merger (the "CERTIFICATE OF MERGER") providing for the Merger shall be duly prepared, executed and filed by the Company, as the surviving corporation (sometimes the "SURVIVING CORPORATION"), in accordance with the relevant provisions of the Delaware General Corporation Law (the "GCL") and the parties hereto shall take any other actions required by law to make the Merger effective.

        Following the Merger, the Company, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and Intracel Acquisition Sub shall cease to exist. The time the Merger becomes effective is referred to herein as the "EFFECTIVE TIME" and the date on which the Effective Time occurs is referred to as the "CLOSING DATE." Prior to the filing of the Certificate of Merger, a closing shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York City, New York 10104.

Section 2.02 Effects of the Merger. The Merger shall have the effects set forth in the GCL, this Agreement and the Certificate of Merger. As of the Effective Time, the Surviving Corporation shall be a wholly owned subsidiary of Intracel Parent.

Section 2.03 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Corporation and Intracel Parent shall be amended and restated as set forth in Exhibit 2.03(a) and Exhibit 2.03(b), respectively. The Bylaws of the Surviving Corporation and Intracel Parent shall be amended and restated as set forth in Exhibit 2.03(c) and Exhibit 2.03(d), respectively.

Section 2.04 Directors and Officers. The directors and officers of Intracel Acquisition Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have been qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Such directors and officers, together with the officers of Intracel Parent immediately subsequent to the Effective Time, are set forth in Section 2.04 hereto.

Section 2.05 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of Intracel Parent, Intracel Acquisition Sub, the Company or the holder of any of the following securities:

   (a) Subject to Section 3.01(e), each issued and outstanding share of (i) common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") (other than shares to be cancelled in accordance with Section 2.05(b) hereof) shall be converted into the right to receive a number of fully paid and nonassessable shares of Intracel Parent common stock, par value $.0001 per share ("INTRACEL PARENT COMMON STOCK") equal to the Common Conversion Ratio (as hereinafter defined), (ii) Series preferred stock, par value $.01 per share, of the Company ("COMPANY SERIES A PREFERRED") (other than shares to be cancelled in accordance with Section 2.05(b) hereof) shall be converted into the right to receive a number of fully paid and nonassessable shares of Intracel Parent preferred stock, Class B-1, par value $.0001 per share ("INTRACEL PARENT B-1 PREFERRED") equal to the B-1 Conversion Ratio (as hereinafter defined); and (iii) Series B preferred stock, par value $.01 per share, of the Company ("COMPANY SERIES B PREFERRED" and, together with the Company Common Stock and Company Series A Preferred, the "COMPANY SHARES") (other than shares to be cancelled in accordance with Section 2.05(b) hereof) shall be converted into the right to receive a number of fully paid and nonassessable shares of Intracel Parent preferred stock, Class B-2, par value $.0001 per share ("INTRACEL PARENT B-2 PREFERRED" and, together with the Intracel Parent Common Stock and Intracel Parent B-1 Preferred, "INTRACEL PARENT SHARES") equal to the B-2 Conversion Ratio (as hereinafter defined). For purposes of the foregoing, the (i) "COMMON CONVERSION RATIO" shall mean an amount equal to the quotient of: (A) the total number of outstanding shares of Intracel Parent Common Stock on a fully diluted basis immediately prior to the Effective Time, divided by
        (B) the total number of outstanding shares of Company Common Stock on a fully diluted basis immediately prior to the Effective Time, (ii) "B-1 CONVERSION RATIO" shall mean 1 and (iii) "B-2 CONVERSION RATIO" shall mean 1. For the purposes of determining "fully diluted basis" pursuant to the immediately preceding sentence and Section 3.01(e), all shares of Intracel Parent Common Stock or Company Common Stock, as the case may be, issuable upon exercise of options or warrants, or upon conversion, exchange or exercise of other securities or other rights outstanding, and all payment in kind dividends for any series of capital stock which have not been paid but have accrued through the date, immediately prior to the Effective Time (regardless of whether then exercisable, convertible or exchangeable and including shares issuable upon exercise of outstanding options, notwithstanding that such options are being assumed or converted pursuant to Section 6.02(b) hereof) shall be deemed outstanding.

   (b) All Company Shares held in the treasury of the Company and all Company Shares held by Intracel Parent or any subsidiary of Intracel Parent shall be cancelled and retired and cease to exist.

   (c) Each issued and outstanding share of the capital stock of Intracel Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

   (d) The consideration to be delivered in exchange for each security, as set forth in this Section 2.05, is hereafter referred to as the "MERGER CONSIDERATION."

Section 2.06 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.


                                  ARTICLE III

                               EXCHANGE OF SHARES

Section 3.01 Exchange of Certificates.

   (a) At the Effective Time, Intracel Parent shall make available to Perkins, Coie, as the exchange agent (the "EXCHANGE AGENT"), certificates representing the aggregate number of Intracel Parent Shares issuable pursuant to Section 2.05 in exchange for Company Shares, and the Exchange Agent shall hold such certificates in trust for the benefit of the holders of Company Shares for exchange in accordance with this
        Article III.

   (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Shares (the "CERTIFICATES") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Intracel Parent and the Company may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Intracel Parent Shares and any dividends payable on such Intracel Parent Shares as provided in Section 3.01(c) and cash in lieu of fractional shares as provided in clause (e) of this Section 3.01, if applicable. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing whole Intracel Parent Shares and cash in lieu of fractional shares as provided in clause (e) of this Section 3.01, if applicable, which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be cancelled. If a certificate representing Intracel Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for. Until surrendered as contemplated by this Section 3.01, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the consideration specified herein; provided that in the event any holder exercises his appraisal rights, if any, under Section 262 of the GCL and becomes entitled to receive the appraised value of his Company Shares instead of the Intracel Parent Shares into which such Company Shares shall have been converted, Intracel Parent shall pay such holder the appraised value of such Company Shares, together with any other sums which it may owe him as a result of the appraisal proceeding, upon his surrender to the Exchange Agent of the certificate or certificates which immediately prior to the Effective Time represented the shares so appraised, and the Exchange Agent shall not thereafter be required to deliver to such holder any Intracel Parent Shares.

     Any certificates representing Intracel Parent Shares which remain unclaimed by the holders of Certificates for twelve months after the Effective Time shall remain outstanding and shall be held by Intracel Parent, and any holders of Certificates who have not surrendered their Certificates in compliance with
Section 3.01 shall thereafter receive delivery (subject to abandoned property, escheat or other similar laws) of the Intracel Parent Shares issuable upon the conversion of their Certificates and any dividends payable on such Intracel Parent Shares, without any interest thereon only after delivering their Certificates and letters of transmittal to Intracel Parent, and otherwise complying with Section 3.01(b).

   (c) No dividends or other distributions declared or made after the Effective Time with respect to Intracel Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Intracel Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.01(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Intracel Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Intracel Parent Share to which such holder is entitled pursuant to
        Section 3.01(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Intracel Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Intracel Parent Shares.

   (d) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

   (e) No certificate or scrip representing fractional Intracel Parent Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Intracel Parent. In lieu of any such fractional share, Intracel Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional Intracel Parent Share an amount in cash determined by multiplying (i) the quotient of $75,000,000 divided by the number of outstanding shares of Intracel Parent Common Stock on a fully diluted basis immediately prior to the Effective Time by (ii) the fraction of an Intracel Parent Share to which such holder would otherwise be entitled. As promptly as practicable after any determination of the amount of cash to be paid to holders of Company Shares in lieu of any fractional share interests, Exchange Agent shall pay such amounts to such holders of Company Shares in accordance with the terms of this Article III.

   (f) The Intracel Parent Shares to be issued pursuant to this Section 3.01 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing Intracel Parent Shares to be issued pursuant to this Section 3.01 shall bear the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. SUCH SHARES MAY NOT BE RESOLD, REOFFERED, TRANSFERRED, PLEDGED HYPOTHECATED, CONVEYED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT.

   (g) Notwithstanding anything to the contrary in this Section 3.01, none of the Exchange Agent, the Company or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (h) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Intracel Acquisition Sub, the officers and directors of the Company and Intracel Acquisition Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 3.02 Stock Options. At the Effective Time, the PerImmune Amended and Restated 1996 Stock Option Plan (the "COMPANY STOCK OPTION PLAN") and each option to purchase shares of Company Common Stock outstanding under the Company Stock Option Plan, whether or not exercisable, and whether or not vested, shall be assumed by Intracel Parent in accordance with Section 6.02 (b), and, prior to the Effective Time, Intracel Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Intracel Parent Common Stock for delivery upon exercise of such options so assumed by it.

Section 3.03 Dissenting Shares. If any holder of Company Shares shall be entitled to be paid the "fair value" of his Company Shares, as provided in
Section 262 of the GCL, the Company shall give Intracel Parent notice thereof and Intracel Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Intracel Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

Section 3.04 Adjustments. If, between the date of this Agreement and the Effective Time, the Intracel Parent Shares or Company Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount of Intracel Parent Shares into which the Company Shares will be converted in the Merger shall be correspondingly adjusted.

Section 3.05 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Shares represented by such Certificates as contemplated by this Article.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Intracel Parent and Intracel Acquisition Sub as follows:

Section 4.01 Organization. Each of the Company and PerImmune, Inc. (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Subsidiary is the only subsidiary of the Company. The Company and the Subsidiary are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company and the Subsidiary, taken as a whole. The Company has heretofore delivered to Intracel Parent accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Company and the Subsidiary.

Section 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 3,000 shares of Company Common Stock, 100 shares of Company Series A Preferred, 20 shares of Company Series B Preferred and 880 Company Shares which are preferred stock without designation, of which, as of the date hereof, 594.5 shares of Company Common Stock, 100 shares of Company Series A Preferred and 20 shares of Company Series B Preferred were issued and outstanding. All the issued and outstanding Company Shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, 257 shares of Company Common Stock were issuable upon exercise of options pursuant to the Company Stock Option Plan. Section 4.02 of the disclosure schedule attached hereto relating to the Company (the "COMPANY DISCLOSURE SCHEDULE") sets forth each other subscription, option, warrant, call, right, convertible security or other agreement or commitment of any character obligating the Company to issue, transfer or sell any security and, as to each such security, agreement or commitment, the average conversion or exercise price thereof, a range of the conversion or exercise prices and the effects of the Merger and the other transactions contemplated hereby on such security, agreement or commitment, including pursuant to the antidilution provisions thereof. The Company owns 100% of the issued and outstanding capital stock of PerImmune, Inc.

     Except as set forth above or in Section 4.02 of the Company Disclosure Schedule, or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its securities.

               (b) Section 4.02 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of the Company. Except as disclosed in Section 4.02 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock of the Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.02 of the Company Disclosure Schedule, are owned by either the Company or the Subsidiary free and clear of all liens, charges, claims or encumbrances. Except as set forth in Section 4.02 of the Company Disclosure Schedule, there are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Subsidiary, or otherwise obligating the Company or any such subsidiary to issue, transfer or sell any such securities. Except as set forth in Section 4.02 of the Company Disclosure Schedule, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or the Subsidiary is a party or is bound with respect to the voting of the capital stock of the Company or the Subsidiary. Except as set forth above or in Section 4.02 of the Company Disclosure Schedule, there are no persons or entities (other than the Subsidiary) in which the Company or the Subsidiary has any voting rights or equity interests.

Section 4.03 Authority Relative to This Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of the Merger and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, a majority of the outstanding shares of Series A Preferred and a majority of the outstanding shares of Series B Preferred). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency or other laws of general applicability relating to or affecting creditors rights and to general equity principles.

Section 4.04 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, applicable state securities laws and the filing and recordation of a Certificate of Merger, as required by the GCL and such other filings, permits, authorizations, consents or approvals which if not obtained or made would not individually or in the aggregate have a Material Adverse Effect on the Company, no filing with, and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ("GOVERNMENTAL ENTITY"), is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Except as set forth in Section 4.04 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company or the Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or the Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any material order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company, the Subsidiary or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of the Company and the Subsidiary taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

Section 4.05 Absence of Certain Changes. Except as set forth in Section 4.05 of the Company Disclosure Schedule, in the Company Financial Reports (as defined below) or the Company Balance Sheet, and except as contemplated by this Agreement, since September 30, 1997, neither the Company nor the Subsidiary has taken any of the actions set forth in Sections 6.01(b) to (h), suffered any adverse changes in its business, operations or financial condition which are material to the Company and the Subsidiary taken as a whole (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice and other than in connection with the Company's exploration of alternatives leading to the execution of this Agreement.

Section 4.06 Financial Statements. The Company's audited consolidated financial statements dated December 31, 1996 ("COMPANY FINANCIAL REPORTS") and unaudited consolidated interim financial statements dated September 30, 1997 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Subsidiary as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of September 30, 1997 and "COMPANY BALANCE SHEET DATE" means September 30, 1997.

Section 4.07 No Undisclosed Liabilities. Except as and to the extent set forth in the audited Company Financial Reports, the Company Balance Sheet or Section
4.07 of the Company Disclosure Schedule, neither the Company nor the Subsidiary had on the date of such Company Financial Report or on the Company Balance Sheet Date any material liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and the Subsidiary. Except as set forth on Section 4.07 of the Company Disclosure Schedule, since the Company Balance Sheet Date, neither the Company nor the Subsidiary has incurred any liabilities material to the business, operations or financial condition of the Company and the Subsidiary taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 4.08 No Default. Except as set forth in Section 4.08 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its Bylaws, (ii) any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or the Subsidiary is a party or by which they or any of their properties or assets may be bound or (iii) to the knowledge of the Company, any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Subsidiary, which defaults or violations would, in the aggregate, have a Material Adverse Effect on the business, operations or financial condition of the Company and the Subsidiary taken as a whole or which would prevent or delay the consummation of the transactions contemplated hereby.

Section 4.09 Litigation. Except as disclosed in Section 4.09 of the Company Disclosure Schedule, there is no action, suit, proceeding or, to the best knowledge of the Company, review or investigation pending or, to the best knowledge of the Company, threatened involving the Company or the Subsidiary, at law or in equity, or before any Governmental Entity which are reasonably likely to have a Material Adverse Effect on the Company or the Subsidiary.

Section 4.10 Compliance with Applicable Law. The Company and the Subsidiary hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such Company Permits which would not have a Material

Adverse Effect on the Company. The Company and the Subsidiary are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect on the Company. The businesses of the Company and the Subsidiary are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which do not and would not have a Material Adverse Effect on the Company.

Section 4.11 Taxes. Except as set forth in Section 4.11 of the Company Disclosure Schedule, the Company and the Subsidiary have duly filed all federal, state, local and foreign tax returns required to be filed by it, and the Company and the Subsidiary have duly paid, caused to be paid or made adequate provision for the payment of all Taxes (as hereinafter defined) shown to be due in respect of the periods covered by such tax returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits known to the Company by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company Financial Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect on the Company, other than those heretofore paid or provided for. Except as set forth in Section 4.11 of the Company Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of the Company or the Subsidiary. For purposes of this
Section 4.11 and Section 5.11 below, "TAXES" shall mean all taxes, assessments and governmental charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.

Section 4.12 ERISA. (a) With respect to each employee benefit plan (including, without limitations, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding and any employment or change in control agreements (all the foregoing being herein called the "COMPANY BENEFIT PLANS"), maintained or contributed to by the Company or the Subsidiary as of the date hereof, the Company has made available to Intracel Parent a true and correct copy of, where applicable, (i) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plans, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA. All Company Benefit Plans are set forth on Section 4.12 of the Company Disclosure Schedule. None of the Company Benefit Plans are multiemployer plans within the meaning of Section 3(37) of ERISA or have been at any time since September 26, 1980. Each of the Plans covered by ERISA (a) has been operated in all material respects in accordance with ERISA, (b) has met the minimum funding standards of Section 412 of the Code and (c) which is intended to be qualified under Section 401(a) of the Code, has received or applied for, a favorable determination letter from the IRS, and the

Company is not aware of any circumstances likely to result in revocation of such determination letter. No notice of "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan or by the "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, of any entity which is considered one employer with the Company under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA AFFILIATE") as of the date hereof within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement. Neither the Company nor any subsidiary has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or the Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (b) With respect to the Company Benefit Plans, no event has occurred, and to the knowledge of the Company or the Subsidiary there exists no condition or set of circumstances which in the aggregate are reasonably likely to occur in connection with which the Company or the Subsidiary would be subject to any liability that would have a Material Adverse Effect on the Company (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

               (c) Except as set forth in Section 4.12 of the Company Disclosure Schedule, with respect to the Company Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company or the Subsidiary, which obligations are reasonably likely to have a Material Adverse Effect on the Company.

               (d) Neither the Company or the Subsidiary has any obligation for retiree health and life benefits under any Company Benefit Plan, except as set forth on Section 4.12 of the Company Disclosure Schedule.

Section 4.13 Title to Property. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company and the Subsidiary have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affect thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of the Company and the Subsidiary that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company and the Subsidiary are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Section 4.13 of the Company Disclosure Schedule identifies each material parcel of real property owned or leased by the Company or the Subsidiary.

Section 4.14   Intellectual Property.

   (a) To the Company's knowledge, the Company and the Subsidiary own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("COMPANY INTELLECTUAL PROPERTY") that are used in the business of the Company and the Subsidiary as currently conducted, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

   (b) Section 4.14 of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Company Intellectual Property, including the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("THIRD PARTY INTELLECTUAL PROPERTY") which are incorporated in, are, or form a part of any Company product.

   (c) To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights, any trade secret material to the Company or of the Subsidiary, by any third party, including any employee or former employee of the Company or any of its subsidiaries. To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation by the Company or the Subsidiary of any Third Party Intellectual Property right to the extent licensed by or through the Company or the Subsidiary. Except as set forth in Section 4.14(c) of the Company Disclosure Schedule, neither the Company nor the Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property, other than indemnification provisions contained in sales agreements arising in the ordinary course of business. Except as set forth in Section 4.14 of the Company Disclosure Schedule, there are no royalties, fees or other payments payable by the Company to any Person by reason of the ownership, use, sale or disposition of Third Party Intellectual Property.

   (d) Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is nor will any of such party be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Third Party Intellectual Property or Third Party Intellectual Property rights, the breach of which would have a Material Adverse Effect on the Company.

   (e) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or the Subsidiary are valid and subsisting. Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company nor the Subsidiary (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other propriety right of any third party; (ii) has knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has brought any action, suit or proceeding for infringement of Company or Third Party Intellectual Property or breach of any license or agreement involving Company or Third Party Intellectual Property against any third party.

   (f) Section 4.14 of the Company Disclosure Schedule sets forth a list of all officers, employees and consultants of the Company or the Subsidiary who have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of all Company Intellectual Property arising from services performed for the Company by such persons.

   (g) Except as set forth in Section 4.14 of the Company Disclosure Schedule, all use, disclosure or appropriation by the Company or the Subsidiary of the Company or Third Party Intellectual Property not otherwise protected by patents, patent applications or copyright (such information as it relates to either the Company or Intracel Parent, "Confidential Information"), has been pursuant to the terms of a written agreement between the Company and such third party or is otherwise lawful. Except as set forth in Section 4.14 of the Company Disclosure Schedule, all use, disclosure or appropriation by the Company or the Subsidiary of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

Section 4.15  Interested Party Transactions.  Except as set forth in
Section 4.15 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is indebted to any director, officer, employee or agent of the Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or the Subsidiary.

Section 4.16 Insurance. The Company and the Subsidiary have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and the Subsidiary. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Subsidiary are otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 4.17   Products.

   (a) Except as set forth in Section 4.17 of the Company Disclosure Schedule, there are no statements, citations, warning letters, FDA Forms 483, or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Company or the Subsidiary ("COMPANY PRODUCT") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any Company Product. To the knowledge of the Company, there is (i) no fact relating to any Company Product that may give rise to a recall of any Company Product or a duty to warn of a defect in any Company Product and (ii) no latent or overt design, manufacturing or other defect in any Company Product.

   (b) All Company Products used, marketed or distributed by the Company or the Subsidiary in clinical investigations are subject to all applicable licenses, registrations, approvals, clearances, and authorizations required by local, state and federal agencies, foreign or domestic, regulating the safety, effectiveness, and market clearance of medical devices, which licenses, registrations, approval, clearances and authorizations are held by the Company or the Subsidiary and were obtained by the Company or the Subsidiary on or before the date when same were required. Those licenses, registrations, approvals, clearances, and authorizations will not be affected or impaired by the Merger.

   (c) The Company or the Subsidiary is in full possession of all supportive materials and data substantiating representations made to the FDA in its material filings therewith, including any and all testing data in the possession or under the control of the Company or the Subsidiary, whether or not submitted to the FDA. The Company Products perform in compliance with the representations and performance specifications as contained in said filings.

   (d) There is no proceedings by the FDA or any other governmental agency, including but not limited to a grand jury investigation, a 405 hearing, a civil penalty proceeding brought at any time in the past relating to the safety or efficacy of Company Products and, to the Company's knowledge, there is no basis for such a proceeding.

Section 4.18 Change in Control. Except as set forth in Section 4.18 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision.

Section 4.19  Environmental, Health, and Safety.

   (a) The Company and the Subsidiary (A) have complied with all applicable Environmental, Health, and Safety Laws governing the Company or the Subsidiary in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (B) have obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under all applicable Environmental, Health, and Safety Laws governing the Company or the Subsidiary, and (C) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws governing the Company or the Subsidiary.

   (b) To the knowledge of the Company, the Company and the Subsidiary have no material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), there is no fact or circumstance that with the passage of time, or occurrence of other reasonably foreseeable events would give rise to any material liability, and the Company and the Subsidiary have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law governing the Company or the Subsidiary.

Section 4.20 Employment and Labor Matters. Section 4.20 of the Company Disclosure Schedule contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of the Company and the Subsidiary who have an annual aggregate remuneration of $80,000 or more. The Company and the Subsidiary have and currently are conducting their respective business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment. Except as disclosed in Section 4.20 of the Company Disclosure Schedule, to the Company's knowledge, the relationships of the Company and the Subsidiary with their respective employees are good; to the Company's knowledge, there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving the Company or the Subsidiary and to the Company's knowledge no attempt is currently being made or during the past three years has been made to organize any employees of the Company or the Subsidiary to form or enter a labor union or similar organization. Section 4.20 of the Company Disclosure Schedule contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

Section 4.21 Contracts. Section 4.21 of the Company Disclosure Schedule lists all the material contracts and arrangements to which the Company or the Subsidiary is a party or by which it is bound, or to which any of its assets or properties is subject. The Company has delivered to Intracel Parent true and complete copies of each document listed in Section 4.21 of the Company Disclosure Schedule, and a written description of each oral arrangement so listed. Except as disclosed in Section 4.21 of the Company Disclosure Schedule, all such contracts and arrangements are in full force and effect, and neither the Company nor the Subsidiary is in default under any of them, nor, to the knowledge of the Company, is any other party to any such contract or arrangement in default thereunder.

Section 4.22 Predominant Customers. Except as set forth on Section 4.22 of the Company Disclosure Schedule, no single customer of the Company or the Subsidiary accounts or accounted for over five percent (5%) of the total consolidated revenues of the Company and the Subsidiary (the "COMPANY DOLLAR THRESHOLD") during the twelve month period immediately preceding the date of this Agreement.

Section 4.23  Change in Customers or Vendors. Except as set forth on
Section 4.23 of the Company Disclosure Schedule, no customer or vendor whose annual volume of purchases or sales during the Company fiscal year ended December 31, 1996 exceeded the Company Dollar Threshold, has indicated to the Company or the Subsidiary or to any of the Company or the Subsidiary's officers or directors that it intends to cease doing business with the Company or the Subsidiary or materially alter the amount or pricing of the business done with the Company or the Subsidiary. To the knowledge of the Company, the relationship of such customers and vendors will not be materially adversely affected by the consummation of the transactions contemplated by this Agreement.

Section 4.24 Notes and Accounts Receivable. All notes and accounts receivable of the Company and the Subsidiary are reflected properly on the Company Financial Reports and Company Balance Sheet, are valid receivables which arose in the ordinary course of business from bona fide transactions, subject to no set-offs or counterclaims, subject only to the reserve for bad debts set forth on the face of the Company Financial Reports and Company Balance Sheet.

Section 4.25 Questionable Payments. None of the Company or the Subsidiary nor any of their respective directors, officers or other employees has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or the Subsidiary; or (ii) made any political contributions which would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. None of the Company or the Subsidiary or any of their respective directors, officers or other employees nor, to the Company's knowledge, any customer or supplier of the Company or the Subsidiary, has been subject to any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or the Subsidiary or with respect to any political contribution.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                  INTRACEL PARENT AND INTRACEL ACQUISITION SUB

     Intracel Parent and Intracel Acquisition Sub represent and warrant to the Company as follows:

Section 5.01 Organization. Intracel Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Intracel Parent and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Intracel Parent and its subsidiaries, taken as a whole. Intracel Parent has heretofore delivered to the Company accurate and complete copies of the charter and bylaws, as currently in effect, of Intracel Parent and each of its subsidiaries.

Section 5.02 Capitalization. (a) The authorized capital stock of Intracel Parent consists of (i) 3,000,000 shares of Preferred Stock, $.01 par value per share, of which 730,000 shares have been designated Series A Preferred, 850,000 shares have been designated Series A-1 Preferred, 155,000 shares have been designated Series A-2 Preferred and 200,000 shares have been designated Series A-3 Preferred and (ii) 5,000,000 shares of Intracel Parent Common Stock. As of the date hereof, 2,475,668 shares of Intracel Parent Common Stock were issued and outstanding, 591,786 shares of Series A Preferred were issued and outstanding, 638,392 shares of Series A-1 Preferred were issued and outstanding, 42,624 shares of Series A-2 Preferred were issued and outstanding and 145,023 shares of Series A-3 Preferred were issued and outstanding. All of the foregoing shares of capital stock of Intracel Parent are validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. 400,000 shares of Intracel Parent Common Stock have been reserved for issuance in the event options granted pursuant to the 1989 and 1990-91 Stock Option Plans of Intracel Parent ("INTRACEL PARENT STOCK PLANS") are exercised. As of the date hereof, 355,517 shares of Intracel Parent Common Stock were issuable upon exercise of options pursuant to the Intracel Parent Stock Plans. Section 5.02(a) of the disclosure schedule attached hereto relating to Intracel Parent (the "INTRACEL PARENT DISCLOSURE SCHEDULE") sets forth each other subscription, option, warrant, call, right, convertible security or other agreement or commitment of any character obligating Intracel Parent to issue, transfer or sell any security, and, as to each such security, agreement or commitment, the average conversion or exercise price thereof, a range of the conversion or exercise prices and the effects of the Merger and the other transactions contemplated hereby on such security, agreement or commitment, including pursuant to antidilution provisions thereof.

All shares of Intracel Parent Shares which are to be issued pursuant to the Merger or the other transactions contemplated hereby, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth above or in Section 5.02(a) of the Intracel Parent Disclosure Schedule or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of Intracel Parent issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Intracel Parent to issue, transfer or sell any of its securities.

               (b) Section 5.02(b) of the Intracel Parent Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of Intracel Parent. Except as disclosed in Section 5.02(b) of the Intracel Parent Disclosure Schedule, Intracel Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock of each of Intracel Parent's subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in Section 5.02(b) of the Intracel Parent Disclosure Schedule, are owned either by Intracel Parent or another of its subsidiaries free and clear of all liens, charges, claims or encumbrances. Except as set forth in Section 5.02(b) of the Intracel Parent Disclosure Schedule, there are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of Intracel Parent's subsidiaries, or otherwise obligating Intracel Parent or any such subsidiary to issue, transfer or sell any such securities. Except as set forth in Section 5.02(b) of the Intracel Parent Disclosure Schedule, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Intracel Parent or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock of Intracel Parent or any of Intracel Parent's subsidiaries. Except as set forth above or in Section 5.02(b) of the Intracel Parent Disclosure Schedule, there are no persons or entities (other than subsidiaries of Intracel Parent) in which Intracel Parent or any of its subsidiaries has any voting rights or equity interests.

Section 5.03 Authority Relative to this Agreement. Each of Intracel Parent and Intracel Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Intracel Parent and Intracel Acquisition Sub and by Intracel Parent as the sole stockholder of Intracel Acquisition Sub and no other corporate proceedings on the part of Intracel Parent or Intracel Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the affirmative vote of a majority of each of the Intracel Parent Common Stock, Series A Stock, Series A-1 Stock, Series A-2 Stock and Series A-3 Stock entitled to vote on the amendment to the Certificate of Incorporation of Intracel Parent contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by each of Intracel Parent and

Intracel Acquisition Sub and constitutes a valid and binding agreement of each of Intracel Parent and Intracel Acquisition Sub, enforceable against each of Intracel Parent and Intracel Acquisition Sub in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency or other laws of general applicability relating to or affecting creditors rights and to general equity principles.

Section 5.04 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, state securities laws and the filing and recordation of a Certificate of Merger, as required by the GCL, and such other filings, permits, authorizations, consents or approvals which if not obtained or made would not individually or in the aggregate have a Material Adverse Effect on Intracel Parent, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by Intracel Parent or Intracel Acquisition Sub of the transactions contemplated by this Agreement. Except as set forth in Section 5.04 of the Intracel Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Intracel Parent or Intracel Acquisition Sub nor the consummation by Intracel Parent or Intracel Acquisition Sub of the transactions contemplated hereby nor compliance by Intracel Parent or Intracel Acquisition Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the charter or bylaws of Intracel Parent or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Intracel Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any material order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Intracel Parent, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of Intracel Parent and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

Section 5.05 Financial Statements. Intracel Parent's unaudited consolidated financial statements dated December 31, 1996 ("INTRACEL PARENT FINANCIAL REPORTS") attached to Section 5.05 of the Intracel Parent Disclosure Schedule and unaudited consolidated interim financial statements dated June 30, 1997 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Intracel Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "INTRACEL PARENT BALANCE SHEET" means the consolidated balance sheet of the Company as of June 30, 1997 and "INTRACEL PARENT BALANCE SHEET DATE" means June 30, 1997.

Section 5.06 Absence of Certain Changes. Except as set forth in the Intracel Parent Financial Reports, including the Intracel Parent Balance Sheet, or
Section 5.06 of the Intracel Parent Disclosure Schedule, and except as contemplated by this Agreement, since June 30, 1997 neither Intracel Parent nor any of its subsidiaries has taken any of the actions set forth in Sections 6.01(a)
to (h), suffered any adverse changes in its business, operations or financial condition which are material to Intracel Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Intracel Parent operates, including changes due to actual or proposed changes in law or regulation) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice.

Section 5.07 No Undisclosed Liabilities. Except as and to the extent set forth in the Intracel Parent Financial Reports, the Intracel Parent Balance Sheet or
Section 5.07 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries had on the date of such Intracel Parent Financial Report or on the Intracel Parent Balance Sheet Date any material liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Intracel Parent and its subsidiaries. Except as and to the extent set forth in Section 5.07 of the Intracel Parent Disclosure Schedule, since June 30, 1997 neither Intracel Parent nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of Intracel Parent and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 5.08 No Default. Except as set forth in Section 5.08 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or its bylaws, (ii) any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Intracel Parent or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) to the knowledge of Intracel Parent, any material order, writ, injunction, decree, statute, rule or regulation applicable to Intracel Parent or any of its subsidiaries, which defaults or violations would have a Material Adverse Effect on Intracel Parent or which would prevent or delay the consummation of the transactions contemplated hereby.

Section 5.09 Litigation. Except as disclosed in Section 5.09 of the Intracel Parent Disclosure Schedule, there is no action, suit, proceeding or, to the best knowledge of Intracel Parent, review or investigation pending or, to the best knowledge of Intracel Parent, threatened involving Intracel Parent or any of its subsidiaries, at law or in equity, or before any Governmental Entity which are reasonably likely to have a Material Adverse Effect on Intracel Parent.

Section 5.10 Compliance with Applicable Law. Intracel Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective business (the "INTRACEL PARENT PERMITS"), except for failures to hold such Intracel Parent Permits which would not have a Material Adverse Effect on the Intracel Parent. Intracel Parent and its subsidiaries are in compliance with the terms of the Intracel Parent Permits, except where the failure so to comply would not have a Material Adverse Effect on the Intracel Parent. The businesses of Intracel Parent and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which or in the aggregate do not and would not have a Material Adverse Effect on Intracel Parent.

Section 5.11 Taxes. Except as set forth in Section 5.11 of the Intracel Parent Disclosure Schedule, Intracel Parent and each of its subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it, and Intracel Parent and each of its subsidiaries has duly paid, caused to be paid or made adequate provision for the payment of all Taxes shown to be due in respect of the periods covered by such tax returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits, known to Intracel Parent, by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Intracel Parent Financial Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect on Intracel Parent, other than those heretofore paid or provided for. Except as set forth in
Section 5.11 of the Intracel Parent Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of Intracel Parent or its subsidiaries.

Section 5.12 ERISA. (a) With respect to each employee benefit plan (including, without limitations, any "employee benefit plan," as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding and any employment or change in control agreements (all the foregoing being herein called the "INTRACEL PARENT BENEFIT PLANS"), maintained or contributed to by Intracel Parent or any of its subsidiaries as of the date hereof, Intracel Parent has made available to the Company a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS,
(ii) such Intracel Parent Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Intracel Parent Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Intracel Parent Benefit Plan subject to Title IV of ERISA. All Intracel Parent Benefit Plans are set forth on Section 5.12(a) of the Intracel Parent Disclosure Schedule. None of the Intracel Parent Benefit Plans are multiemployer plans within the meaning of
Section 3(37) of ERISA or have been at any time since September 26, 1980. Each of the Plans covered by ERISA (a) has been operated in all material respects in accordance with ERISA, (b) has met the minimum funding standards of Section 412 of the Code and (c) which is intended to be qualified under Section 401(a) of the Code, has received or applied for a favorable determination letter from the IRS, and Intracel Parent is not aware of any circumstances likely to result in a revocation of such determination letter. No notice of "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan or by the single-employer of an ERISA Affiliate as of the date hereof, within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement. Neither Intracel Parent nor any subsidiary has engaged in a transaction with respect to any Intracel Parent Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Intracel Parent or any of its subsidiaries to a material tax or penalty imposed by either
Section 4975 of the Code or Section 502(i) of ERISA.

               (b) With respect to the Intracel Parent Benefit Plans, no event has occurred, and to the knowledge of Intracel Parent or any of its subsidiaries, there exists no condition or set of circumstances which in the aggregate are reasonably likely to occur in connection with which Intracel Parent or any of its subsidiaries would be subject to any liability that would have a Material Adverse Effect on Intracel Parent, (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

               (c) Except as set forth in Section 5.12(c) of the Intracel Parent Disclosure Schedule, with respect to the Intracel Parent Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Intracel Parent or any of its subsidiaries, which obligations are reasonably likely to have a Material Adverse Effect on Intracel Parent.

               (d) Neither Intracel Parent nor any of its subsidiaries has any obligations for retiree health and life benefits under any Intracel Parent Benefit Plan, except as set forth in Section 5.12(d) of the Intracel Parent Disclosure Schedule.

Section 5.13 Title to Property. Except as set forth in Section 5.13 of the Intracel Parent Disclosure Schedule, Intracel Parent and its subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Intracel Parent Balance Sheet or acquired after the Intracel Parent Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Intracel Parent Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Intracel Parent Balance Sheet. The plants, property and equipment of Intracel Parent and its subsidiaries that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Intracel Parent and its subsidiaries are reflected in the Intracel Parent Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Section 5.13 of the Intracel Parent Disclosure Schedule identifies each material parcel of real property owned or leased by Intracel Parent or any of its subsidiaries.

Section 5.14 Intellectual Property.

   (a) To Intracel Parent's knowledge, Intracel Parent and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intracel Parent Intellectual Property") that are used in the business of Intracel Parent and its subsidiaries as currently conducted, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Intracel Parent.

   (b) Section 5.14(b) of the Intracel Parent Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intracel Parent Intellectual Property, including the jurisdictions in which each such Intracel Parent Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Intracel Parent is a party and pursuant to which any person is authorized to use any Intracel Parent Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Intracel Parent is a party and pursuant to which Intracel Parent is authorized to use any Third Party Intellectual Property rights which are incorporated in, are, or form a part of any Intracel Parent product.

   (c) To the knowledge of Intracel Parent, there is no unauthorized use, disclosure, infringement or misappropriation of any Intracel Parent Intellectual Property rights, any trade secret material to Intracel Parent or any of its subsidiaries, by any third party, including any employee or former employee of Intracel Parent or any of its subsidiaries. To the knowledge of Intracel Parent, there is no unauthorized use, disclosure, infringement or misappropriation by Intracel Parent or any of its subsidiaries of any Third Party Intellectual Property right to the extent licensed by or through Intracel Parent or any of its subsidiaries. Except as set forth in
        Section 5.14(c) of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property, other than indemnification provisions contained in sales agreements arising in the ordinary course of business. Except as set forth in Section 5.14(c) of the Intracel Parent Disclosure Schedule, there are no royalties, fees or other payments payable by Intracel Parent or any of its subsidiaries to any Person by reason of the ownership, use, sale or disposition of Third Party Intellectual Property.

   (d) Except as set forth in Section 5.14(d) of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is nor will any of such parties be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intracel Parent Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Intracel Parent.

   (e) To Intracel Parent's knowledge, all patents, registered trademarks, service marks and copyrights held by Intracel Parent and any of its subsidiaries are valid and subsisting.

        Except as set forth in Section 5.14(e) of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has brought any action, suit or proceeding for infringement of Intracel Parent or Third Party Intellectual Property or breach of any license or agreement involving Intracel Parent Intellectual Property against any third party.

   (f) Section 5.14(f) of the Intracel Parent Disclosure Schedule sets forth a list of all officers, employees and consultants of Intracel Parent or any of its subsidiaries who have executed and delivered to Intracel Parent an agreement regarding the protection of proprietary information and the assignment to Intracel Parent of all Intracel Parent Intellectual Property arising from services performed for Intracel Parent by such persons.

   (g) Except as set forth in Section 5.14(g) of the Intracel Parent Disclosure Schedule, all use, disclosure or appropriation by Intracel Parent or any of its subsidiaries of Confidential Information has been pursuant to the terms of a written agreement between Intracel Parent or such subsidiary, and such third party or is otherwise lawful. Except as set forth in
        Section 5.14(g) of the Intracel Parent Disclosure Schedule, all use, disclosure or appropriation by Intracel Parent or any of its subsidiaries of Confidential Information not owned by Intracel Parent or any of its subsidiaries has been pursuant to the terms of a written agreement between Intracel Parent or such subsidiary, and the owner of such Confidential Information, or is otherwise lawful.

Section 5.15  Interested Party Transactions.  Except as set forth in
Section 5.15 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is indebted to any director, officer, employee or agent of Intracel Parent or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Intracel Parent or any of its subsidiaries.

Section 5.16 Insurance. Intracel Parent and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Intracel Parent and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Intracel Parent and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Intracel Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 5.17  Products.

   (a) Except as set forth in Section 5.17 of the Intracel Parent Disclosure Schedule, there are no statements, citations, warning letters, FDA Forms 483, or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by Intracel Parent or any of its subsidiaries ("INTRACEL PARENT PRODUCT") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any Intracel Parent Product. To the knowledge of Intracel Parent, there is (i) no fact relating to any Intracel Parent Product that may give rise to a recall of any Intracel Parent Product or a duty to warn of a defect in any Intracel Parent Product and (ii) no latent or overt design, manufacturing or other defect in any Intracel Parent Product.

   (b) All Intracel Parent Products used, marketed or distributed by Intracel Parent or any of its subsidiaries in clinical investigations are subject to all applicable licenses, registrations, approvals, clearances, and authorizations required by local, state and federal agencies, foreign or domestic, regulating the safety, effectiveness, and market clearance of medical devices, which licenses, registrations, approval, clearances and authorizations are held by Intracel Parent or one of its subsidiaries and were obtained by Intracel Parent or such subsidiary on or before the date when same were required. Those licenses, registrations, approvals, clearances, and authorizations will not be affected or impaired by the Merger.

   (c) Intracel Parent and one of its subsidiaries is in full possession of all supportive materials and data substantiating representations made to the FDA in its material filings therewith, including any and all testing data in the possession or under the control of Intracel Parent, whether or not submitted to the FDA. The Intracel Parent Products perform in compliance with the representations and performance specifications as contained in said filings.

   (d) There is no proceeding by the FDA or any other governmental agency, including but not limited to a grand jury investigation, a 405 hearing, a civil penalty proceeding brought at any time in the past relating to the safety or efficacy of Intracel Parent Products and, to Intracel Parent's knowledge, there is no basis for such a proceeding.

Section 5.18 Interim Operations of Intracel Acquisition Sub. Intracel Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 5.19 Change in Control. Except as set forth in Section 5.19 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is a party to any contract, agreement or understanding which contains a "change in control" or "potential change in control" provision. Except as set forth in the Intracel Parent Financial Reports or Section 5.19 of the Intracel Parent Disclosure Schedule, there are no agreements or understandings between Intracel Parent and its subsidiaries, on the one hand, and any affiliates of Intracel Parent (other than subsidiaries of Intracel Parent), on the other hand.

Section 5.20          Environmental, Health, and Safety.

   (a) Intracel Parent and its subsidiaries (A) have complied with all applicable Environmental, Health, and Safety Laws governing Intracel Parent and its subsidiaries in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (B) have obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under all applicable Environmental, Health, and Safety Laws governing Intracel Parent and its subsidiaries, and (C) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws governing Intracel Parent and its subsidiaries.

   (b) To the knowledge of Intracel Parent, Intracel Parent and its subsidiaries have no material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), there is no fact or circumstance that with the passage of time, or occurrence of other reasonably foreseeable events would give rise to any material liability, and Intracel Parent and its subsidiaries have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law governing Intracel Parent and its subsidiaries.

Section 5.21 Employment and Labor Matters. Section 5.21 of the Intracel Parent Disclosure Schedule contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of Intracel Parent and its subsidiaries who have an annual aggregate remuneration of $80,000 or more. Intracel Parent and its subsidiaries have and currently are conducting their respective businesses in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment. Except as disclosed in
Section 5.21 of the Intracel Parent Disclosure Schedule, to Intracel Parent's knowledge, the relationships of Intracel Parent and its subsidiaries with their respective employees are good; to Intracel Parent's knowledge, there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving Intracel Parent and its subsidiaries and, to Intracel Parent's knowledge, no attempt is currently being made or during the past three years has been made to organize any employees of Intracel Parent and its subsidiaries to form or enter a labor union or similar organization. Section 5.21 of the Intracel Parent Disclosure Schedule contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

Section 5.22 Contracts. Section 5.22 of the Intracel Parent Disclosure Schedule lists all the material contracts and arrangements to which Intracel Parent or any of its subsidiaries is a party or by which it is bound, or to which any of its assets or properties is subject. Intracel Parent has delivered to the Company true and complete copies of each document listed in Section 5.22 of the Intracel Parent Disclosure Schedule, and a written description of each oral arrangement so listed. Except as disclosed in Section 5.22 of the Intracel Parent Disclosure Schedule, all such contracts and arrangements are in full force and effect, and neither Intracel Parent nor any of its subsidiaries is in default under any of them, nor, to the knowledge of Intracel Parent, is any other party to any such contract or arrangement in default thereunder.

Section 5.23 Predominant Customers. Except as set forth on Section 5.23 of the Intracel Parent Disclosure Schedule, no single customer of Intracel Parent or any of its subsidiaries accounts or accounted for over five percent (5%) of the total consolidated revenues of Intracel Parent and its subsidiaries (the "Intracel Dollar Threshold") during the twelve (12) month period immediately preceding the date of this Agreement.

Section 5.24   Change in Customers or Vendors.  Except as set forth on Section
5.24 of the Intracel Parent Disclosure Schedule, no customer or vendor whose annual volume of purchases or sales during Intracel Parent's fiscal year ended December 31, 1996 exceeded the Intracel Dollar Threshold, has indicated to Intracel Parent or any of its subsidiaries, or to any of their respective officers or directors that it intends to cease doing business with Intracel Parent or such subsidiary, or materially alter the amount or pricing of the business done with Intracel Parent or such subsidiary, respectively. To the knowledge of Intracel Parent, the relationship of such customers and vendors will not be materially adversely affected by the consummation of the transactions contemplated by this Agreement.

Section 5.25 Notes and Accounts Receivable. All notes and accounts receivable of Intracel Parent and its subsidiaries are reflected properly on the Intracel Parent Financial Reports and Intracel Parent Balance Sheet, are valid receivables which arose in the ordinary course of business from bona fide transactions, subject to no set-offs or counterclaims, subject only to the reserve for bad debts set forth on the face of the Intracel Parent Financial Reports and Intracel Parent Balance Sheet.

Section 5.26 Questionable Payments. None of Intracel Parent, its subsidiaries, or any of their respective directors, officers or other employees has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Intracel Parent and its subsidiaries, or (ii) made any political contributions which would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. None of Intracel Parent, its subsidiaries, or any of their respective directors, officers or other employees nor, to Intracel Parent's knowledge, any customer or supplier of Intracel Parent or any of its subsidiaries, has been subject to any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Intracel Parent or its subsidiaries or with respect to any political contribution.


                                   ARTICLE VI

                                    COVENANTS


Section 6.01 Covenants of the Company and Intracel Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and Intracel Parent each agree as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, Section 6.01 of the Company Disclosure Schedule or the Intracel Parent Disclosure Schedule, as the case may be, or to the extent that the other party shall otherwise consent in writing):

   (a) Each party and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice and (i) use its best efforts to preserve its business intact, keep available the services of all of its present officers, employees, agents and representatives, and preserve the goodwill of all suppliers, customers, clients and others having business relations with it or any of its subsidiaries; (ii) maintain its corporate existence and good standing in its state of incorporation; (iii) keep and maintain in good condition, repair and working order all buildings, offices, stores and other structures and all machinery, tools, equipment, fixtures and other property of it and its subsidiaries and observe and conform to all material terms and conditions upon or under which any of their properties is held; and (iv) continue and maintain in full force and effect all insurance now maintained and promptly proceed with the repair, restoration or replacement of any asset or property damaged or destroyed by fire or other casualty after the date hereof, whether insured or uninsured, subject to the rights, if any, of the lessors or mortgagees thereof.

   (b) Except for such transaction disclosed in the appropriate party's Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, nor shall any party or subsidiary propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries.

   (c) No party shall, nor shall any party permit any of its subsidiaries to, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof or disclosed in Sections 4.02 and 5.02, or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof, other than the issuance of Company Shares or shares of Intracel Parent Shares, as the case may be, upon the exercise of stock options pursuant to Company Stock Plan or Intracel Parent Stock Plans and upon the exercise or conversion of other Intracel Parent and Company options, warrants or rights, in each case outstanding on the date of this Agreement and in accordance with their present terms.

   (d)  No party shall amend or propose to amend its charter or bylaws.

   (e) No party shall, nor shall any party permit any of its subsidiaries to, acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to such party and its subsidiaries taken as a whole, except pursuant to obligations in effect on the date hereof, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice.

   (f) No party shall, nor shall any party permit any of its subsidiaries to, incur any indebtedness for borrowed money (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

   (g) No party shall, nor shall any party permit any of its subsidiaries to pay, discharge or satisfy any claims, liabilities or obligations in excess of $350,000 (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of any party and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice.

   (h) No party shall change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles).

   (i) No party shall, nor shall any party permit any of its subsidiaries to, agree to take any of the foregoing actions or take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

   (j) Each of the parties shall give prompt notice to the other party of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of it and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Articles IV and V; and (iii) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries, taken as a whole.

   (k) The parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

Section 6.02    Additional Covenants of the Company and Intracel Parent.

   (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and Intracel Parent agrees as to itself and its subsidiaries that it will not, without the prior written consent of the other party, except as contemplated by this Agreement or required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan or Intracel Parent Benefit Plan, as the case may be, or other employee benefit plan or any agreement, arrangement, plan or policy between the Company or Intracel, as the case may be, and one or more of its directors or executive officers or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or Intracel, as the case may be, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

   (b) (i) At the Effective Time, each outstanding option to purchase Company Shares (a "COMPANY STOCK OPTION") under the Company Stock Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Intracel Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (1) the exercise price for the Company Stock Option divided by (2) the Common Conversion Ratio. In the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 and 424 of the Code ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code;
        (ii) as soon as practicable after the Effective Time, Intracel Parent shall deliver to the holders of the Company Stock Options set forth in
        Section 6.02(b) (i) appropriate notices setting forth such holders' rights pursuant thereto and such Company Stock Options, including that the grants or awards pursuant to the Company Stock Option Plan, shall continue in effect on the same terms and conditions (including further antidilution provisions, and subject to the adjustments required by this
        Section 6.02(b) after giving effect to the Merger). Intracel Parent shall comply with the terms of such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, any such Company Stock Option Plan, that the Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

   (c) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective without limitation, (i) such actions as may be required to be taken under the Securities Act and applicable state securities laws in connection with the issuances contemplated hereby, and (ii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

Section 6.03 No Solicitation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, none of the Company, Intracel Parent or any of their respective subsidiaries, affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving the Company, Intracel Parent or any of their respective subsidiaries or divisions (other than the transactions contemplated by this Agreement). During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall promptly advise Intracel Parent, and Intracel Parent shall promptly advise the Company, of any such inquiries or proposals which are proposed by any third parties on an unsolicited basis.

Section 6.04 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Intracel Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Intracel Parent shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

Section 6.05 Stockholders Meetings. Each of the Company and Intracel Parent shall either duly call, give notice of, convene and hold a meeting of its stockholders or solicit the consents of its stockholders as promptly as practicable for the purpose of voting, in the case of the Company, upon this Agreement and related matters and, in the case of Intracel Parent, upon the amendment to the Certificate of Incorporation of Intracel Parent and the issuance of Intracel Parent Shares pursuant hereto. Intracel Parent and the Company will, through their respective Board of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings or consent solicitations and shall use their best efforts, if applicable, to hold such meetings on the same day and as soon as practicable after the date hereof, and shall use their best efforts to secure the approval of their stockholders for the transactions contemplated herein.

Section 6.06 Brokers or Finders. Each of Intracel Parent and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Vector Securities International, Inc., whose fees and expenses will be paid (a) by the Company in accordance with the Company's agreement with such firm (of which a copy has been delivered by the Company to Intracel Parent prior to the date of this Agreement), and (b) by Intracel Parent in accordance with Intracel Parent's agreement with such firm (of which a copy has been delivered by Intracel Parent to the Company prior to the date of this Agreement), and each of Intracel Parent and the Company agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

Section 6.07 Consents, Approvals and Filings. The Company and Intracel Parent will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the Securities Act and applicable state securities laws, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Company and Intracel Parent will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents, waivers and approvals of all third parties necessary for the consummation of the transactions contemplated by this Agreement and to enable each of the Company and Intracel Parent to conduct and operate its business substantially as presently conducted. Each of the Company and Intracel Parent shall use reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entity may reasonably request.


                                  ARTICLE VII

                                   CONDITIONS

Section 7.01   Conditions to Each Party's Obligation to Effect the Merger.
The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

   (a) This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Company Common Stock, a majority of the outstanding Company Series A Preferred and a majority of the outstanding Company Series B Preferred, and the issuance of Intracel Parent Shares pursuant to the Merger, the amendment of the Certificate of Incorporation of Intracel Parent and the other terms of this Agreement shall have been approved by the affirmative vote of the Intracel Parent shareholders in accordance with the provisions of Delaware Law and the respective certificate of incorporation and bylaws of each of the Company and Intracel Parent.

   (b) Other than the filing provided for by Section 2.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity (other than the filing of a Form D under the applicable regulations promulgated under the Securities Act), and all required third party consents, the failure to obtain which would have a Material Adverse Effect on Intracel Parent and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. Intracel Parent shall have received all state securities or Blue Sky permits and other authorizations necessary to issue the Intracel Parent Shares pursuant to the Merger and the other terms of this Agreement.

   (c) No statute, rule, regulation, executive order, decree or injunction which prohibits the consummation of the Merger, or limits or restricts the operation of Intracel Parent following the Merger, shall have been enacted, entered, promulgated or enforced by any court or governmental authority and be in effect.

   (d)  The Amended and Restated Certificate of Incorporation of Intracel
        Parent shall have been filed with the Secretary of State of the State of Delaware.

   (e) Mr. Hanna shall have delivered the letter in substantially the form of Exhibit B hereto.

   (f) The Shareholders Agreement in substantially the form of Exhibit C hereto shall have been duly executed and delivered by each of the parties thereto.

   (g) The Registration Rights Agreement in substantially the form of Exhibit D hereto shall have been duly executed and delivered by each of the parties thereto.

   (h) The Employment Agreements between Intracel Parent and each of Simon McKenzie and Michael Hanna, respectively, in a form mutually agreeable to each such respective party,in substantially the form of Exhibit E hereto, shall have been duly executed and delivered by each of the parties thereto.

   (i) Intracel Parent and the Company shall have received opinions from Sullivan & Cromwell and Morrison & Foerster, LLP, each dated at the Effective Time and addressed to Intracel Parent and the Company, stating that the Merger will qualify as a reorganization under section 368(a) of the Code. In rendering such opinions, each counsel shall be entitled to require and to rely upon representations and agreements contained in certificates from Intracel Parent, the Company and such other parties as they shall deem reasonably necessary.

Section 7.02 Conditions of Obligations of Intracel Parent and Intracel Acquisition Sub. The obligations of Intracel Parent and Intracel Acquisition Sub to effect the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Intracel Parent and Intracel Acquisition Sub:

   (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

   (b) From the date of this Agreement through the Closing Date, except as set forth in Section 4.05 of the Company Disclosure Schedule, the Company shall not have suffered any adverse changes in its business, operations or financial condition which are material to the Company and its subsidiaries taken as a whole (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby).

   (c) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, in all material respects, other than the filing of the Certificate of Merger.

   (d) At the Closing, the Company shall have furnished Intracel Parent with copies of (i) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement, (ii) the resolutions duly adopted by the holders of Company Common Stock, Company Series A Preferred and Company Series B Preferred approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of the Company and (iii) a Certificate of the Secretary of the Company setting forth the capitalization of the Company on the Closing Date, immediately prior to the Effective Time, as specified in Section 4.02.

   (e) At the Closing, the Company shall have furnished Intracel Parent with an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Intracel Parent and its counsel, to the effect that:

        (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

        (ii) the Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

        (iii) all of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and none of such issued Company Shares were issued in violation of any preemptive rights of shareholders of the Company;

        (iv) this Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, fraudulent transfer, reorganization, moratorium, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (v) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company prior to the Effective Time under the Federal laws of the United States or the General Corporation Law of the State of Delaware for the consummation of the transactions contemplated by this Agreement by the Company, have been made or obtained.

     In rendering the foregoing opinion (the "COMPANY PRIMARY OPINION"), such counsel may rely on certificates of officers and other agents of the Company and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than New York and the General Corporation Law of the State of Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Intracel Parent and its counsel, provided such reliance is expressly noted in the Company Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Company Primary Opinion. Notwithstanding the foregoing, such counsel shall not be required to express an opinion with respect to any matters relating to FDA consents, authorizations, approvals or filings;

               (f) The Company shall have issued shares of Company Series B Preferred to Mentor Corporation substantially in accordance with the terms set forth in the Strategic Alliance Terms Sheet previously delivered to Intracel Parent.

               (g) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to Intracel Parent, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

Section 7.03 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the Company:

   (a) The representations and warranties of Intracel Parent and Intracel Acquisition Sub set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on Intracel Parent.

   (b) From the date of this Agreement through the Closing Date, except as set forth in Section 5.06 of the Intracel Parent Disclosure Schedule, Intracel Parent shall not have suffered any adverse changes in its business, operations or financial condition which are material to Intracel Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Intracel Parent operates, including changes due to actual or proposed changes in law or regulation)

   (c) Intracel Parent and Intracel Acquisition Sub shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, other than the filing of the Certificate of Merger.

   (d) At the Closing, Intracel Parent and Intracel Acquisition Sub shall have furnished the Company with copies of (i) resolutions duly adopted by their respective Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, (ii) the resolutions duly adopted by the shareholders of Intracel Parent approving the issuance of Intracel Parent Shares and the amendment to the Certificate of Incorporation of Intracel Parent, such resolutions to be certified by the Secretary or Assistant Secretary of Intracel

        Parent, (iii) the resolutions duly adopted by the sole shareholder of Intracel Acquisition Sub approving and adopting this Agreement and the Merger, (iv) a certificate of the Secretary of Intracel Parent setting forth the capitalization of Intracel Parent on the Closing Date, immediately prior to the Effective Time, as specified in Section 5.02 and (v) audited Intracel Parent Financial Reports.

   (e) At the Closing, Intracel Parent shall have furnished the Company with an opinion, dated the Closing Date, of counsel to the Intracel Parent and Intracel Acquisition Sub, in form and substance satisfactory to the Company and its counsel, to the effect that:

        (i) Each of Intracel Parent, Intracel Acquisition Sub and Bartels Inc. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation;

        (ii) the Intracel Parent Shares to be issued under the Agreement (the "Subject Shares") have been duly authorized and, upon consummation of the transactions contemplated by the Agreement, will be validly issued, fully paid and nonassessable, and such issuance is not subject to any preemptive rights of shareholders of Intracel Parent;

        (iii) this Agreement has been duly authorized, executed and delivered by Intracel Parent and Intracel Acquisition Sub and constitutes the legal, valid and binding obligation of each, enforceable against Intracel Parent and Intracel Acquisition Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination;

        (iv) no registration with, consent or approval of, notice to, or other action by, any governmental entity of the United States and the General Corporation Law of the State of Delaware is required on the part of Intracel Parent or Intracel Acquisition Sub for the execution, delivery or performance of this Agreement by Intracel Parent or Intracel Acquisition Sub, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such appropriate action has been taken; and

        (v) none of the transactions contemplated by this Agreement will require registration under Section 5 of the Securities Act of 1933, as amended.

     In rendering the foregoing opinion (the "INTRACEL PRIMARY OPINION"), such counsel may rely on certificates of officers and other agents of the Company, Intracel Parent or Intracel Acquisition Sub, the stockholders of such entities, and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than New York and the General Corporation Law of the State of Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Intracel Parent and its counsel, provided such reliance is expressly noted in the Intracel Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Intracel Primary

Opinion. Notwithstanding the foregoing, such counsel shall (i) be permitted, in connection with rendering the opinion set forth in clause (v), to assume that the information statement delivered to the Company's shareholders complies with Rule 502 promulgated under the Securities Act and (ii) not be required to express an opinion with respect to any matters relating to FDA consents, authorizations, approvals or filings.

           (f) Intracel Parent shall have furnished to the Company evidence that Intracel Parent and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed by it, that the aggregate amounts of all taxes owed pursuant to such returns shall in no event exceed $10,000 and that any penalties imposed or to be imposed for filing such returns late shall not be material to Intracel Parent.

           (g) Intracel Parent shall have furnished to the Company a copy of Intracel Parent's audited consolidated financial statements for the year ended December 31, 1996 as audited by Ernst & Young LLP (the "Audited Financials"). Such Audited Financials shall not be substantially different than the Intracel Parent Financial Reports attached to the Intracel Parent Disclosure Schedule, and shall contain an unqualified opinion by Ernst & Young LLP.

           (h) Intracel Parent shall have furnished to the Company an amendment (the "Amendment") to each of the following agreements, in a form reasonably satisfactory to the Company: (i) the Loan Documents (as such term is defined in the Credit Agreement, dated as of November 16, 1995, as amended, among Intracel Parent, Credit Anstalt Bankverien, as agent, and the lenders party thereto) (the "CreditAnstalt Agreements"); (ii) the Secured Promissory Note, dated December 27, 1995, as amended, by Intracel Parent in favor of Northstar Advantage High Total Return Fund (the "Northstar Agreement"); and (iii) the Secured Promissory Note, dated June 11, 1996, by Intracel Parent in favor of CoreStates Enterprise Fund (the "CoreStates Agreement" and, together with the CreditAnstalt Agreements and the Northstar Agreement, the "Credit Agreements"). Such Amendment shall expressly waive compliance by Intracel Parent with all of the covenants (including all affirmative and negative covenants) included in each of the Credit Agreements until December 31, 1998, except that the Amendment may contain such covenants as are reasonably acceptable to the Company.

           (i) Intracel Parent shall have furnished to the Company, in a form reasonably satisfactory to the Company, the renewal of the License Agreement, dated as of June 1, 1994, between Thomas Jefferson University and Intracel Parent.

           (j) Intracel Parent shall have issued shares of Intracel Parent Common Stock to CoreStates Enterprise Fund in the manner described in the Intracel Parent Disclosure Schedule.

           (k) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to the Company, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Intracel
Parent:

   (a)  by mutual consent of Intracel Parent and the Company;

   (b) by either Intracel Parent or the Company if the Merger shall not have been consummated before January 31, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

   (c) by either Intracel Parent or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

   (d) by either party if any required approval of the stockholders of Intracel Parent or the Company shall not have been obtained by reason of the failure to obtain the required vote pursuant to a written consent of shareholders, or at a duly held meeting of stockholders or at any adjournment thereof;

   (e) by Intracel Parent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured five business days prior to the Closing Date, after notice to the Company by Intracel Parent; or

   (f) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Intracel Parent or Intracel Acquisition Sub and such breach has not been cured five business days prior to the Closing Date, after notice to Intracel Parent by the Company.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided, however, that not withstanding the foregoing, nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement by such party.

Section 8.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Intracel Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                             POST CLOSING COVENANTS

     In filing federal tax returns at any time, each of Intracel Parent, the Company and Intracel Acquisition Sub will take consistent filing positions to the effect that, for federal income tax purposes, the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, and no shareholder is required to recognize income gain or loss with respect thereto.


                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.01 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time.




Section 10.02 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a)     if to Intracel Parent or Intracel Acquisition Sub, to

                             Intracel Corporation
                             1871 N.W. Gilman Blvd.
                             Issaquah, WA  98027
                             Fax:  (425) 391-0416

                             with a copy to

                             Joseph Bartlett, Esq.
                             Morrison & Foerster, LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Fax:  (212) 468-7900

                                    and

   (b)     if to the Company, to

                             PerImmune Inc.
                             1330 Piccard Drive
                             Rockville, Maryland  20850
                             Fax:  (301) 840-2161

           with a copy to


                             Edwin Williamson, Esq.
                             Sullivan & Cromwell
                             1701 Pennsylvania Ave., NW
                             Washington, D.C.  20006
                             Fax:  (202) 293-6330

Section 10.03 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 10.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 10.05 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements to be executed on the Closing Date (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise, provided that Intracel Parent may cause Intracel Acquisition Sub to assign its rights and obligations to Intracel Parent or any other wholly owned subsidiary of Intracel Parent, but no such assignment shall relieve Intracel Acquisition Sub of its obligations hereunder if such assignee does not perform such obligations.

Section 10.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

Section 10.07 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 10.08 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 10.09 Publicity. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, neither the Company nor Intracel Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

Section 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the Company, Intracel Parent and Intracel Acquisition Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                            PERIMMUNE HOLDINGS, INC.


                                            By
                                              ----------------------------------
                                               Name:
                                               Title:


                                            INTRACEL CORPORATION


                                            By
                                              ----------------------------------
                                               Name:
                                               Title:


                                            INTRACEL ACQUISITION SUB, INC.


                                            By
                                              ----------------------------------
                                               Name:
                                               Title:

                                                                 EXHIBIT 2.03(A)

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PERIMMUNE HOLDINGS, INC.

                 Adopted in Accordance with Section 242 and 245

                      of the Delaware General Corporate Law


                                    * * * * *


            FIRST. The name of the corporation is PerImmune Holdings, Inc. The date of filing of the original Certificate of Incorporation with the Secretary of State was June 28, 1996, and the name under which it was originally incorporated was PerImmune Holdings, Inc.

            SECOND. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of said corporation and has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") by the written consent of the holders of the outstanding stock entitled to vote thereon in accordance with the provisions of
Section 228 of the DGCL.

            THIRD. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

                1. The name of the corporation (hereinafter sometimes referred to as the "Corporation") is PERIMMUNE HOLDINGS, INC.

                2. The address of its registered office is in the State or Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington County, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                4. The total number of shares of stock which the corporation shall have the authority to issue is One Thousand Five Hundred (1,500) shares of Common Stock; all of such shares shall be without par value.

                5. The board of directors is authorized to adopt, amend or repeal the by-laws of the corporation. Election of directors need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                6. The corporation is to have perpetual existence.

                7. Any action required or permitted to be taken by the holders of any class or series of stock of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents.

                8. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article Eight shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

        IN WITNESS WHEREOF, PerImmune Holdings, Inc. has caused this Certificate to be signed by Simon R. McKenzie, its Chief Executive Officer, on the 2nd day of January, 1998.

                                        /s/ SIMON R. MCKENZIE
                                        ----------------------------------------

                                                                 EXHIBIT 2.03(b)


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              INTRACEL CORPORATION

                 ADOPTED IN ACCORDANCE WITH SECTION 242 AND 245

                     OF THE DELAWARE GENERAL CORPORATION LAW

            FIRST. The name of the corporation is Intracel Corporation. The date of filing of the original Certificate of Incorporation with the Secretary of State was April 30, 1997, and the name under which it was originally incorporated was Intracel Corporation.

            SECOND. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of said corporation and has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") by the written consent of the holders of the outstanding stock entitled to vote thereon in accordance with the provisions of
Section 228 of the DGCL.

            THIRD. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

                                 ARTICLE 1 NAME

        The name of this corporation is Intracel Corporation.

                     ARTICLE 2 REGISTERED OFFICE AND AGENT

        The address of the initial registered office of this corporation is 1013 Centre Road, Wilmington, County of New Castle, State of Delaware 19805, and the name of its initial registered agent at such address is Corporation Service Company.

                               ARTICLE 3 PURPOSES

        The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

                                ARTICLE 4 SHARES

        The total authorized stock of this corporation shall consist of 25,000,000 shares of common stock having a par value of $.0001 per share ("Common Stock") and 5,000,000 shares of preferred stock having a par value of $.0001 per share ("Preferred Stock"). Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or

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restrictions which are permitted by Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of this corporation.

4.1     SERIES A PREFERRED STOCK

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series A Preferred Stock of this corporation, $.0001 par value per share ("Series A Preferred Stock"), which shall consist of and be limited to a number of shares not to exceed 730,000 shares.

4.1.1   VOTING

(a) General. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4.1.4 hereof), multiplied by the number of votes per share which the holders of shares of Common Stock then have with respect to such matter, at each meeting of stockholders of this corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of this corporation for their action or consideration. Except as provided by law or as otherwise set forth herein, holders of Series A Preferred Stock shall vote together with the holders of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock) as a single class.

(b) Board Seat. The holders of records of the shares of Series A Preferred Stock, exclusively as a separate class, shall collectively be entitled to elect one (1) director to this corporation's Board of Directors. Regarding the election of other directors to this corporation's Board of Directors, the holders of record of the shares of Common Stock and any other class or series of stock entitled to vote together as one class with the Common Stock, as a single class, shall be entitled to elect the balance of the number of directors of this corporation to be elected in a given year.

(c) Quorum. At any meeting held for the purpose of electing the director to be elected exclusively by the holders of Series A Preferred, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing such director by the holders of the Series A Preferred Stock; the holders of Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock for such purpose; and the director to be elected exclusively by the holders of Series A Preferred Stock shall be elected

(d) Removal and Vacancy. The director who shall have been elected exclusively by the holders of the Series A Preferred Stock may be removed at any time by, and removed only by, the affirmative vote of the holders of a majority of the outstanding shares of such class at a special meeting of such holders called for that purpose. A vacancy in the directorship filled exclusively by the holders of Series A Preferred Stock shall be filled


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        only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock.

(e) Covenants. So long as at least 25% of the shares of Series A Preferred Stock originally authorized remain outstanding, in addition to any other rights provided by law, without first obtaining the affirmative vote or written consent of the holders of not less than 51% of the then outstanding shares of the Series A Preferred Stock, this corporation shall not:

(i) amend or repeal any provision of, or add any provision to, this corporation's Certificate of Incorporation or Bylaws if such action would materially alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock, or increase or decrease the number of shares of Series A Preferred Stock authorized hereby;

(ii) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to any such preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A Preferred Stock;

(iii) pay or declare any dividend on any capital stock of this corporation which is junior to the Series A Preferred Stock ("Junior Stock") (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares and aggregate dividends since the last payment of a cash dividend on the Series A Preferred Stock not in excess of the aggregate cash dividend payment last made in respect of the Series A Preferred Stock) while the Series A Preferred Stock remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Stock, except from employees of this corporation, upon termination of employment or otherwise, pursuant to the terms of employee stock purchase or employee stock options plans of general application which provide for the repurchase of, or right of first refusal with respect to, such Junior Stock entered into with participating employees;

(iv)        recapitalize or reclassify any shares of capital stock;

(v) merge or consolidate into or with any other corporation (except for a merger which yields to the holders of the Series A Preferred Stock an all cash consideration paid at closing equal to the then-applicable Series A Optional Redemption Price (as defined below));

(vi)        voluntarily liquidate, dissolve or wind up this corporation; or


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(vii)       materially change the principal business of this corporation.

4.1.2   DIVIDENDS

(a) The holders of record of outstanding shares of the Series A Preferred Stock shall be entitled to receive an eight percent (8%) annual dividend which shall accrue daily, and which shall be calculated on the basis of the Series A Initial Conversion Price (as defined below) for the Series A Preferred Stock. All dividend payment, regardless of form, shall be paid in quarterly installments on each of September 30, December 31, March 31 and June 30 of each year. At the election of this corporation, each dividend may be paid either in additional shares of Series A Preferred Stock or in cash until January 1, 1999 and payable only in cash from thereafter until July 1, 2001. Dividends paid in additional shares of Series A Preferred Stock shall be paid in full shares only with a cash payment (based on an assumed value of $8.00 per share) equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of this corporation or at the office of the transfer agent if a dividend is paid-in-kind, which notification will specify the number of shares of Series A Preferred Stock paid as a dividend and the recipient's aggregate holdings of Series A Preferred Stock as of that dividend payment date and after giving effect to the dividend.

(b) Dividends shall accrue until paid whether or not they have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. At the earlier of: (i) the redemption of the Series A Preferred Stock; (ii) the filing of a registration statement in respect of an underwritten public offering of the type described in Section 4.1.4(b); or (iii) the liquidation, sale or merger of this corporation, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock.

4.1.3   LIQUIDATION

(a) Preferred Stock. Upon any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of the shares of the Series A Preferred Stock together with the holders of the shares of the Series A-1 Preferred Stock, the Series A-3 Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock (all as hereinafter defined), shall first be entitled, before any distribution or payment is made with respect to the Common Stock or Junior Stock, to be paid an amount equal to the higher of:

(i) $8.00 per share of the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-3 Preferred Stock, and $45,000 per share of the Series B-1 Preferred Stock and $50,000 per share of the Series B-2 Preferred Stock, plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; or


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(ii)        such amount per share of the Series A Preferred Stock, the Series
            A-1 Preferred Stock and Series A-3 Preferred Stock, as would have been payable had each share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up of this corporation.

        If upon such liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock shall be insufficient to permit distribution in full to the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock of the amounts set forth in (i) and (ii) of this Section 4.1.3(a), then the entire remaining assets of this corporation shall be distributed ratably (based on the amount of distribution to be made pursuant to this Section 4.1.3(a)) among the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock.

(b) Junior and Common Stock. Upon any such liquidation, dissolution or winding up of this corporation, only after the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to Section 4.1.2(a), may the remaining net assets of this corporation be distributed to the holders of Common Stock and Junior Stock.

(c) Notice. Upon any such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of this corporation.

4.1.4   CONVERSION

        The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights"):

(a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 4.1.4, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series A Conversion Price (as hereinafter defined) in effect on the Series A Conversion Date (as hereinafter defined) upon the terms hereinafter set forth. In case any shares of Series A Preferred Stock is called for redemption, such right of conversion shall terminate at the close of business on the Series A Mandatory Redemption Date (as hereinafter defined) or, if this corporation shall default in the payment of the Series A Mandatory Redemption Price (as hereinafter defined), at the close of business when such payment is made.


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(b)     Automatic Conversion. Each outstanding share of Series A Preferred Stock shall automatically be converted, without any further act of this corporation or its stockholders, into fully paid and nonassessable shares of Common Stock at the Series A Conversion Price then in effect upon notice by this corporation to the holders of shares of Series A Preferred Stock of the closing of an underwritten public offering pursuant to an effective registration statement in Form S-1 or successor form under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of this corporation at a per share price of at least $8.00 in which the aggregate gross proceeds received by this corporation has equaled or exceeded $10,000,000, provided, however, that such closing of an underwritten public offering occurs no later than September 19, 1998.

(c) Conversion Price. Each share of Series A Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing
        (i) the sum of (A) $8.00 plus (B) the dollar amount of any dividends on such shares of the Series A Preferred Stock which such holder is entitled to receive, but has not yet received, by (ii) the Series A Conversion Price in effect on the Series A Conversion Date. The Series A Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series A Preferred Stock shall be $8.00. The Series A Conversion Price shall be subject to adjustment as set forth in Section 4.1.4(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

(d)     Mechanics of Conversion.

(i) The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in Section 4.1.4(a) by surrendering to this corporation or the transfer agent of this corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in Section 4.1.4(b), the outstanding shares of the Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or to its transfer agent, provided that this corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of the Series A Preferred Stock are delivered whether to this corporation or the transfer agent of their corporation. Conversion shall be deemed to have been effected on the date when delivery of the notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in Section 4.1.4(b), as the case may be, and such date is referred to herein as the "Series A Conversion Date." As promptly as practicable thereafter this corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.1.4(e). The person in whose name the


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            certificate or certificates for Common Stock are to be issued shall be deemed to have become the holder of record of such Common Stock on the applicable Series A Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Series A Preferred Stock surrendered for conversion this corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of this corporation, a new certificate covering the number of shares of the Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

(ii) This corporation shall, at all time when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, this corporation will take any corporate action which may be necessary in order that this corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

(iii) All shares of the Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Series A Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Such conversion shall be deemed to have been made at the close of business on the Series A Conversion Date, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. This corporation shall not re-issue any share of Series A Preferred Stock surrendered by the holder thereof for conversion.

(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of the Series A Preferred Stock, this corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the higher of the current marketing price or fair market value as determined by the Board of Directors of this corporation.

(f)     Adjustments to Conversion Price for Diluting Issues.


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(i)         Special Definitions. For purposes of this Section 4.1.4(f), the following definitions shall apply:

(A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (1) options granted to employees and Directors of this corporation prior to June 30, 1994 pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general, adopted by the Board of Directors of this corporation and options granted to employees, officers, directors and consultants of PerImmune Holdings, Inc. prior to January 1, 1998 pursuant to the PerImmune Holdings, Inc. 1996 Stock Option Plan (the "PerImmune Plan"), (2) 200,000 additional options to purchase shares of Common Stock granted to employees and directors of this corporation pursuant to employee benefit plans or employee stock option plans available for grants to the corporation's executives in general, subsequent to June 30, 1994 and prior to July 1, 2001; provided, that each such option shall have an exercise price equal to or greater than $6.50 per share, (3) warrants (the "Series A Warrants") issued in connection with the Convertible Preferred Stock Purchase Agreement dated July 22, 1994 (the "Series A Purchase Agreement") which evidence rights to purchase an aggregate of 52,000 shares of Common Stock (the "Series A Warrant Shares") and (4) the Series A-1 Warrants (the "Series A-1 Warrants") issued in connection with the Warrant Agreement between this corporation and Dublind Investments, L.L.C. (the "Series A-1 Warrant Agreement") which evidence rights to purchase an aggregate of 86,462 shares of Common Stock (the "Series A-1 Warrant Shares").

(B) "Original Issue Date" shall mean the date on which shares of Series A Preferred Stock were first issued.

(C) "Convertible Securities" shall mean the evidence of indebtedness, shares of other securities directly or indirectly convertible into or exchange for Common Stock.

(D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.1.4(f)(vi), deemed to be issued) by this corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(I) upon conversion of shares of Series A Preferred Stock issued pursuant to the Series A Purchase Agreement or the exercise of Series A Warrants for Series A Warrant Shares;

(II) upon conversion of shares of Series A-1 Preferred Stock issued pursuant to the Series A-1 Purchase Agreement, or conversion of the Series A-3 Preferred Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock, or the exercise of the Series A-1 Warrant for Series A-1 Warrant Shares;


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(III)             as a dividend or distribution on the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred
                  Stock, the Series A-3 Preferred Stock, the Series B-1
                  Preferred Stock or the Series B-2 Preferred Stock;

(IV) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), and (III) or this clause (IV);

(V) options granted to employees and directors of this corporation pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general;

(VI) upon conversion of the following promissory notes of PerImmune Holdings, Inc.: (a) note dated August 2, 1996 in favor of Organon Teknika Corporation (the "Organon Note") or (b) notes dated January 14, 1996 in favor of Ed Scott, Chris Kline and Meribeth Visco (the "January Notes"); or

(VII) to the holders of shares of common stock, par value $.01 per share, of PerImmune Holdings, Inc., in connection with the merger.

(ii) Adjustment for Certain Dividends and Distributions. In the event this corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. In the event this corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of this corporation other than shares of Common Stock, then and in each such event provisions shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this corporation that they would have received if (A) their Series A


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            Preferred Stock had been converted into Common Stock on the date of such event and (B) they had thereafter retained such securities and all rights and distributions relating to them.

(iv) Adjustment for Stock Splits, Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall, in accordance herewith, be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise then and in each such event the holder of each such shares of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein. If this corporation shall at any time or form time to time after the Original Issue Date effect a subdivision or combination of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before the subdivision shall be proportionately decreased or increased effective at the close of business on the date the subdivision or combination becomes effective.

(v) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of this corporation with or into another corporation or the sale of all or substantially all of the assets of this corporation to another corporation in accordance herewith, each share of Series A Preferred Stock shall thereafter be convertible for the kind and amount of shares of stock or other securities or property which a holder of the number of shares of Common Stock of this corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4.1.4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4.1.4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(vi) Adjustment For Issuance or Deemed Issuance of Additional Shares of Common Stock. If the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issued or issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock. In any such case in which Additional Shares of Common Stock are deemed to be issued:


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(A)             If such Options or Convertible Securities by their terms
                provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to this corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(B) Upon the expiration, termination or other retirement of any unexercised Option or Convertible Security, the Series A Conversion Price shall be readjusted to reflect such event; and

(C) No readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the Series A Conversion Price on the date of original issuance of Options or Convertible Securities;

                Upon the issuance or deemed issuance of any Additional Shares of Common Stock without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by this corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, that, immediately after any Additional Shares of Common Stock are issued or deemed issued and the Series A Conversion Price has been appropriately reduced, then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this
Section 4.1.4(f).

(vii) Determination of Consideration. For purposes of this Section 4.1.4(f), the consideration received by this corporation for the issue of any Additional Shares of Common Stock issued or deemed to have been issued shall be computed as follows:

(A)             Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate of cash received by this corporation for the Additional Shares of Common Stock,


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(II)              insofar as it consists of property other than cash, be the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this corporation for consideration which covers both, be the portion of such consideration which covers both, be the portion of such consideration so received which is, in the judgment of the Board of Directors allocated to the Common Stock, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by this corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.1.4(f)(vi), relating to Options and Convertible Securities, shall be determined by dividing

                                (x) the total amount, if any, received or
                        receivable by this corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to this corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                (y) the maximum number of shares of Common Stock
                        (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(viii) No De Minimis Adjustments. The applicable Series A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any of the amount or amounts so carried forward, shall aggregate $.01 or more.

(g)     [Intentionally Omitted]


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

(h) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary actin, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.1.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights against impairment.

(i) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4.1.4, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustment and readjustments,
        (ii) the Series A Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, fi any, of other property which then would be received upon the conversion of the Series A Preferred Stock.

(j)     Notice of Record Date. In the event:

(i) that this corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of this corporation;

(ii) that this corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of this corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of this corporation into or with another corporation, or of the sale of all or substantially all of the assets of this corporation; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of this corporation;

Then this corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addressed as shown on the records of this corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (A) below and at least thirty (30) days before the date specified in (B) below, a notice stating

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date of which any reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock or record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

4.1.5   REDEMPTION BY THIS CORPORATION

(a)     Mandatory Redemption.

(i) In the event that on July 1, 2001 (the "Series A Mandatory Redemption Date") there are any shares of Series A Preferred Stock still outstanding, this corporation shall redeem any and all such shares of Series A Preferred Stock for an amount, payable in cash, equal to $8.00 plus an amount equal to all dividends accrued thereon, computed to the date payment thereof is made available. The total sum payable per share of Series A Preferred Stock on the Series A Mandatory Redemption Date is referred to as the "Series A Mandatory Redemption Price."

(ii) Payment. Holders of record of shares of Series A Preferred Stock to be redeemed on the Series A Mandatory Redemption Date shall be entitled to receive the applicable Series A Mandatory Redemption Price upon actual delivery to this corporation or the transfer agent of the certificates representing the shares entitled to be redeemed. If upon the Series A Mandatory Redemption Date the assets of this corporation available for redemption are insufficient to pay the holders of outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock the full amounts to which they are entitled, such holders of shares of Series A Preferred Stock and Series A-1 Preferred Stock shall share ratably according to the respective amounts which would be payable in respect of such shares to be redeemed by the holders thereof, if all amounts payable on or with respect to such shares were paid in full.

(b)     Optional Redemption.

(i) Upon the occurrence of any Series A Optional Redemption Event this corporation will, by notice given to each holder of Series A Preferred Stock, offer to redeem all (but not fewer than all) shares of Series A Preferred Stock then owned by such holder at a price equal to:

                  105.334% of the Series A Mandatory Redemption Price if such offer to redeem is made prior to July 1, 1998;

                  104.001% of the Series A Mandatory Redemption Price if such offer to redeem is made prior to July 1, 1999;

                  102.668% of the Series A Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 1999 and prior to July 1, 2000;

                  101.335% of the Series A Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 2000 and prior to July 1, 2001;

(ii) Upon receipt of a notice given pursuant to Section 4.1.5(b), each holder of Series A Preferred Stock shall have the right to accept such offer by tender in such holder's shares to this corporation for redemption, at an address to be set froth in such notice, at any time prior to 5:00 p.m. Seattle, Washington time on the 15th day following the making of the offer to redeem by notice given as prescribed herein.

(A) The occurrence of a Change of Control shall be a Series A Optional Redemption Event, which shall be deemed to have occurred if:

                                1. any person or group of related or affiliated
                        persons shall have become the beneficial owner or owners of 40% or more of the outstanding voting stock of this corporation; provided, however, that beneficial ownership of Series A Preferred Stock shall not be given effect toward counting a person's or group of related or affiliated persons' beneficial ownership;

                                2. there shall have occurred a merger or
                        consolidation in which this corporation is not the survivor or in which holders of Common Stock of this corporation shall have become entitled to receive cash, securities of this corporation other than voting Common Stock or securities of any other person, except that a merger or consolidation which occurs for the sole purpose of moving the jurisdiction of incorporation (i.e., a reincorporation) shall not be deemed a Series A Optional Redemption Event;

                                3. at any time a majority of the members of the
                        Board of Directors of this corporation shall be persons who were elected at one or more meetings held, or by one or more consents given, by the stockholders of this corporation during the preceding twelve (12) months and who were not members of the Board of Directors twelve
                        (12) months prior to that time; or

                                4. if this corporation shall take any action
                        referred to in Section 4.1.1(e)(i) through Section 4.1.1(e)(vi) without having obtained the required consent of the holders of Series A Preferred Stock.

(c) Cancellation of Redeemed Stock. Any shares of Series A Preferred Stock redeemed pursuant to this Section 4.1.5 or otherwise acquired by this corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and


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

        this corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of this corporation's capital stock.

4.2     SERIES A-1 PREFERRED STOCK

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series A-1 Preferred Stock of this corporation, $.0001 par value per share("Series A-1 Preferred Stock"), which shall consist of and be limited to a number of shares not to exceed 850,000 shares.

4.2.1   VOTING

(a) General. Each holder of outstanding shares of Series A-1 Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A-1 Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4.2.4 hereof), multiplied by the number of votes per share which the holders of shares of Common Stock then have with respect to such matter, at each meeting of stockholders of this corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of this corporation for their action or consideration. Except as provided by law or as otherwise set forth herein, holders of Series A-1 Preferred Stock shall vote together with the holders of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock) as a single class.

(b) Covenants. So long as at least 25% of the shares of Series A-1 Preferred Stock originally authorized remain outstanding, in addition to any other rights provided by law, without first obtaining the affirmative votes or written consent of the holders of not less than 51% of the then outstanding shares of the Series A-1 Preferred Stock, this corporation shall not:

(i) amend or repeal any provision of, or add any provision to, this corporation's Certificate of Incorporation or Bylaws if such action would materially alter or change the preferences, rights, privileges or power of, or the restrictions provided for the benefit of, any Series A-1 Preferred Stock, or increase or decrease the number of shares of Series A-1 Preferred Stock authorized hereby;

(ii) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-1 Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchange for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-1 Preferred Stock;

(iii) pay or declare any dividend on Junior Stock (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares and aggregate dividends since the last payment of a cash dividend on the Series A-1 Preferred Stock not in excess of the aggregate cash dividend payment last made in respect of the Series A-1 Preferred Stock) while the Series A-1 Preferred Stock remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Stock, except from employees of this corporation, upon termination of employment or otherwise, pursuant to the terms of employee stock purchase or employee stock option plans of general application which provide for the repurchase of, or right of first refusal with respect to, such Junior Stock entered into with participating employees;

(iv)        recapitalize or reclassify any shares of capital stock;

(v) merge or consolidate into or with any other corporation (except for a merger which yields to the holders of the Series A-1 Preferred Stock an all cash consideration paid at closing equal to the then-applicable Series A-1 Optional Redemption Price (as defined below));

(vi)        voluntarily liquidate, dissolve or wind up this corporation; or

(vii)       materially change the principal business of this corporation.

4.2.2   DIVIDENDS

(a) The holders of record of outstanding shares of the Series A-1 Preferred Stock shall be entitled to receive an eight percent (8%) annual dividend which shall accrue daily, and which shall be calculated on the basis of the initial Series A-1 Conversion Price (as defined below) for the Series A-1 Preferred Stock. All dividend payments, regardless of form, shall be paid in quarterly installments on each of September 30, December 31, March 31 and June 30 of each year. At the election of the corporation, each dividend may be paid either in additional shares of Series A-1 Preferred Stock or in cash until January 1, 1999 and payable only in cash from thereafter until July 1, 2002. Dividends paid in additional shares of Series A-1 Preferred Stock shall be paid in full shares only with a cash payment (based on an assumed value of $8.00 per share) equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the Series A-1 Preferred Stock as their names and addresses appear on the share register of this corporation or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series A-1 Preferred Stock will receive written notification from this corporation or the transfer agent if a dividend is paid-in-kind, which notification will specify the number of shares of Series A-1 Preferred Stock paid as a dividend and the recipient's aggregate holdings of Series A-1 Preferred Stock as of that dividend payment date and after giving effect to the dividend.

(b) Dividends shall accrue until paid whether or not they have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. At the earlier of: (i) the redemption of the Series A-1 Preferred Stock; (ii) the filling of a registration statement in respect of an underwritten public offering of the type described in Section 4.2.4(b); or (iii) the liquidation, sale or merger of this corporation, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series A-1 Preferred Stock.

4.2.3   LIQUIDATION

(a) Preferred Stock. The provisions of Section 4.1.3(a) shall be incorporated by reference with respect to the Series A-1 Preferred Stock.

(b) Junior and Common Stock. The provisions of Section 4.1.3(b) shall be incorporated by reference with respect to the Series A-1 Preferred Stock.

(c) Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A-1 Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of this corporation.

4.2.4   CONVERSION

        The holders of the Series A-1 Preferred Stock shall have conversion rights as follows (the "Series A-1 Conversion Rights"):

(a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 4.2.4, the holders of any shares of Series A-1 Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series A-1 Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series A-1 Conversion Price (as hereinafter defined) in effect on the Series A-1 Conversion Date (as hereinafter defined) upon the terms hereinafter set forth. In case any share of Series A-1 Preferred Stock is called for redemption, such right of conversion shall terminate at the close of business on the Series A-1 Mandatory Redemption Date (as hereinafter defined) or, if this corporation shall default in the payment of the Series A-1 Mandatory Redemption Price (as hereinafter defined), at the close of business when such payment is made.

(b) Automatic Conversion. Each outstanding share of Series A-1 Preferred Stock shall automatically be converted, without any further act of this corporation or its stockholders, into fully paid and nonassessable shares of Common Stock at the Series A-1 Conversion Price then in effect upon notice by this corporation to the holders of shares of Series A-1 Preferred Stock of the closing of an underwritten public offering pursuant to an effective registration statement on Form S-1 or successor form under the

        Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of this corporation at a per share price of at least $8.00 in which due aggregate gross proceeds received by this corporation has equaled or exceeded $10,000,000; provided, however, that such closing of an underwritten public offering occurs no later than September 19, 1998.

(c) Conversion Price. Each share of Series A-1 Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing
        (i) the sum of (A) $8.00 plus (B) the dollar amount of any dividends on such share of the Series A-1 Preferred Stock which such holder is entitled to received, but has not yet received, by (ii) the Series A-1 Conversion Price in effect on the Series A-1 Conversion Date. The Series A-1 Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series A-1 Preferred Stock shall be $8.00. The Series A-1 Conversion Price shall be subject to adjustment as set forth in Section 4.2.4(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

(d)     Mechanics of Conversion.

(i) The holder of any shares of Series A-1 Preferred Stock may exercise the conversion right specified in Section 4.2.4(a) by surrendering to this corporation or the transfer agent of this corporation the certificate or certificates for the shares to be converted. Upon the occurrence of the event specified in Section 4.2.4(b), the outstanding shares of the Series A-1 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent; provided that this corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of the Series A-1 Preferred Stock are delivered either to this corporation or the transfer agent of this corporation. Conversion shall be deemed to have been effected on the date when delivery of the notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in Section 4.2.4(b), as the case may be, and such date is referred to herein as the "Series A-1 Conversion Date." As promptly as practicable thereafter this corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a shares of Common Stock as provided in
            Section 4.2.4(e). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the holder of record of such Common Stock on the applicable Series A-1 Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Series A-1 Preferred Stock surrendered for conversion this corporation shall issue and deliver to or upon the written order of the holder of the certificate covering the number of shares of the Series A-1 Preferred Stock representing the unconverted portion of the certificate so surrendered.

(ii) This corporation shall, at all times when the Series A-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A-1 Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A-1 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock, this corporation will take any corporation action which may be necessary in order that this corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A-1 Conversion Price.

(iii) All shares of the Series A-1 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Series A-1 Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Such conversion shall be deemed to have been made at the close of business on the Series A-1 Conversion Date, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. This corporation shall not re-issue any share of Series A-1 Preferred Stock surrendered by the holder thereof for conversion.

(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares as of the Series A-1 Preferred Stock. If more than one share of the Series A-1 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A-1 Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of the Series A-1 Preferred Stock, this corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the higher of the current market price or fair market value as determined by the Board of Directors of this corporation.

(f)     Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 4.24(f), the following definitions shall apply:

(A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (1) options granted to employees and Directors of this corporation prior to June 30, 1995 pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general, adopted by the Board of

                Directors of this corporation and options granted prior to January 1, 1998 under the PerImmune Plan, (2) 200,000 additional options to purchase shares of Common Stock granted to employees and directors of this corporation pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general, subsequent to June 30, 1995 and prior to July 1, 2002; provided, that each such option shall have an exercise price equal to or greater than $6.50 per shares, (3) the Series A Warrants which evidence rights to purchase an aggregate of 52,000 Series A Warrant Shares, and (4) the Series A-1 Warrants which evidence the right to purchase 86,462 Series A-1 Warrant Shares.

(B) "Original Issue Date" shall mean the date on which shares of Series A-1 Preferred Stock were first issued.

(C) "Convertible Securities" shall mean any evidence of indebtedness, shares of other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.2.3(f)(vi), deemed to be issued) by this corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(I) upon conversion of shares of Series A Preferred Stock issued pursuant to the Series A Purchase Agreement or the exercise of Series A Warrant for Series A Warrant Shares;

(II) upon conversion of shares of Series A-1 Preferred Stock issued pursuant to the Series A-1 Purchase Agreement, or conversion of the Series A-3 Preferred Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock, or the exercise of the Series A-1 Warrant for Series A-1 Warrant Shares:

(III) as a dividend or distribution on the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock;

(IV) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common stock by the foregoing clauses (I), (II), and (III) or this clause (IV);

(V) options granted to employees and directors of this corporation pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general;

(VI)              upon conversion of the Organon Note or the January Notes; or

(VII) to the holders of shares of common stock, par value $.01 per share, of PerImmune Holdings, Inc., in connection with the merger.

(ii) Adjustment for Certain Dividends and Distributions. In the event this corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A-1 Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A-1 Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustments for Other Dividends and Distributions. In the event this corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of this corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A-1 Preferred Stock shall receive upon conversion thereof in addition the number of shares of Common Stock receivable thereupon, the amount of securities of this corporation that they would have received in (A) their Series A-1 Preferred Stock had been converted into Common Stock on the date of such event and (B) they had thereafter retained such securities and all rights and distributions relating to them.

(iv) Adjustment for Stock Splits, Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A-1 Preferred Stock shall, in accordance herewith, be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise then and in each such event the holder of each such share of Series A-1 Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A-1 Preferred Stock were convertible immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein. If this corporation shall at any time or from to time after the Original Issue Date effect a subdivision or combination of the


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

            outstanding Common Stock, the Series A-1 Conversion Price then in effect immediately before the subdivision shall be proportionately decreased or increased effective at the close of business on the ate the subdivision or combination becomes effective.

(v) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of this corporation with or into another corporation or the sale of all or substantially all of the assets of this corporation to another corporation in accordance herewith, each share of Series A-1 Preferred Stock shall thereafter be convertible for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of this corporation deliverable upon conversion of such Series A-1 Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4.2.3 (including provisions with respect to changes in and other adjustments of the Series A-1 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A-1 Preferred Stock.

(vi) Adjustment for Issuance or Deemed Issuance of Additional Shares of Common Stock. If this corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issued or issuable upon the exercise of such Options or, in the case of Convertible Securities, shall be deemed to be Additional Shares of Common Stock. In any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to this corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A-1 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(B) Upon the expiration, termination or other retirement of any unexercised Option or Convertible Securities, the Series A-1 Conversion Price shall be readjusted to reflect such event; and

(C) No readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Series A-1 Conversion Price to an amount which exceeds the

                Series A-1 Conversion Price on the date of original issuance of such Options or Convertible Securities:

                Upon the issuance or deemed issuance of any Additional Shares of Common Stock without consideration or for a consideration per share less than the applicable Series A-1 Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A-1 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by this corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A-1 Conversion Price; and (B) the denominator of which shall be the number of such Additional Shares of Common Stock so issued; provided, that, immediately after any Additional Shares of Common Stock are issued or deemed issued and the Series A-1 Conversion Price has been appropriately reduced, then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this Section 4.2.4(f).

(vii) Determination of Consideration. For purposes of this Section 4.2.4(f), the consideration received by this corporation for the issue of any Additional Shares of Common Stock issued or deemed to have been issued shall be computed as follows:

(A)            Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate of cash received by this corporation for the Additional Shares of Common Stock,

(II) insofar as it consists of property other than cash, be the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this corporation for consideration which covers both, be the portion of such consideration which covers both, be the portion of such consideration so received which is, in the judgment of the Board of Directors allocated to the Common Stock, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by this corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.2.4(f)(vi), relating to Options and Convertible Securities, shall be determined by dividing

                                (x) the total amount, if any, received or
                        receivable by this corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to this corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                (y) the maximum number of shares of Common Stock
                        (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(viii) No De Minimis Adjustments. The applicable Series A-1 Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any of the amount or amounts so carried forward, shall aggregate $.01 or more.

(g)     [Intentionally Omitted]

(h) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary actin, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.2.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A-1 Conversion Rights against impairment.

(i) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Series A-1 Conversion Price pursuant to this Section 4.2.4, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each holder of Series A-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A-1 Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustment and readjustments, (ii) the Series A-1 Conversion Price then in effect, and
        (iii) the number of shares of Common Stock and the amount, fi any, of other property which then would be received upon the conversion of the Series A-1 Preferred Stock.

(j)     Notice of Record Date. In the event:

(i) that this corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of this corporation;

(ii) that this corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of this corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of this corporation into or with another corporation, or of the sale of all or substantially all of the assets of this corporation; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of this corporation;

then this corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series -1 Preferred Stock, and shall cause to be mailed to the holders of the Series A-1 Preferred Stock at their last addressed as shown on the records of this corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (A) below and at least thirty (30) days before the date specified in (B) below, a notice stating

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date of which any reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock or record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

4.2.5   REDEMPTION BY THIS CORPORATION

(a)     Mandatory Redemption.

(i) In the event that on July 1, 2002 (the "Series A-1 Mandatory Redemption Date") there are any shares of Series A-1 Preferred Stock still outstanding, this corporation shall redeem any and all such shares of Series A-1 Preferred Stock for an amount, payable in cash, equal to $8.00 plus an amount equal to all dividends accrued thereon, computed to the date payment thereof is made available. The total sum payable per share of Series -1 Preferred Stock on the Series A-1 Mandatory Redemption Date is referred to as the "Series A-1 Mandatory Redemption Price."

(ii) Payment. Holders of record of shares of Series A-1 Preferred Stock to be redeemed on the Series A-1 Mandatory Redemption Date shall be entitled to receive the applicable Series A-1 Mandatory Redemption Price upon actual delivery to this corporation or the transfer agent of the certificates representing the shares entitled to be redeemed. If upon the Series A-1 Mandatory Redemption Date the assets of this corporation available for redemption are insufficient to pay the holders of outstanding shares of the Series A Preferred Stock and the Series A-1 Preferred Stock the full amounts to which they are entitled, such holders of shares of the Series A Preferred Stock and the Series A-1 Preferred Stock shall share ratably according to the respective amounts which would be payable in respect of such shares to be redeemed by the holders thereof, if all amounts payable on or with respect to such shares were paid in full.

(b)     Optional Redemption.

(i) Upon the occurrence of any Series A-1 Optional Redemption Event this corporation will, by notice given to each holder of Series A-1 Preferred Stock, offer to redeem all (but not fewer than all) shares of Series A-1 Preferred Stock then owned by such holder at a price equal to:

                      106.667% of the Series A-1 Mandatory Redemption Price if such offer to redeem is made prior to July 1, 1998;

                      105.334% of the Series A-1 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 1998 and prior to July 1, 1999;

                      104.001% of the Series A-1 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 1999 and prior to July 1, 2000;

                      102.668% of the Series A-1 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 2000 and prior to July 1, 2001;

                      101.335% of the Series A-1 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 2001 and prior to July 1, 2002;

(ii) Upon receipt of a notice given pursuant to Section 4.2.5(b), each holder of Series A-1 Preferred Stock shall have the right to accept such offer by tender in such holder's shares to this corporation for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. Seattle, Washington time on the 15th day following the making of the offer to redeem by notice given as prescribed herein.

(iii) The occurrence of a Change of Control shall be a Series A-1 Optional Redemption Event, which shall be deemed to have occurred if:

                                1. any person or group of related or affiliated
                        persons shall have become the beneficial owner or owners of 40% or more of the outstanding voting stock of this corporation; provided, however, that beneficial ownership of Series A-1 Preferred Stock shall not be given effect toward counting a person's or group of related or affiliated persons' beneficial ownership;

                                2. there shall have occurred a merger or
                        consolidation in which this corporation is not the survivor or in which holders of Common Stock of this corporation shall have become entitled to receive cash, securities of this corporation other than voting Common Stock or securities of any other person, except that a merger or consolidation which occurs for the sole purpose of moving the jurisdiction of incorporation (i.e., a reincorporation) shall not be deemed a Series A-1 Optional Redemption Event;

                                3. at any time a majority of the members of the
                        Board of Directors of this corporation shall be persons who were elected at one or more meetings held, or by one or more consents given, by the stockholders of this corporation during the preceding twelve (12) months and who were not members of the Board of Directors twelve
                        (12) months prior to that time; or

                                4. if this corporation shall take any action
                        referred to in Section 4.2.1(e)(i) through Section 4.2.1(e)(vi) without having obtained the required consent of the holders of Series A-1 Preferred Stock.

(c) Cancellation of Redeemed Stock. Any shares of Series A-1 Preferred Stock redeemed pursuant to this Section 4.2.5 or otherwise acquired by this corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and this corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of this corporation's capital stock.

4.3     SERIES A-2 PREFERRED STOCK

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series A-2 Preferred Stock of this corporation, $.0001 par value per share ("Series A-2 Preferred Stock"), which shall consist of and be limited to a number of shares not to exceed 155,000 shares.

4.3.1   VOTING

(a) General. Except as may otherwise be required hereby or by law, the shares of Series A-2 Preferred Stock shall not entitle the holder thereof to have any rights to vote or to receive any notice of any meeting of the holders of this corporation's stock; provided, however, that in the event this corporation proposes to sell all or substantially all of its assets, the holders of shares of Series A-2 Preferred Stock shall be entitled to a number of votes for each share of Series A-2 Preferred Stock voting with the holders of this corporation's Common Stock, equal to 100 divided by the then-applicable Series A-1 Conversion Price at each meeting of stockholders of this corporation (and written actions of stockholders in lieu of meetings) at which such sale of all or substantially all of the assets of this corporation is considered.

(b) Covenants. So long as any shares of Series A-2 Preferred Stock originally authorized remain outstanding, in addition to any other rights provided by law, without first obtaining the affirmative votes or written consent of the holders of not less than 51% of the then outstanding shares of the Series A-2 Preferred Stock, this corporation shall not:

(i) except for authorization or issuances provided in this corporation's Certificate of Incorporation, with respect to this corporation's Series A Preferred Stock and Series A-1 Preferred Stock, amend or repeal any provision of, or add any provision to, this corporation's Certificate of Incorporation or Bylaws if such action would materially alter or change the preferences, rights, privileges or power of, or the restrictions provided for the benefit of, any Series A-2 Preferred Stock, or increase or decrease the number of shares of Series A-2 Preferred Stock authorized hereby;

(ii) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-2 Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchange for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-2 Preferred Stock;

(iii) pay or declare any dividend on any capital stock of this corporation which is junior to the Series A-2 Preferred Stock ("A-2 Junior Stock") (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to A-2 Junior Stock other than Common Stock, together with cash in lieu of fractional shares and aggregate dividends since the last payment of a cash dividend on the Series A-2 Preferred Stock not in excess of the aggregate cash dividend payment last made in respect of the Series A-2 Preferred Stock) while the Series A-2 Preferred Stock remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any A-2 Junior Stock, except from employees of this corporation, upon termination of employment or otherwise, pursuant to the terms of employee stock purchase or employee stock option plans of general application which provide for the repurchase of, or right of first refusal with respect to, such A-2 Junior Stock entered into with participating employees;

(iv)       recapitalize or reclassify any shares of capital stock;

                        (v) merge into or consolidate with any other corporation
                (except for a merger or consolidation which provides the holders of the Series A-2 Preferred Stock with all cash consideration paid at closing equal to the consideration which would have been received by such holders had the Series A-2 Preferred Stock been redeemed on the date of such closing under Section 4.3.4(a));

                        (vi) voluntarily liquidate dissolve, or wind up this
                corporation;

                        (vii) materially change the principal business of this
                corporation; or

                        (viii) enter into any agreement that would prohibit,
                other than during any period in which this corporation is in default under the terms of such agreement, the payment of the Dividends (as hereinafter defined).

            (c) Consent. This corporation shall obtain the consent of the holders of not less than 51% of the then outstanding shares of the Series A-2 Preferred Stock (which consent shall not be unreasonably withheld) prior to entering into any transaction or series of related transactions pursuant to which this corporation incurs any "Obligation" (as hereinafter defined) of $3,500,000 or more. For purposes of the foregoing sentence, "Obligation" shall mean any monetary obligation of this corporation other than (i) trade payables and other unsecured obligations incurred by this corporation in its ordinary course of business, (ii) that which exists as of the Original Issue Date (as hereinafter defined), (iii) that is acquired or assumed in connection with an acquisition, provided that such obligation is secured only by the assets so acquired and (iv) any refinancing or replacement of any obligation of the type described in (ii) and (iii) above, provided that such refinancings do not result in an increase in the original principal amount of such obligation (and, in the event any such refinancing does result in such an increase, only the amount of such increase shall be deemed to be an "Obligation" for purposes of this Section 4.3.1(c)).

4.3.2   DIVIDENDS.

            (a) The holders of record of outstanding shares of the Series A-2 Preferred Stock shall be entitled to receive dividends (the "Dividends") payable in cash at a rate equal to thirteen and one-half percent (13.5%) (the "Dividend Rate") of the Series A-2 Liquidation Preference (as defined in Section 4.3.4(a) hereof), which shall accrue daily; provided, however, that, notwithstanding the foregoing, the Dividends with respect to any period may be paid by this corporation through the issuance of additional shares of Series A-2 Preferred Stock ("in kind") when (i) there has occurred, and is continuing on the date such Dividends are declared, an event which causes a default (or with the passage of time or notice would result in a default) under any agreement for borrowed money to which this corporation is a party or under the terms of any Preferred Stock; this corporation agrees to use its best efforts to cure the event causing such default, or (ii) this corporation determines that such Dividends shall be paid in kind (which determination may be made by this corporation with respect to Dividends payable at any time but may not be utilized by this corporation with respect to more than ten
(10) payments of Dividends (in addition to the in-kind payments permitted by clause (i) above); provided, further, however, that the ability of this corporation to pay Dividends in kind pursuant to clause (i) and (ii) shall terminate upon the date of repayment (the "Payoff Date") by this corporation of all obligations due by this corporation under that certain Credit Agreement dated as of November 16, 1995 between this corporation, the lenders party thereto and Creditanstalt Bankverein ("Creditanstalt"), as agent; provided, further, however, that, notwithstanding the foregoing, from and after February 28, 2007, the Dividend Rate on all shares of Series A-2 Preferred Stock then outstanding will increase to nineteen percent (19%) per annum and the Dividend will be payable only in cash. In the event a holder of Series A-2 Preferred Stock has not received any Dividend (whether in cash or in kind) within five (5) days after a Dividend Payment Date (as hereinafter defined) (provided, that such holder shall provide notice to this corporation that such Dividend has not been paid), the then-applicable Dividend Rate shall increase by two percent (2%) for the period commencing on the respective Dividend Payment Date and ending on the date on which such Dividend is paid by this corporation; provided, however, that notwithstanding the foregoing, the Dividend Rate shall not increase by two percent (2%) for such period if this corporation has in its possession evidence that such Dividend was paid by it and sent for delivery to the location directed by such holder in a manner which was intended to provide for the delivery of such Dividend prior to the expiration of such five (5) day period. All dividend payments, regardless of form, shall be quarterly, without notice from any holder of Series A-2 Preferred Stock, at the rate of 3.375% of the Series A-2 Liquidation Preference, on each of February 28, May 31, August 31, and November 30 (each, a "Series A-2 Dividend Payment Date") of each year. Each Dividend paid in cash or in kind shall be mailed to the holders of record of the Series A-2 Preferred Stock as their names and addresses appear on the share register of this corporation, or to such other name and address as any holder of record shall have notified this corporation. Holders of Series A-2 Preferred Stock will receive written notification from this corporation if a Dividend is paid-in-kind, which notification will specify the number of shares of Series A-2 Preferred Stock paid as a Dividend and the recipient's aggregate holdings of Series A-2 Preferred Stock as of that Series A-2 Dividend Payment Date and after giving effect to the Dividend.

            (b) Dividends shall accrue until paid whether or not they have been declared and whether or not there are profits, surplus, or other funds legally available for payment of dividends. At the earlier of (i) the redemption of the Series A-2 Preferred Stock (ii) the filing of a registration statement in respect of an underwritten public offering; or (iii) the liquidation, sale or merger of this corporation, any accrued but undeclared dividends shall be paid in cash to the holders of record of outstanding shares of Series A-2 Preferred Stock.

4.3.3   LIQUIDATION

                (i) Upon any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of the shares of the Series A-2 Preferred Stock, only after (x) the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to Sections 4.1.3, 4.2.3, 4.4.3, 4.5.3 and 4.6.3, respectively, shall be entitled, before any distribution or payment is made with respect to the Common Stock or A-2 Junior Stock, to be paid in cash an amount equal to $100.00 per share of the Series A-2 Preferred Stock plus an amount equal to all accrued but unpaid Dividends, computed to the date payment thereof is made in immediately available funds.

                (ii) If upon such liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A-2 Preferred Stock shall be insufficient to permit distribution in full to the holders of the Series A-2 Preferred Stock of the amounts set forth in this Section 4.3.3(a), then the entire remaining assets of this corporation shall be distributed ratably among the holders of the Series A-2 Preferred Stock (based on their respective holdings of Series A-2 Preferred Stock).

            (b) Junior and Common Stock. Upon any such liquidation, dissolution or winding up of this corporation, only after the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock and Series B-2 Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to Sections 4.1.3, 4.2.3, 4.3.3, 4.4.3, 4.5.3 and 4.6.3, respectively, may the remaining net assets of this corporation be distributed to the holders of Common Stock and A-2 Junior Stock.

            (c) Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A-2 Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of this corporation.

4.3.4   REDEMPTION BY THIS CORPORATION.

            (a) Optional Redemption.

                (i) The Series A-2 Preferred Stock shall be redeemable by this corporation, in whole or in part (x) at any time prior to February 28, 2000, at a per share redemption price equal to $100.00 per share (the "Series A-2 Liquidation Preference") (with all Series A-2 Preferred Stock which has been issued for payment of dividends in kind valued at such Series A-2 Liquidation Preference) plus an amount equal to the additional dividends that would have been paid by this corporation with respect to the originally issued Series A-2 Preferred Stock (but not the Series A-2 Preferred Stock issued as payment in kind pursuant to Section
        4.3.2 hereof ("Original Preferred Stock") had the Series A-2 Preferred Stock provided for dividends at a rate equal to 17.6% per annum rather than 13.5% per annum; provided, however, that if not all Series A-2 Preferred Stock is so redeemed, the amount of such additional dividends to be paid shall be the product of (A) the amount of additional dividends calculated as stated above as if all shares being redeemed were shares of Original Preferred Stock and (B) a fraction, the numerator of which is the number of shares of Original Preferred Stock and the denominator of which is the number of shares of Series A-2 Preferred Stock then outstanding, and (y) at any time after February 28, 2000, at a per share redemption price equal to the Series A-2 Liquidation Preference (with all Series A-2 Preferred Stock which has been issued for payment of dividends in kind value at the Series A-2 Liquidation Preference); provided, however, that notwithstanding the foregoing, in the event that the Payoff Date has not occurred at the time of any proposed redemption pursuant to this clause (i), this corporation shall be required to obtain the prior written consent of Creditanstalt prior to the consummation of any such redemption.

                (ii) Written notice of such redemption by this corporation, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A-2 Preferred Stock, such notice to be addressed to each such holder at its address shown on the records of this corporation.

                (iii) Upon receipt of such a notice, each holder of Series A-2 Preferred Stock shall tender such holder's shares to this corporation for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. New York City time on the 15th day following the notice given as prescribed herein. After the notice of redemption is sent, the Series A-2 Preferred Stock to which it relates shall be deemed canceled and thereafter the certificates evidencing such shares of Series A-2 Preferred Stock shall represent only the right to receive redemption proceeds as set forth in this Section.

            (b) Cancellation of Redeemed Stock. Any shares of Series A-2 Preferred Stock redeemed pursuant to this Section 4.3.4 or otherwise acquired by this corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and this corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of this corporation's capital stock.

4.3.5   [Intentionally Omitted]

4.3.6   EXCHANGE

            (a) From and after the Series A-2 Original Issue Date (as hereinafter defined), if this corporation shall be in arrears in the payment of any four consecutive quarterly Dividends, whether in cash or in kind, on the outstanding shares of Series A-2 Preferred Stock, the holders of Series A-2 Preferred Stock shall have the option at any time thereafter until such time as all Dividends accumulated in the Series A-2 Preferred Stock shall have been paid in full to exchange all or any portion of the shares of Series A-2 Preferred Stock outstanding into notes (the "Notes") having substantially the same terms and conditions as the notes, as amended, issued under the Note and Series A-IV Warrant Purchase Agreement dated as of June 21, 1996 between this corporation and Northstar High Total Return Fund (except that the maturity date for any Notes issued in an exchange pursuant hereto on or prior to February 28, 2007 shall be February 28, 2007, and Notes issued on and after February 28, 2007, and Notes issued on and after February 28, 2007 shall be payable on demand), in the amount of $100 principal amount of Notes for each share of Series A-2 Preferred Stock (assuming, for purposes of the foregoing calculations, that all accrued Dividends have been paid in kind pursuant to the provisions of Section 4.3.2 in full through the date notice is provided pursuant to Section 4.3.6(b) below).

            (b) Any exchange pursuant to this Section 4.3.6 shall be made upon prior written notice pursuant to the notice provisions set forth in the Preferred Stock Purchase Agreement dated as of March 12, 1997 (the "Series A-2 Original Issue Date") between this corporation and the Purchasers named therein. Upon receipt of such notice by this corporation, all rights of the holders with respect to such shares exchanged shall cease, except the right to receive the Notes in the amount set forth in Section 4.3.6(a) above. This corporation shall not be required to declare or pay, and the holders of Series A-2 Preferred Stock shall not be entitled to receive, any dividends on such Series A-2 Preferred Stock from and after the date on which notice pursuant to this Section 4.3.6(b) is provided.

4.4     SERIES A-3 PREFERRED STOCK

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series A-3 Preferred Stock of this corporation, $.0001 par value per share ("Series A-3 Preferred Stock"), which shall consist of and be limited to a number of shares not to exceed 200,000 shares.

4.4.1   VOTING

(a) General. Except as may otherwise be required hereby or by law, the shares of Series-3 Preferred Stock shall not entitle the holder thereof to have any rights to vote or to receive any notice of any meeting of the holders of the Corporation's stock.

(b) Covenants. So long as at least 25% of the shares of Series A-3 Preferred Stock originally authorized remain outstanding, in addition to any other rights provided by law, without first obtaining the affirmative votes or written consent of the holders of not less than 51% of the then outstanding shares of the Series A-3 Preferred Stock, this corporation shall not:

(i) amend or repeal any provision of, or add any provision to, this corporation's Certificate of Incorporation or Bylaws if such action would materially alter or change the preferences, rights, privileges or power of, or the restrictions provided for the benefit of, any Series A-3 Preferred Stock, or increase or decrease the number of shares of Series A-3 Preferred Stock authorized hereby;

(ii) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-3 Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchange for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-3 Preferred Stock;

(iii) pay or declare any dividend on any Junior Stock (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares and aggregate dividends since the last payment of a cash dividend on the Series A-3 Preferred Stock not in excess of the aggregate cash dividend payment last made in respect of the Series A-3 Preferred Stock) while the Series A-3 Preferred Stock remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Stock, except from employees of this corporation, upon termination of employment or otherwise, pursuant to the terms of employee stock purchase or employee stock option plans of general application which provide for the repurchase of, or right of first refusal with respect to, such Junior Stock entered into with participating employees;

(iv)        recapitalize or reclassify any shares of capital stock;

(v) merge or consolidate into or with any other corporation (except for a merger which yields to the holders of the Series A-3 Preferred Stock an all cash consideration paid at closing equal to the then-applicable Series A-3 Optional Redemption Price (as defined below)); or

(vi)        voluntarily liquidate, dissolve or wind up this corporation.

4.4.2   DIVIDENDS

(a) The holders of record of outstanding shares of the Series A-3 Preferred Stock shall be entitled to receive an eight percent (8%) annual dividend which shall accrue daily, and which shall be calculated on the basis of the initial Series A-3 Conversion Price (as defined below) for the Series A-3 Preferred Stock. All dividend payments, regardless of form, shall be paid in quarterly installments on each of September 30, December 31, March 31 and June 30 of each year. At the election of the corporation, each dividend may be paid either in additional shares of Series A-3 Preferred Stock or in cash until January 1, 1999 and payable only in cash from thereafter until July 1, 2002. Dividends paid in additional shares of Series A-3 Preferred Stock shall be paid in full shares only with a cash payment (based on an assumed value of $8.00 per share) equal to the value of any fractional shares. Each dividend paid in cash shall be mailed to the holders of record of the Series A-3 Preferred Stock as their names and addresses appear on the share register of this corporation or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series A-3 Preferred Stock will receive written notification from this corporation or the transfer agent if a dividend is paid-in-kind, which notification will specify the number of shares of Series A-3


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
        Preferred Stock paid as a dividend and the recipient's aggregate holdings of Series A-3 Preferred Stock as of that dividend payment date and after giving effect to the dividend.

(b) Dividends shall accrue until paid whether or not they have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. At the earlier of: (i) the redemption of the Series A-3 Preferred Stock; (ii) the filling of a registration statement in respect of an underwritten public offering of the type described in Section 4.4.3(b); or (iii) the liquidation, sale or merger of this corporation, any accrued but undeclared dividends shall be paid to the holders of record of outstanding shares of Series A-3 Preferred Stock.

4.4.3   LIQUIDATION

(a) Preferred Stock. The provisions of Section 4.1.3(a) are incorporated by reference with respect to the Series A-3 Preferred Stock

(b) Common Stock. The provisions of Section 4.1.3(b) are incorporated by reference with respect to the Series A-3 Preferred Stock.

(c) Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A-3 Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of this corporation.

4.4.4   CONVERSION

        The holders of the Series A-3 Preferred Stock shall have conversion rights as follows (the "Series A-3 Conversion Rights"):

(a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 4.4.4, the holders of any shares of Series A-3 Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series A-3 Preferred Stock into fully paid and nonassessable shares of Common Stock at the Series A-3 Conversion Price (as hereinafter defined) in effect on the Series A-3 Conversion Date (as hereinafter defined) upon the terms hereinafter set forth. In case any share of Series A-3 Preferred Stock is called for redemption, such right of conversion shall terminate at the close of business on the Series A-3 Mandatory Redemption Date (as hereinafter defined) or, if this corporation shall default in the payment of the Series A-3 Mandatory Redemption Price (as hereinafter defined), at the close of business when such payment is made.

(b) Automatic Conversion. Each outstanding share of Series A-3 Preferred Stock shall automatically be converted, without any further act of this corporation or its stockholders, into fully paid and nonassessable shares of Common Stock at the

        Series A-3 Conversion Price then in effect upon notice by this corporation to the holders of shares of Series A-3 Preferred Stock of the closing of an underwritten public offering pursuant to an effective registration statement on Form S-1 or successor form under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of this corporation at a per share price of at least $8.00 in which due aggregate gross proceeds received by this corporation has equaled or exceeded $10,000,000; provided, however, that such closing of an underwritten public offering occurs no later than September 19, 1998.

(c) Conversion Price. Each share of Series A-3 Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing
        (i) the sum of (A) $8.00 plus (B) the dollar amount of any dividends on such share of the Series A-3 Preferred Stock which such holder is entitled to received, but has not yet received, by (ii) the Series A-3 Conversion Price in effect on the Series A-3 Conversion Date. The Series A-3 Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series A-3 Preferred Stock shall be $8.00. The Series A-3 Conversion Price shall be subject to adjustment as set forth in Section 4.4.4(f). No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

(d)     Mechanics of Conversion.

(i) The holder of any shares of Series A-3 Preferred Stock may exercise the conversion right specified in Section 4.4.4(a) by surrendering to this corporation or the transfer agent of this corporation the certificate or certificates for the shares to be converted. Upon the occurrence of the event specified in Section 4.4.4(b), the outstanding shares of the Series A-3 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent; provided that this corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of the Series A-3 Preferred Stock are delivered either to this corporation or the transfer agent of this corporation. Conversion shall be deemed to have been effected on the date when delivery of the notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in Section 4.4.4(b), as the case may be, and such date is referred to herein as the "Series A-3 Conversion Date." As promptly as practicable thereafter this corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a shares of Common Stock as provided in
            Section 4.4.4(e). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the holder of record of such Common Stock on the applicable Series A-3 Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of the Series A-3 Preferred Stock surrendered for conversion this corporation shall issue and deliver to or upon the written order of the holder of the certificate covering the number of shares of the Series A-3 Preferred Stock representing the unconverted portion of the certificate so surrendered.

(ii) This corporation shall, at all times when the Series A-3 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A-3 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A-3 Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A-3 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A-3 Preferred Stock, this corporation will take any corporation action which may be necessary in order that this corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A-3 Conversion Price.

(iii) All shares of the Series A-3 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Series A-3 Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Such conversion shall be deemed to have been made at the close of business on the Series A-3 Conversion Date, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. This corporation shall not re-issue any share of Series A-3 Preferred Stock surrendered by the holder thereof for conversion.

(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares as of the Series A-3 Preferred Stock. If more than one share of the Series A-3 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A-3 Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of the Series A-3 Preferred Stock, this corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the higher of the current market price or fair market value as determined by the Board of Directors of this corporation.

(f)     Adjustments to Series A-3 Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this Section 4.4.4(f), the following definitions shall apply:

(A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (1) options granted to employees and Directors of this corporation prior to June 30, 1995 pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general, adopted by the Board of Directors of this corporation and options granted prior to January 1, 1998 under the PerImmune Plan, (2) 200,000 additional options to purchase shares of Common Stock granted to employees and directors of this corporation pursuant to employee benefit plans or employee stock option plans available for grants to this corporation's executives in general, subsequent to June 30, 1995 and prior to July 1, 2002; provided, that each such option shall have an exercise price equal to or greater than $6.50 per shares, (3) the Series A Warrants which evidence rights to purchase an aggregate of 52,000 Series A Warrant Shares, and (4) the Series A-1 Warrants which evidence rights to purchase an aggregate of 86,462 Series A-1 Warrant Shares.

(B) "Original Issue Date" shall mean the date on which shares of Series A-3 Preferred Stock were first issued.

(C) "Convertible Securities" shall mean any evidence of indebtedness, shares of other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.4(f)(vi), deemed to be issued) by this corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(I) upon conversion of shares of Series A Preferred Stock issued or the exercise of the Series A Warrant for Series A Warrant Shares;

(II) upon conversion of shares of Series A-1 Preferred Stock, Series A-3 Preferred Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock or the exercise of the Series A-1 Warrant for Series A-1 Warrant Shares:

(III) as a dividend or distribution on the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series B-1 Preferred Stock or the Series B-2 Preferred Stock;

(IV) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), and (III) or this clause (IV);

(V) options granted to employees and directors of the Corporation pursuant to employee benefit plans or employee stock option plans available for grants to this Corporation's executives in general;

(VI)              upon conversion of the Organon Note or the January Notes; or

(VII) to the holders of shares of common stock, par value $.01 per share, of PerImmune Holdings, Inc., in connection with the merger.

(ii) Adjustment for Certain Dividends and Distributions. In the event this corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A-3 Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record ate, by multiplying the Series A-3 Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustments for Other Dividends and Distributions. In the event this corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of this corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A-3 Preferred Stock shall receive upon conversion thereof in addition the number of shares of Common Stock receivable thereupon, the amount of securities of this corporation that they would have received in (A) their Series A-3 Preferred Stock had been converted into Common Stock on the date of such event and (B) they had thereafter retained such securities and all rights and distributions relating to them.

(iv) Adjustment for Stock Splits, Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A-3 Preferred Stock shall, in accordance herewith, be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise then and in each such event the holder of each such share of Series A-3 Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A-3 Preferred Stock were convertible immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein. If this corporation shall at any time or from to time after the Original Issue Date effect a subdivision or combination of the outstanding Common Stock, the Series A-3 Conversion Price then in effect immediately before the subdivision shall be proportionately decreased or increased effective at the close of business on the ate the subdivision or combination becomes effective.

(v) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of this corporation with or into another corporation or the sale of all or substantially all of the assets of this corporation to another corporation in accordance herewith, each share of Series A-3 Preferred Stock shall thereafter be convertible for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of this corporation deliverable upon conversion of such Series A-3 Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4.4.4 (including provisions with respect to changes in and other adjustments of the Series A-3 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A-3 Preferred Stock.

(vi) Adjustment for Issuance or Deemed Issuance of Additional Shares of Common Stock. If this corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issued or issuable upon the exercise of such Options or, in the case of Convertible Securities, shall be deemed to be Additional Shares of Common Stock. In any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to this corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A-3 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(B) Upon the expiration, termination or other retirement of any unexercised Option or Convertible Securities, the Series A-3 Conversion Price shall be readjusted to reflect such event; and

(C) No readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Series A-3 Conversion Price to an amount which exceeds the

                Series A-3 Conversion Price on the date of original issuance of such Options or Convertible Securities:

                Upon the issuance or deemed issuance of any Additional Shares of Common Stock without consideration or for a consideration per share less than the applicable Series A-3 Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A-3 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A-3 Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by this corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A-3 Conversion Price; and (B) the denominator of which shall be the number of such Additional Shares of Common Stock so issued; provided, that, immediately after any Additional Shares of Common Stock are issued or deemed issued and the Series A-3 Conversion Price has been appropriately reduced, then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this Section 4.4.4(f).

(vii) Determination of Consideration. For purposes of this Section 4.4.4(f), the consideration received by this corporation for the issue of any Additional Shares of Common Stock issued or deemed to have been issued shall be computed as follows:

(A)             Cash and Property. Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate of cash received by this corporation for the Additional Shares of Common Stock,

(II) insofar as it consists of property other than cash, be the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of this corporation for consideration which covers both, be the portion of such consideration which covers both, be the portion of such consideration so received which is, in the judgment of the Board of Directors allocated to the Common Stock, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by this corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.4(f)(vi), relating to Options and Convertible Securities, shall be determined by dividing

                                (x) the total amount, if any, received or
                        receivable by this corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to this corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                (y) the maximum number of shares of Common Stock
                        (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(viii) No De Minimis Adjustments. The applicable Series A-3 Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any of the amount or amounts so carried forward, shall aggregate $.01 or more.

(g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary actin, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.4.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Series A-3 Conversion Rights against impairment.

(h) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Series A-3 Conversion Price pursuant to this Section 4.4.4, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each holder of Series A-3 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A-3 Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustment and readjustments, (ii) the Series A-3 Conversion Price then in effect, and
        (iii) the number


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

        of shares of Common Stock and the amount, fi any, of other property which then would be received upon the conversion of the Series A-3 Preferred Stock.

(i)     Notice of Record Date. In the event:

(i) that this corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of this corporation;

(ii) that this corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of this corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of this corporation into or with another corporation, or of the sale of all or substantially all of the assets of this corporation; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of this corporation;

then this corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A-3 Preferred Stock, and shall cause to be mailed to the holders of the Series A-3 Preferred Stock at their last addressed as shown on the records of this corporation or such transfer agent, at least fifteen (15) days prior to the record date specified in (A) below and at least thirty (30) days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date of which any reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock or record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

4.4.5   REDEMPTION BY THIS CORPORATION

(a) Mandatory Redemption. In the event that on July 1, 2002 (the "Series A-3 Mandatory Redemption Date") there are any shares of Series A-3 Preferred Stock still outstanding, this corporation shall redeem any and all such shares of Series A-3 Preferred Stock for an amount, payable in cash, equal to $8.00 plus an amount equal to all dividends accrued thereon, computed to the date payment thereof is made available. The total sum payable per share of Series A-3 Preferred Stock on the Series A-3 Mandatory Redemption Date is referred to as the "Series A-3 Mandatory Redemption Price." Holders of record of shares of Series A-3 Preferred Stock to be redeemed on the Series A-3 Mandatory Redemption Date shall be entitled to receive the applicable Series A-3 Mandatory Redemption Price upon actual delivery to the Corporation or the transfer agent of the certificates representing the shares entitled to be redeemed. If upon the Series A-3 Mandatory Redemption Date the assets of the Corporation available for redemption are insufficient to pay the holders of outstanding shares of Series A-3 Preferred Stock, the holders of Series A-3 Preferred Stock shall share ratably according to the respective amounts which would be payable in respect of such shares to be redeemed by the holders thereof, if all amounts payable on or with respect to such shares were paid in full.

(b)     Optional Redemption.

(i) Upon the occurrence of any Series A-3 Optional Redemption Event (as hereinafter defined) this corporation will, by notice given to each holder of Series A-3 Preferred Stock, offer to redeem all (but not fewer than all) shares of Series A-3 Preferred Stock then owned by such holder at a price equal to:

                      106.667% of the Series A-3 Mandatory Redemption Price if such offer to redeem is prior to July 1, 1998;

                      105.334% of the Series A-3 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 1998 and prior to July 1, 1999;

                      104.001% of the Series A-3 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 1999 and prior to July 1, 2000;

                      102.668% of the Series A-3 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 2000 and prior to July 1, 2001;

                      101.335% of the Series A-3 Mandatory Redemption Price if such offer to redeem is made subsequent to June 30, 2001 and prior to July 1, 2002;

(ii) Upon receipt of a notice given pursuant to Section 4.4.5(b), each holder of Series A-3 Preferred Stock shall have the right to accept such offer by tender in such holder's shares to this corporation for redemption, at an address to be set froth in such notice, at any time prior to 5:00 p.m. New York City time on the 15th day following the making of the offer to redeem by notice given as prescribed herein.

(iii)       The following shall be Series A-3 Optional Redemption Events:

                                1. any person or group of related or affiliated
                        persons shall have become the beneficial owner or owners of 40% or more of the outstanding voting stock of this corporation; provided, however, that beneficial ownership of Series A-3 Preferred Stock shall not be given effect toward counting a person's or group of related or affiliated persons' beneficial ownership;

                                2. there shall have occurred a merger or
                        consolidation in which this corporation is not the survivor or in which holders of Common Stock of this corporation shall have become entitled to receive cash, securities of this corporation other than voting Common Stock or securities of any other person, except that a merger or consolidation which occurs for the sole purpose of moving the jurisdiction of incorporation (i.e., a reincorporation) shall not be deemed a Series A-3 Optional Redemption Event under this Section;

                                3. at any time a majority of the members of the
                        Board of Directors of this corporation shall be persons who were elected at one or more meetings held, or by one or more consents given, by the stockholders of this corporation during the preceding twelve (12) months and who were not members of the Board of Directors twelve
                        (12) months prior to that time; or

                                4. if this corporation shall take any action
                        referred to in Section 4.4.1(e)(i) through (vi) without having obtained the required consent of the holders of Series A-3 Preferred Stock.

(c) Cancellation of Redeemed Stock. Any shares of Series A-3 Preferred Stock redeemed pursuant to this Section 4.4.5 or otherwise acquired by this corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and this corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of this corporation's capital stock.

4.4.6   SERIES A-2 PREFERRED STOCK

        Each holder of the Series A-3 Preferred Stock hereby consents, and each holder subsequent to the initial holder of the Series A-3 Preferred Stock shall by its acceptance of the certificate representing such shares be deemed to consent, to the terms and provisions of the Series A-2 Preferred Stock of the Corporation.

        4.5 SERIES B-1 PREFERRED STOCK. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series B-1 Preferred Stock of this corporation, $.0001 par value per share ("Series B-1 Preferred Stock"), which shall consist of and be limited to a number of shares not to exceed 100 shares.

               4.5.1  CERTAIN DEFINITIONS.

               Unless the context otherwise requires, the terms defined in this
Section 4.5.1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

                Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of this corporation, including the Common Stock, and any other stock of the corporation, howsoever designated, authorized after the Series B-1 Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of this corporation without limit as to per share amount.

               Parity Stock. The term "Parity Stock" shall mean the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, any class or series of stock of this corporation authorized after the Series B-1 Initial Issue Date which, by its terms, is entitled to receive payment of dividends on a parity with the Series B-1 Preferred Stock, and shall mean any class or series of stock of this corporation authorized after the Series B-1 Initial Issue Date which, by its terms, is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the corporation on a parity with the Series B-1 Preferred Stock.

               Qualifying Convertible Securities Offering. The term "Qualifying Convertible Securities Offering" shall mean a private offering of securities that are convertible into shares of Common Stock effected by the corporation within twelve-months of the Series B-1 Initial Issue Date which yields gross offering proceeds to this corporation in excess of $5 million; provided, however, that, if more than one such offering is effected within the twelve-month period following the Series B-1 Initial Issue Date, only the first such offering shall constitute a "Qualifying Convertible Securities Offering."

               Qualifying IPO. The term "Qualifying IPO" means the first registered, underwritten public offering of shares of Common Stock by this corporation.

                Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of this corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Series B-1 Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

                Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the corporation authorized after the Series B-1 Initial Issue Date which, by its terms, ranks senior to the Series B-1 Preferred Stock in respect of the right to receive dividends, and for purposes of Section 4.5.3, shall mean any class or series of stock of this corporation authorized after the Series B-1 Initial Issue Date which, by its terms, ranks senior to the Series B-1 Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this corporation.

               Series B-1 Conversion Date. The term "Series B-1 Conversion Date" shall have the meaning set forth in Section 4.5.4(b) below.

               Series B-1 Conversion Price. The term "Series B-1 Conversion Price" shall initially mean $4.94 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4.5.4 below.

               Series B-1 Dividend Payment Date. The term "Series B-1 Dividend Payment Date" shall have the meaning set forth in Section 4.5.2(b) below.

               Series B-1 Dividend Period. The term "Series B-1 Dividend Period" shall mean the period from, and including, the Series B-1 Initial Issue Date to, but not including, the first Series B-1 Dividend Payment Date and thereafter, each annual period from, and including, the Series B-1 Dividend Payment Date to, but not including, the next Series B-1 Dividend Payment Date.

               Series B-1 Initial Issue Date. The term "Series B-1 Initial Issue Date" shall mean April 24, 1997.

               Series B-1 Liquidation Preference. The term "Series B-1 Liquidation Preference" shall mean $45,000 per share.

               Series B-1 Redemption Date. The term "Series B-1 Redemption Date" shall have the meaning set forth in Section 4.5.5(a) below.

               Series B-1 Redemption Price. The term "Series B-1 Redemption Price" shall mean a price per share equal to the Series B-1 Liquidation Preference together with accrued and unpaid dividends thereon to the Series B-1 Redemption Date.

               4.5.2 DIVIDENDS.

                      (a) Subject to the prior preferences and other rights of any Senior Stock as to dividends, the recordholders of Series B-1 Preferred Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors of this corporation, out of funds legally available for payment of dividends. Such dividends shall by the corporation be payable in cash at the rate of seven percent (7%) per annum of the Series B-1 Liquidation Preference.

                      (b) Dividends on shares of Series B-1 Preferred Stock shall be payable annually in arrears when and as declared by the Board of Directors of this corporation on each anniversary of the Series B-1 Initial Issue Date (a "Series B-1 Dividend Payment Date"), commencing on April 24, 1998. If any Series B-1 Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Series B-1 Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series B-1 Preferred Stock as their names shall appear on the share register of the corporation on the Record Date for such dividend. Dividends payable in any Series B-1 Dividend Period which is less than a full Series B-1 Dividend Period in length will be computed on the basis of a 365 day Series B-1 Dividend Period and actual days elapsed in such Series B-1 Dividend Period. Dividends on account of arrears for any past Series B-1 Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor.

                      (c) So long as any shares of Series B-1 Preferred Stock shall be outstanding, the corporation shall not (except as provided in Section 4.3) declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall this corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by this corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series B-1 Preferred Stock shall have been entitled for all previous Series B-1 Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

                      (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B-1 Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B-1 Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

                      (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B-1 Preferred Stock shall be declared by the Board of Directors of this corporation or paid or set apart for payment by this corporation at such time as the terms and provisions of any agreement of this corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                4.5.3 DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

                      (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of this corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series B-1 Preferred Stock shall be entitled to be paid out of the assets of this corporation in cash or property at its fair market value as determined by the Board of Directors of this corporation the Series B-1 Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up. Except as provided in this paragraph, holders of Series B-1 Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of this corporation.

                      (b) If, upon any such liquidation, dissolution or other winding up of the affairs of this corporation the assets of this corporation shall be insufficient to permit the payment in full of the Series B-1 Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series B-1 Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of this corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series B-1 Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of this corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of this corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of this corporation within the meaning of this Section 4.5.3.

                4.5.4 CONVERSION RIGHTS.

                      (a) Each share of Series B-1 Preferred Stock (i) may be converted into Common Stock at any time before the close of business on the Series B-1 Redemption Date (unless this corporation shall default in payment of the Series B-1 Redemption Price) at the option of the holder thereof and (ii) if not previously converted or redeemed in accordance with the terms hereof, shall be automatically converted into Common Stock upon consummation of a Qualifying IPO (i.e., upon the closing of the offering comprising the Qualifying IPO), effective immediately prior to the consummation of such Qualifying IPO. For the purposes of conversion, each share of Series B-1 Preferred Stock shall be deemed to have a value equal to the sum of (i) the Series B-1 Liquidation Preference and (ii) all accrued and unpaid dividends on such share of Series B-1 Preferred Stock (such sum being referred to as the "Series B-1 Per Share Value"), and the number of shares of Common Stock issuable upon conversion of one share of Series B-1 Preferred Stock (which number may be a fraction of one share) shall equal
(x) the Series B-1 Per Share Value, divided by (y) the Series B-1 Conversion Price in effect on the Series B-1 Conversion Date (rounded to the nearest share). Immediately following such conversion, the rights of the holders of converted Series B-1 Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series B-1 Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

                      (b) To convert Series B-1 Preferred Stock, a holder must
(i) surrender the certificate or certificates evidencing the shares of Series B-1 Preferred Stock to be converted, duly endorsed in a form satisfactory to this corporation, at the office of this corporation or transfer agent for the Series B-1 Preferred Stock, (ii) notify this corporation at such office that he elects to convert Series B-1 Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required. In the event that a holder fails to notify this corporation of the number of shares of Series B-1 Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Series B-1 Conversion Date." As soon as practical, this corporation shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a new certificate representing the unconverted portion, if any, of the shares of Series B-1 Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Series B-1 Conversion Date. If a holder of Series B-1 Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Series B-1 Preferred Stock converted. If the last day on which Series B-1 Preferred Stock may be converted is not a Business Day, the shares of Series B-1 Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

                      (c) If a holder converts shares of Series B-1 Preferred Stock, this corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

                      (d) This corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B-1 Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series B-1 Preferred Stock shall be fully paid and nonassessable. This corporation will comply in all material respects with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B-1 Preferred Stock.

                      (e) If the corporation:

                            (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                            (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                            (iii) combines its outstanding shares of Common Stock into a small number of shares; or

                            (iv) issued by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of Series B-1 Preferred Stock thereafter converted may receive the number of shares of capital stock of this corporation which he would have owned immediately following such action if he had converted Series B-1 Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Series B-1 Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of this corporation, this corporation shall determine the allocation of the adjusted Series B-1 Conversion Price between the classes of capital stock. After such allocation, the Series B-1 Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph (e).

                      (f) If this corporation consummates a Qualifying Convertible Securities Offering and the Series B-1 Conversion Price then in effect exceeds (x) the gross proceeds received by the Company from such Qualifying Security Offering, divided by (y) the number of shares of Common Stock issuable upon conversion of the convertible securities issued in connection with such Qualifying Convertible Securities Offering (the "Qualifying Securities Conversion Price"), the Series B-1 Conversion Price shall be adjusted so that the Series B-1 Conversion Price, as so adjusted, shall be equal to the Qualifying Securities Conversion Price. In the event that, subsequent to the consummation of such Qualifying Convertible Securities Offering, the Qualifying Securities Conversion Price shall be adjusted pursuant to the terms of the instrument(s) governing such convertible securities, the Series B-1 Conversion Price shall similarly be adjusted such that, absent any adjustment pursuant to
Section 4.5.4(g), the Series B-1 Conversion Price shall equal the Qualifying Securities Conversion Price.

                      (g) If this corporation consummates a Qualifying IPO in which the price to the public (as set forth in the final prospectus utilized in connection with such Qualifying IPO) of one share of Common Stock (the "Offering Price") is less than 200% of the Series B-1 Conversion Price then in effect, the Series B-1 Conversion Price shall be adjusted (effective immediately prior to the consummation of such Qualifying IPO and the related automatic conversion of the Series B-1 Preferred Stock into Common Stock pursuant to Section 4.5.4(a)) such that the Series B-1 Conversion Price shall, after giving effect to such adjustment, equal to 50% of the Offering Price.

                      (h) No adjustment in the Series B-1 Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Series B-1 Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest share, as the case may be.

                      (i) Whenever the Series B-1 Conversion Price is adjusted, this corporation shall promptly mail to holders of Series B-1 Preferred Stock, first class, postage prepaid, a notice of the adjustment. This corporation shall file with the transfer agent, if any, for Series B-1 Preferred Stock a certificate from this corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                      (j) This corporation from time to time may reduce the Series B-1 Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Series B-1 Conversion Price be less than the par value of a share of Common Stock. Whenever the Series B-1 Conversion Price is reduced, this corporation shall mail to holders of Series B-1 Preferred Stock a notice of the reduction. This corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

                      (k) If this corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Series B-1 Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series B-1 Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Series B-1 Preferred Stock immediately before the effective date of the transaction, appropriate adjustment (as determined by the Board of Directors of this corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B-1 Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in, and other adjustment of the Series B-1 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B-1 Preferred Stock. If this Section 4.5.4(k) applies,
Section 4.5.4(e) does not apply.

                      (l) In any case in which this Section 4.5.4 shall require that an adjustment as a result of any event become effective from and after a record date, this corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series B-1 Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Series B-1 Conversion Price in effect immediately prior to adjustment.

                      (m) All shares of Series B-1 Preferred Stock converted pursuant to this Section 4.5.4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to Series B-1 and may thereafter be reissued as shares of any series of preferred stock other than Series B-1 Preferred Stock.

               4.5.5  REDEMPTION BY THE CORPORATION.

                      (a) This corporation shall redeem on the fifth anniversary of the Series B-1 Initial Issue Date (the "Series B-1 Redemption Date") at the Series B-1 Redemption Price all of the then issued and outstanding shares of Series B-1 Preferred Stock. If the Series B-1 Redemption Date is on or after a dividend record date and on or before the related Series B-1 Dividend Payment Date, the dividend payable shall be paid to the holder in whose name the Series B-1 Preferred Stock is registered at the close of business on such record date.

                      (b) No Series B-1 Preferred Stock may be redeemed except with funds legally available for the payment of the Series B-1 Redemption Price.

                      (c) In case that, on the Series B-1 Redemption Date, this corporation does not have sufficient funds available to redeem all of the then issued and outstanding shares of Series B-1 Preferred Stock and, accordingly, less than all shares of Series B-1 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by this corporation in its sole discretion. Any shares not so redeemed shall remain outstanding.

                      (d) Notwithstanding the foregoing provisions of this
Section 4.5.5, unless the full cumulative dividends on all outstanding shares of Series B-1 Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B-1 Preferred Stock shall be redeemed unless all outstanding shares of Series B-1 Preferred Stock are simultaneously redeemed.

                      (e) All shares of Series B-1 Preferred Stock redeemed pursuant to this Section 4.5.5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to Series B-1 and may thereafter be reissued as shares of any series of preferred stock other than shares of Series B-1 Preferred Stock.

               4.5.6  VOTING RIGHTS.

                      (a) General. Each holder of outstanding shares of Series B-1 Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B-1 Preferred Stock held by such holder are convertible (as adjusted from time to time), multiplied by the number of votes per share which the holders of shares of Common Stock then have with respect to such matter, at each meeting of stockholders of this corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of this corporation for their action or consideration. Except as provided by law or as otherwise set forth herein, holders of Series B-1 Preferred Stock shall vote together with the holders of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock) as a single class.

                      (b) Prior to the consummation of a Qualifying IPO, so long as all of the shares of Series B-1 Preferred Stock are beneficially owned by Syncor International Corporation ("Syncor"), Syncor, as the holder of all of the shares of Series B-1 Preferred Stock, voting separately as a class, shall have the exclusive right to elect one (1) member of the board of


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
directors of this corporation (the "Preferred Stock Director") at any special meeting of stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the DGCL. From and after the date on which Syncor ceases to beneficially own all of the shares of Series B-1 Preferred Stock or on which the Series B-1 Preferred Stock is converted to Common Stock upon a Qualifying IPO, the right of Syncor to elect the Preferred Stock Director shall terminate.

                      (c) The Preferred Stock Director elected as provided herein shall serve until the next annual meeting or until his successor shall be elected and shall qualify. The Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by the vote of Syncor, as the holder of all of the shares of Series B-1 Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of the Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, Syncor, as the holder of all of the shares of Series B-1 Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the DGCL, may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holder of Series B-1 Preferred Stock to vote for and elect a Preferred Stock Director as herein provided, the Preferred Stock Director then serving on the Board of Directors may continue to hold his office for the remainder of his term.

                      (d) During such time as any shares of Series B-1 Preferred Stock are outstanding, this corporation will not, without the vote of the Holders of a majority of the Series B-1 Preferred Stock voting separately as a class: (i) file or cause to be filed with the Secretary of State of the State of Delaware a certificate of dissolution with respect to this corporation as provided for in Section 275 and Section 103 of the DGCL; (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, preferences or rights of the holders of the Series B-1 Preferred Stock then outstanding or reduce the minimum time for any required notice to which the holders of the Series B-1 Preferred Stock then outstanding may be entitled (an amendment of the Certificate of Incorporation to authorize or create, or to increase the authorized amount of any common stock or any other series of preferred stock being deemed not to affect adversely the powers, preferences, or rights of the holders of the Series B-1 Preferred Stock); or
(iii) merge or consolidate with or into any other corporation, unless each holder of Series B-1 Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, including, without limitation, as set forth in Section 4.5.4(k) hereof, as correspond to the shares of Series B-1 Preferred Stock so held.

               4.5.7  EXCLUSION OF OTHER RIGHTS.

               Except as may otherwise be required by law, the shares of Series B-1 Preferred Stock shall not have any preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B-1 Preferred Stock shall have no preemptive or subscription rights.

        4.6 SERIES B-2 PREFERRED STOCK. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series B-2 Preferred Stock of this corporation, $.0001 par value per share ("Series B-2 Preferred Stock"), which shall consist of and be limited to a number of shares not to exceed 120 shares.

               4.6.1  CERTAIN DEFINITIONS.

               Unless the context otherwise requires, the terms defined in this
Section 4.6.1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

               Parity Stock. The term "Parity Stock" shall mean the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-3 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, any class or series of stock of this corporation authorized after the Series B-2 Initial Issue Date which, by its terms, is entitled to receive payment of dividends on a parity with the Series B-2 Preferred Stock, and shall mean any class or series of stock of this corporation authorized after the Series B-2 Initial Issue Date which, by its terms, is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the corporation on a parity with the Series B-2 Preferred Stock.

               Qualifying Convertible Securities Offering. The term "Qualifying Convertible Securities Offering" shall mean a private offering of securities that are convertible into shares of Common Stock effected by the corporation within twelve-months of the Series B-2 Initial Issue Date which yields gross offering proceeds to this corporation in excess of $5 million; provided, however, that, if more than one such offering is effected within the twelve-month period following the Series B-2 Initial Issue Date, only the first such offering shall constitute a "Qualifying Convertible Securities Offering."

                Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of this corporation at the time a dividend is declared; provided, however,- that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Series B-2 Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

                Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the corporation authorized after the Series B-2 Initial Issue Date which, by its terms, ranks senior to the Series B-2 Preferred Stock in respect of the right to receive dividends, and for purposes of Section 4.6.3, shall mean any class or series of stock of this corporation authorized after the Series B-2 Initial Issue Date which, by its terms, ranks senior to the Series B-2 Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this corporation.

               Series B-2 Conversion Date. The term "Series B-2 Conversion Date" shall have the meaning set forth in Section 4.6.4(b) below.

               Series B-2 Conversion Price. The term "Series B-2 Conversion Price" shall initially mean $5.49 divided by the Common Stock Exchange Ratio] and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4.6.4.

               Series B-2 Dividend Payment Date. The term "Series B-2 Dividend Payment Date" shall have the meaning set forth in Section 4.6.2(b).

               Series B-2 Dividend Period. The term "Series B-2 Dividend Period" shall mean the period from, and including, the Series B-2 Initial Issue Date to, but not including, the first Series B-2 Dividend Payment Date and thereafter, each annual period from, and. including, the Series B-2 Dividend Payment Date to, but not including, the next Series B-2 Dividend Payment Date.

               Series B-2 Initial Issue Date. The term "Series B-2 Initial Issue Date" shall mean June 16, 1997.

               Series B-2 Liquidation Preference. The term "Series B-2 Liquidation Preference" shall mean $50,000 per share.

               Series B-2 Redemption Date. The term "Series B-2 Redemption Date" shall have the meaning set forth in Section 4.6.5(a) below.

               Series B-2 Redemption Price. The term "Series B-2 Redemption Price" shall mean a price per share equal to the Series B-2 Liquidation Preference together with accrued and unpaid dividends thereon to the Series B-2 Redemption Date.

               4.6.2  DIVIDENDS.

                      (a) Subject to the prior preferences and other rights of any Senior Stock as to dividends, the recordholders of Series B-2 Preferred Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors of this corporation, out of funds legally available for payment of dividends. Such dividends shall by the corporation be payable in cash at the rate of seven percent (7%) per annum of the Series B-2 Liquidation Preference.

                      (b) Dividends on shares of Series B-2 Preferred Stock shall be payable annually in arrears when and as declared by the Board of Directors of this corporation on each anniversary of the Series B-2 Initial Issue Date (a "Series B-2 Dividend Payment Date"), commencing on June 16, 1998. If any Series B-2 Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Series B-2 Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends shall be paid to the holders of record of the Series B-2 Preferred Stock as their names shall appear on the share register of the corporation on the Record Date for such dividend. Dividends payable in any Series B-2 Dividend Period which is less than a full Series B-2 Dividend Period in length will be


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
computed on the basis of a 365 day Series B-2 Dividend Period and actual days elapsed in such Series B-2 Dividend Period. Dividends on account of arrears for any past Series B-2 Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor.

                      (c) So long as any shares of Series B-2 Preferred Stock shall be outstanding, the corporation shall not (except as provided in Section 4.3) declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall this corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by this corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series B-2 Preferred Stock shall have been entitled for all previous Series B-2 Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof has been set apart.

                      (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series B-2 Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series B-2 Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

                      (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B-2 Preferred Stock shall be declared by the Board of Directors of this corporation or paid or set apart for payment by this corporation at such time as the terms and provisions of any agreement of this corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

               4.6.3  DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

                      (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of this corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series B-2 Preferred Stock shall be entitled to be paid out of the assets of this corporation in cash or property at its fair market value as determined by the Board of Directors of this corporation the Series B-2 Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up. Except as provided in this paragraph,


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

holders of Series B-2 Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of this corporation.

                      (b) If, upon any such liquidation, dissolution or other winding up of the affairs of this corporation the assets of this corporation shall be insufficient to permit the payment in full of the Series B-2 Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series B-2 Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of this corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series B-2 Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of this corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of this corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of this corporation within the meaning of this Section 4.6.3.

               4.6.4  CONVERSION RIGHTS.

                      (a) Each share of Series B-2 Preferred Stock (i) may be converted into Common Stock at any time before the close of business on the Series B-2 Redemption Date (unless this corporation shall default in payment of the Series B-2 Redemption Price) at the option of the holder thereof and (ii) if not previously converted or redeemed in accordance with the terms hereof, shall be automatically converted into Common Stock upon consummation of a Qualifying IPO (i.e., upon the closing of the offering comprising the Qualifying IPO), effective immediately prior to the consummation of such Qualifying IPO. For the purposes of conversion, each share of Series B-2 Preferred Stock shall be deemed to have a value equal to the sum of (i) the Series B-2 Liquidation Preference and (ii) all accrued and unpaid dividends on such share of Series B-2 Preferred Stock (such sum being referred to as the "Series B-2 Per Share Value"), and the number of shares of Common Stock issuable upon conversion of one share of Series B-2 Preferred Stock (which number may be a fraction of one share) shall equal
(x) the Series B-2 Per Share Value, divided by (y) the Series B-2 Conversion Price in effect on the Series B-2 Conversion Date (rounded to the nearest share). Immediately following such conversion, the rights of the holders of converted Series B-2 Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Series B-2 Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

                      (b) To convert Series B-2 Preferred Stock, a holder must
(i) surrender the certificate or certificates evidencing the shares of Series B-2 Preferred Stock to be converted, duly endorsed in a form satisfactory to this corporation, at the office of this corporation or transfer agent for the Series B-2 Preferred Stock, (ii) notify this corporation at such office that he elects to convert Series B-2 Preferred Stock, and the number of shares he wishes to convert, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iv) pay any transfer or similar tax if required. In the event that a holder fails to notify this corporation of the number of shares of Series B-2 Preferred Stock


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

which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Series B-2 Conversion Date." As soon as practical, this corporation shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and a new certificate representing the unconverted portion, if any, of the shares of Series B-2 Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Series B-2 Conversion Date. If a holder of Series B-2 Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Series B-2 Preferred Stock converted. If the last day on which Series B-2 Preferred Stock may be converted is not a Business Day, the shares of Series B-2 Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

                      (c) If a holder converts shares of Series B-2 Preferred Stock, this corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

                      (d) This corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B-2 Preferred Stock in full. All shares of Common Stock which may be issued upon conversion of Series B-2 Preferred Stock shall be fully paid and nonassessable. This corporation will comply in all material respects with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B-2 Preferred Stock.

                      (e) If this corporation:

                            (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                            (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                            (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                            (iv) issued by reclassification of its Common Stock any shares of its capital stock;

then the Series B-2 Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of Series B-2 Preferred Stock thereafter converted may receive the number of shares of capital stock of this corporation which he would have owned immediately following such action if he had converted Series B-2 Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or


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

distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Series B-2 Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of this corporation, this corporation shall determine the allocation of the adjusted Series B-2 Conversion Price between the classes of capital stock. After such allocation, the Series B-2 Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph (e).

                      (f) No adjustment in the Series B-2 Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Series B-2 Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.6.4 shall be made to the nearest cent or to the nearest share, as the case may be.

                      (g) Whenever the Series B-2 Conversion Price is adjusted, this corporation shall promptly mail to holders of Series B-2 Preferred Stock, first class, postage prepaid, a notice of the adjustment. This corporation shall file with the transfer agent, if any, for Series B-2 Preferred Stock a certificate from this corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                      (h) This corporation from time to time may reduce the Series B-2 Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Series B-2 Conversion Price be less than the par value of a share of Common Stock. In the event this corporation shall reduce the Series B-2 Conversion Price of any Parity Stock, then this corporation shall reduce the Series B-2 Conversion Price by the same proportionate amount and for the same period of time as for the conversion price of such Parity Stock, provided that, in no event shall the Series B-2 Conversion Price be less than the par value of a share of Common Stock. Whenever the Series B-2 Conversion Price is reduced, this corporation shall mail to holders of Series B-2 Preferred Stock a notice of the reduction. This corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

                      (i) If this corporation is party to a merger which reclassifies or changes its Common Stock, upon consummation of such transaction Series B-2 Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of Series B-2 Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted Series B-2 Preferred Stock immediately before the effective date of the transaction, appropriate adjustment (as determined by the Board of Directors of this corporation) shall be made in the application of the provisions herein, set forth with respect to the rights and interests thereafter of the holders of Series B-2 Preferred Stock, to the end that the provisions set forth herein (including provisions with respect


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
to changes in, and other adjustment of the Series B-2 Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B-2 Preferred Stock. If this Section 4.6.4(i) applies,
Section 4.6.4(e) does not apply.

                      (j) In any case in which this Section 4.6.4 shall require that an adjustment as a result of any event become effective from and after a record date, this corporation may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series B-2 Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Series B-2 Conversion Price in effect immediately prior to adjustment.

                      (k) All shares of Series B-2 Preferred Stock converted pursuant to this Section 4.6.4 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to Series B-2 Preferred Stock and may thereafter be reissued as shares of any series of preferred stock other than Series B-2 Preferred Stock.

               4.6.5  REDEMPTION BY THE CORPORATION.

                      (a) This corporation shall redeem on the fifth anniversary of the Series B-2 Initial Issue Date (the "Series B-2 Redemption Date") at the Series B-2 Redemption Price all of the then issued and outstanding shares of Series B-2 Preferred Stock. If the Series B-2 Redemption Date is on or after a dividend record date and on or before the related Series B-2 Dividend Payment Date, the dividend payable shall be paid to the holder in whose name the Series B-2 Preferred Stock is registered at the close of business on such record date.

                      (b) No Series B-2 Preferred Stock may be redeemed except with funds legally available for the payment of the Series B-2 Redemption Price.

                      (c) In case that, on the Series B-2 Redemption Date, this corporation does not have sufficient funds available to redeem all of the then issued and outstanding shares of Series B-2 Preferred Stock and, accordingly, less than all shares of Series B-2 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by this corporation in its sole discretion. Any shares not so redeemed shall remain outstanding.

                      (d) Notwithstanding the foregoing provisions of this
Section 4.6.5, unless the full cumulative dividends on all outstanding shares of Series B-2 Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B-2 Preferred Stock shall be redeemed unless all outstanding shares of Series B-2 Preferred Stock are simultaneously redeemed.

                      (e) All shares of Series B-2 Preferred Stock redeemed pursuant to this Section 4.6.5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to Series B-2 and may thereafter be reissued as shares of any series of preferred stock other than shares of Series B-2 Preferred Stock.


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               4.6.6  VOTING RIGHTS.

                      (a) General. Each holder of outstanding shares of Series B-2 Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B-2 Preferred Stock held by such holder are convertible (as adjusted from time to time), multiplied by the number of votes per share which the holders of shares of Common Stock then have with respect to such matter, at each meeting of stockholders of this corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of this corporation for their action or consideration. Except as provided by law or as otherwise set forth herein, holders of Series B-2 Preferred Stock shall vote together with the holders of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock) as a single class.

                      (b) During such time as any shares of Series B-2 Preferred Stock are outstanding, this corporation will not, without the vote of the holders of a majority of the Series B-2 Preferred Stock voting separately as a class: (i) file or cause to be filed with the Secretary of State of the State of Delaware a certificate of dissolution with respect to this corporation as provided for in Section 275 and Section 103 of the DGCL; (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the powers, preferences or rights of the holders of the Series B-2 Preferred Stock then outstanding or reduce the minimum time for any required notice to which the holders of the Series B-2 Preferred Stock then outstanding may be entitled (an amendment of the Certificate of Incorporation to authorize or create, or to increase the authorized amount of any common stock or any other series of preferred stock being deemed not to affect adversely the powers, preferences, or rights of the holders of the Series B-2 Preferred Stock); or
(iii) merge or consolidate with or into any other corporation, unless each holder of Series B-2 Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, including, without limitation, as set forth in Section 4.6.4(i) hereof, as correspond to the shares of Series B-2 Preferred Stock so held.

               4.6.7  EXCLUSION OF OTHER RIGHTS.

               Except as may otherwise be required by law, the shares of Series B-2 Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B-2 Preferred Stock shall have no preemptive or subscription rights.

                                ARTICLE 5 BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this corporation.

                         ARTICLE 6 ELECTION OF DIRECTORS

        Written ballots are not required in the election of Directors.

                           ARTICLE 7 CUMULATIVE VOTING

        The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

              ARTICLE 8 AMENDMENTS TO CERTIFICATE OF INCORPORATION

        This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                   ARTICLE 9 LIMITATION OF DIRECTOR LIABILITY

        To the full extent that the DGCL, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a director of this corporation shall not be liable to this corporation or it stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

               ARTICLE 10 ACTION BY STOCKHOLDERS WITHOUT A MEETING

        Any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action taken is signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof.

        IN WITNESS WHEREOF, Intracel Corporation has caused this certificate to be signed by its Chief Executive Officer on this 2nd day of January, 1998.

                                            INTRACEL CORPORATION

                                            By: /s/ SIMON R. MCKENZIE
                                                --------------------------------
                                                Simon R. McKenzie

                                                                 EXHIBIT 2.03(c)



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             PERIMMUNE HOLDINGS, INC

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
Article I. OFFICES..........................................................................   1

Section 1.  Registered Office...............................................................   1
Section 2.  Other Offices...................................................................   1

Article II. MEETINGS OF STOCKHOLDERS........................................................   1
Section 1.  Place of Meetings...............................................................   1
Section 2.  Annual Meeting of Stockholders..................................................   1
Section 3.  Quorum; Adjourned Meetings and Notice Thereof...................................   1
Section 4.  Voting..........................................................................   2
Section 5.  Proxies.........................................................................   2
Section 6.  Special Meetings................................................................   3
Section 7.  Notice of Stockholder's Meetings................................................   3
Section 8.  Maintenance and Inspection of Stockholder List..................................   3
Section 9.  Stockholder Action by Written Consent Without a Meeting.........................   4

Article III. DIRECTORS......................................................................   4
Section 1.  The Number of Directors.........................................................   4
Section 2.  Vacancies.......................................................................   5
Section 3.  Powers..........................................................................   5
Section 4.  Place of Directors' Meetings....................................................   5
Section 5.  Regular Meetings................................................................   5
Section 6.  Special Meetings................................................................   6
Section 7.  Quorum..........................................................................   6
Section 8.  Action Without Meeting..........................................................   6
Section 9.  Telephonic Meetings.............................................................   6
Section 10. Committees of Directors.........................................................   7
Section 11. Minutes of Committee Meetings...................................................   7
Section 12. Compensation of Directors.......................................................   8
Section 13. Indemnification.................................................................   8
Article IV. OFFICERS........................................................................   8
Section 1.  Officers........................................................................   8
Section 2.  Election of Officers............................................................   9
Section 3.  Subordinate Officers............................................................   9
Section 4.  Compensation of Officers........................................................   9
Section 5.  Term of Office; Removal and Vacancies...........................................   9
Section 6.  Chairman of the Board...........................................................   9
Section 7.  Vice Chairman of the Board......................................................  10
Section 8.  President.......................................................................  10
Section 9.  Vice Presidents.................................................................  10
Section 10. Secretary.......................................................................  11
Section 11. Assistant Secretary.............................................................  11
Section 12. Treasurer.......................................................................  12
Section 13. Assistant Treasurer.............................................................  12

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
Article V. CERTIFICATES OF STOCK............................................................  12
Section 1.  Certificates....................................................................  12
Section 2.  Signatures on Certificates......................................................  13
Section 3.  Statement of Stock Rights, Preferences, Privileges..............................  13
Section 4.  Lost Certificates...............................................................  13
Section 5.  Corporate Seal..................................................................  14
Section 6.  Fixing Record Date..............................................................  14
Section 7.  Registered Stockholder..........................................................  15

Article VI. GENERAL PROVISIONS..............................................................  15
Section 1.  Dividends.......................................................................  15
Section 2.  Payment of Dividends' Directors' Duties.........................................  15
Section 3.  Checks..........................................................................  15
Section 4.  Fiscal Year.....................................................................  15
Section 5.  Corporate Seal..................................................................  16
Section 6.  Manner of Giving Notice.........................................................  16
Section 7.  Waiver of Notice................................................................  16
Section 8.  Annual Statement................................................................  16

Article VII. AMENDMENTS.....................................................................  16
Section 1.  Amendment by Directors or Stockholder...........................................  16

                                   Article I.

                                    OFFICES

        Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  Article II.

                            MEETINGS OF STOCKHOLDERS

        Section 1. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

        Section 2. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

        Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

        Section 4. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. AH proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

        Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shag be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

        Section 8. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  Article III.

                                    DIRECTORS

        Section 1. The number of directors which shall constitute the whole Board shall be six (6), but the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director), from time to time by resolution adopted by the majority of the whole Board of Directors, but shall, in no event, exceed nine (9) directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from' the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

        Section 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner replaced by a vote of the shareholders. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

        Section 3. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

        Section 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

        Section 6. Special meetings of the Board of Directors may be -called by the President on forty-eight hours' notice to each director, either personally or by mall or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

        Section 7. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation.

        Section 8. Unless otherwise restricted by the Certificate of Incorporation or these, By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee

        Section 9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

        Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committee, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 13. The Corporation shall indemnity every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the' frill extent permitted by applicable law.

                                  Article IV.

                                    OFFICERS

        Section 1. The officers of this corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-Laws otherwise provide.

        Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

        Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

        Section 7. Vice Chairman of the Board. In the absence or disability of the Chairman, the vice Chairman shall perform all the duties of the Chairman, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman. The Vice Chairman shall have such other duties as from time to time may be prescribed for him by the Board of Directors.

        Section 8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

        Section 9. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

        Section 10. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. In the absence or disability of the President and the Vice Presidents, the Secretary shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

        He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seat of the Corporation and to attest the affixing by his signature.

        Section 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 13. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   Article V.

                              CERTIFICATES OF STOCK

        Section 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the

Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

        Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Section 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class,, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such' class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost,

        Section 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

        Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  Article VI.

                               GENERAL PROVISIONS

        Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

        Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

        Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

        Section 4. The fiscal year of the Corporation shall be the calendar year.

        Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 6. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

        Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        Section 8. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                  Article VII.

                                   AMENDMENTS

        Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the

Board of Directors if notice of such alteration, amendment, repeat or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

                            SECRETARY'S CERTIFICATION

        I hereby certify that the foregoing By-laws were adopted by the Board of Directors of the Corporation on _________, 1997.


                                            ------------------------------------
                                            Name:
                                            Title: Secretary

                                                                 EXHIBIT 2.03(d)


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              INTRACEL CORPORATION
                            (A Delaware corporation)



Originally adopted on April 30, 1997
Amendments are listed on page i

                              INTRACEL CORPORATION

                                   AMENDMENTS

                                                              Date of
 Section                  Effect of Amendment                Amendment
 -------                  -------------------                ---------
   3.2                Increase maximum number of          January 2, 1998
                      Directors to nine.

                                    CONTENTS

                                                                                       PAGE
                                                                                       ----
SECTION 1        OFFICES..............................................................   1

SECTION 2        STOCKHOLDERS.........................................................   1

        2.1    Annual Meeting.........................................................   1
        2.2    Special Meetings.......................................................   1
        2.3    Place of Meeting.......................................................   1
        2.4    Notice of Meeting......................................................   1
        2.5    Waiver of Notice.......................................................   2
               2.5.1    Waiver in Writing.............................................   2
               2.5.2    Waiver by Attendance..........................................   2
        2.6    Fixing of Record Date for Determining Stockholders.....................   2
               2.6.1    Meetings......................................................   2
               2.6.2    Consent to Corporate Action Without a Meeting.................   3
               2.6.3    Dividends, Distributions and Other Rights.....................   3
        2.7    Voting List............................................................   3
        2.8    Quorum.................................................................   4
        2.9    Manner of Acting.......................................................   4
        2.10   Proxies................................................................   4
               2.10.1   Appointment...................................................   4
               2.10.2   Delivery to Corporation; Duration.............................   5
        2.11   Voting of Shares.......................................................   5
        2.12   Voting for Directors...................................................   5
        2.13   Action by Stockholders Without a Meeting...............................   5

SECTION 3        BOARD OF DIRECTORS...................................................   6

        3.1    General Powers.........................................................   6
        3.2    Number and Tenure......................................................   6
        3.3    Annual and Regular Meetings............................................   6
        3.4    Special Meetings.......................................................   6
        3.5    Meetings by Telephone..................................................   7
        3.6    Notice of Special Meetings.............................................   7
               3.6.1    Personal Delivery.............................................   7
               3.6.2    Delivery by Mail..............................................   7
               3.6.3    Delivery by Private Carrier...................................   7
               3.6.4    Facsimile Notice..............................................   7
               3.6.5    Delivery by Telegraph.........................................   7
               3.6.6    Oral Notice...................................................   8
        3.7    Waiver of Notice.......................................................   8
               3.7.1    In Writing....................................................   8
               3.7.2    By Attendance.................................................   8

        3.8    Quorum................................................................   8
        3.9    Manner of Acting......................................................   8
        3.10   Presumption of Assent.................................................   8
        3.11   Action by Board or Committees Without a Meeting.......................   9
        3.12   Resignation...........................................................   9
        3.13   Removal...............................................................   9
        3.14   Vacancies.............................................................   9
        3.15   Committees............................................................   9
               3.15.1   Creation and Authority of Committees.........................   9
               3.15.2   Minutes of Meetings..........................................  10
               3.15.3   Quorum and Manner of Acting..................................  10
               3.15.4   Resignation..................................................  10
               3.15.5   Removal......................................................  10
        3.16   Compensation..........................................................  11

SECTION 4        OFFICERS............................................................  11

        4.1    Number................................................................  11
        4.2    Election and Term of Office...........................................  11
        4.3    Resignation...........................................................  11
        4.4    Removal...............................................................  11
        4.5    Vacancies.............................................................  12
        4.6    Chairman of the Board.................................................  12
        4.7    President.............................................................  12
        4.8    Vice President........................................................  12
        4.9    Secretary.............................................................  12
        4.10   Treasurer.............................................................  13
        4.11   Salaries..............................................................  13

SECTION 5        CONTRACTS, LOANS, CHECKS AND DEPOSITS...............................  13

        5.1    Contracts.............................................................  13
        5.2    Loans to the Corporation..............................................  13
        5.3    Checks, Drafts, Etc...................................................  13
        5.4    Deposits..............................................................  14

SECTION 6        CERTIFICATES FOR SHARES AND THEIR TRANSFER..........................  14

        6.1    Issuance of Shares....................................................  14
        6.2    Certificates for Shares...............................................  14
        6.3    Stock Records.........................................................  14
        6.4    Restriction on Transfer...............................................  14
        6.5    Transfer of Shares....................................................  15
        6.6    Lost or Destroyed Certificates........................................  15
        6.7    Shares of Another Corporation.........................................  15

SECTION 7        BOOKS AND RECORDS...................................................  16

SECTION 8        ACCOUNTING YEAR.....................................................  16

SECTION 9        SEAL................................................................  16

SECTION 10       INDEMNIFICATION.....................................................  16

        10.1   Right to Indemnification..............................................  16
        10.2   Right of Indemnitee to Bring Suit.....................................  17
        10.3   Nonexclusivity of Rights..............................................  17
        10.4   Insurance, Contracts and Funding......................................  17
        10.5   Indemnification of Employees and Agents of the Corporation............  18
        10.6   Persons Serving Other Entities........................................  18

SECTION 11       AMENDMENTS OR REPEAL................................................  18

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              INTRACEL CORPORATION

SECTION 1  OFFICES

        The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the "Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2  STOCKHOLDERS

        2.1 ANNUAL MEETING

        The annual meeting of the stockholders shall be held each year within 90 to 180 days after the fiscal year end of the corporation at a date, time and location determined by resolution of the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held on such other date as may be convenient.

        2.2 SPECIAL MEETINGS

        The Chairman of the Board, the President or the Board may call special meetings of the stockholders for any purpose. Holders of not less than 30% of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose by giving notice to the corporation as specified in subsection 2.4 hereof.

        2.3 PLACE OF MEETING

        All meetings shall be held at the principal office of the corporation or at such other place as designated by the Board, by any person entitled to call a meeting hereunder.

        2.4 NOTICE OF MEETING

        The Chairman of the Board, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than 10 nor more than 60 days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Upon written request delivered to the corporation in accordance with subsection 2.5 hereof by the holders of not less than 40% of the outstanding shares of the corporation, the stockholders may request that the corporation call a special meeting of stockholders. Within 60 days of such a request, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder's address, telephone number or other number appearing on the stock transfer records of the corporation.

        2.5 WAIVER OF NOTICE

        2.5.1 WAIVER IN WRITING

        Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, as now or hereafter amended (the "DGCL"), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

        2.5.2 WAIVER BY ATTENDANCE

        The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        2.6 FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

        2.6.1 MEETINGS

        For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be nor more than 60 (or the maximum number permitted by applicable law) or less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board may fix a new record date for the adjourned meeting.

        2.6.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING

        For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

        2.6.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

        For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        2.7 VOTING LIST

        At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

        2.8 QUORUM

        A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        2.9 MANNER OF ACTING

        In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

        2.10 PROXIES

        2.10.1 APPOINTMENT

        Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by the stockholder or such stockholder's authorized office, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        2.10.2 DELIVERY TO CORPORATION; DURATION

        A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

        2.11 VOTING OF SHARES

        Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

        2.12 VOTING FOR DIRECTORS

        Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote.

        2.13 ACTION BY STOCKHOLDERS WITHOUT A MEETING

        Any action which could be taken at any annual or special meeting of stockholders may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with subsection 2.6.2 hereto) and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

SECTION 3  BOARD OF DIRECTORS

        3.1 GENERAL POWERS

        The business and affairs of the corporation shall be managed by the Board.

        3.2 NUMBER AND TENURE

        The Board shall be composed of not less than six nor more than nine Directors, the specific number to be set by resolution of the board or the stockholders, provided that the Board may consist of fewer than three Directors until vacancies are filled. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director resigns or is removed, he or she shall hold office until the next annual meeting of stockholders or until his or her successor is elected, whichever is later. Directors need not be stockholders of the corporation or residents of the State of Delaware.

        3.3 ANNUAL AND REGULAR MEETINGS

        An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

        3.4 SPECIAL MEETINGS

        Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the of the Board, the President, Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

        3.5 MEETINGS BY TELEPHONE

        Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

        3.6 NOTICE OF SPECIAL MEETINGS

        Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

        3.6.1 PERSONAL DELIVERY

        If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

        3.6.2 DELIVERY BY MAIL

        If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

        3.6.3 DELIVERY BY PRIVATE CARRIER

        If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

        3.6.4 FACSIMILE NOTICE

        If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

        3.6.5 DELIVERY BY TELEGRAPH

        If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting for delivery to a Director at his or her address shown on the records of the corporation.

        3.6.6 ORAL NOTICE

        If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the director at least two days before the meeting.

        3.7 WAIVER OF NOTICE

        3.7.1 IN WRITING

        Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board or any committee appointed by the Board need to be specified in the waiver of notice of such meeting.

        3.7.2 BY ATTENDANCE

        The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        3.8 QUORUM

        A majority of the total number of Directors fixed in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        3.9 MANNER OF ACTING

        The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the DGCL.

        3.10 PRESUMPTION OF ASSENT

        A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

        3.11 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

        Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

        3.12 RESIGNATION

        Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.13 REMOVAL

        At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

        3.14 VACANCIES

        Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

        3.15 COMMITTEES

        3.15.1 CREATION AND AUTHORITY OF COMMITTEES

        The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL),
(b) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all the property and assets of the corporation, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (e) amending these Bylaws; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

        3.15.2 MINUTES OF MEETINGS

        All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

        3.15.3 QUORUM AND MANNER OF ACTING

        A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

        3.15.4 RESIGNATION

        Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.15.5 REMOVAL

        The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

        3.16 COMPENSATION

        By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4  OFFICERS

        4.1 NUMBER

        The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

        4.2 ELECTION AND TERM OF OFFICE

        The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

        4.3 RESIGNATION

        Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        4.4 REMOVAL

        Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        4.5 VACANCIES

        A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

        4.6 CHAIRMAN OF THE BOARD

        If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as Chairman of such meeting.

        4.7 PRESIDENT

        The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

        4.8 VICE PRESIDENT

        In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

        4.9 SECRETARY

        The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

        4.10 TREASURER

        If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

        4.11 SALARIES

        The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5  CONTRACTS, LOANS, CHECKS AND DEPOSITS

        5.1 CONTRACTS

        The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

        5.2 LOANS TO THE CORPORATION

        No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

        5.3 CHECKS, DRAFTS, ETC.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

        5.4 DEPOSITS

        All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6  CERTIFICATES FOR SHARES AND THEIR TRANSFER

        6.1 ISSUANCE OF SHARES

        No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

        6.2 CERTIFICATES FOR SHARES

        Certificates representing shares of the corporation shall be signed by the Chairman of the Board or a Vice Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

        6.3 STOCK RECORDS

        The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

        6.4 RESTRICTION ON TRANSFER

        Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:

               "The securities evidenced by this certificate have not be registered under the Securities Act of 1933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by an administrator under the Securities Act of 1933, as amended, or any applicable state law."

        6.5 TRANSFER OF SHARES

        The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

        6.6 LOST OR DESTROYED CERTIFICATES

        In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

        6.7 SHARES OF ANOTHER CORPORATION

        Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the corporation.

SECTION 7  BOOKS AND RECORDS

        The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8  ACCOUNTING YEAR

        The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9  SEAL

        The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10  INDEMNIFICATION

        10.1 RIGHT TO INDEMNIFICATION

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses'); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

        10.2 RIGHT OF INDEMNITEE TO BRING SUIT

        If a claim under subsection 10.1 hereof is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

        10.3 NONEXCLUSIVITY OF RIGHTS

        The rights to indemnification and to the advancement of expenses conferred in this Section 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or these Bylaws or otherwise. Notwithstanding any amendment to or repeal of this Section 10, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

        10.4 INSURANCE, CONTRACTS AND FUNDING

        The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

        10.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

        The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section 10 with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

        10.6 PERSONS SERVING OTHER ENTITIES

        Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

SECTION 11  AMENDMENTS OR REPEAL

        These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board. The stockholders may also amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended or repealed by the stockholders. Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

        The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on November 20, 1997.


                                            ------------------------------------
                                            Michael Carrisino
                                            Secretary

                                                                       EXHIBIT B

                                                                 January 2, 1998


Intracel Corporation
1871 NW Gilman Blvd.
Issaquah, Washington
Attn: Simon McKenzie


     Re: Agreement to Sell

Gentlemen:

     The purpose of this letter is to confirm my agreement with you as follows. In connection with any Qualified IPO (as such term is defined in that certain Shareholders Agreement ("Shareholders Agreement") of even date herewith between Intracel Corporation (the "Company") and certain of its shareholders), I hereby agree to, upon the (i) request of the Intracel Shareholders (as such term is defined in the Shareholders Agreement) holding at least a majority of all shares of Company Common Stock (as such term is defined in the Shareholders Agreement) held by all Intracel Shareholders (the "Shareholder Request") and (ii) approval of the managing underwriter for the Qualified IPO, to sell and include in the Qualified IPO up to a number (which number shall be stated in the Shareholder Request) of shares of Company Common Stock equal to 20% of the shares of Company Common Stock which were issued to me in connection with the Merger (as such term is defined in the Shareholders Agreement) (as such number may be adjusted from time to time to reflect any splits, recapitalizations or any other transactions which affect the number of shares of Company Common Stock which are issued and outstanding).

     I also agree that any person to whom I transfer more than 910,832 shares of Company Common Stock in a single transaction or a series of related transactions shall take subject to my obligations set forth in this letter.

        I agree that each of the Intracel Shareholders is intended to be a third party beneficiary of my agreement set forth in this letter.


                                       Very truly yours,


                                       /s/ MICHAEL HANNA
                                       ------------------------------------
                                       Michael Hanna

Accepted as of the date
first set forth above:

INTRACEL CORPORATION

By:
   -------------------------------

        I agree that each of the Intracel Shareholders is intended to be a third party beneficiary of my agreement set forth in this letter.


                                       Very truly yours,


                                       /s/ MICHAEL HANNA
                                       ------------------------------------
                                       Michael Hanna

Accepted as of the date
first set forth above:

INTRACEL CORPORATION

By: /s/ SIMON R. McKENZIE
   -------------------------------
        Simon R. McKenzie

                                                                       EXHIBIT C

                             SHAREHOLDERS AGREEMENT


     SHAREHOLDERS AGREEMENT, dated as of January 2, 1998, by and among Intracel Corporation, a Delaware corporation ("Intracel" or the "Company"), Michael G. Hanna, Jr. ("Hanna"), and the holders of shares ("Shares") of the Company's common stock, $.0001 par value per share ("Company Common Stock") or the Company's preferred stock, $.0001 par value per share ("Company Preferred Stock" and, together with Company Common Stock, "Company Stock")) whose names appear on Schedule A hereto either in the column entitled "Intracel Shareholder" (meaning certain holders of shares of Company Stock prior to the Merger (as hereinafter defined), directly or derivatively) or "PerImmune Shareholder" (meaning certain previous holders of shares of PerImmune Holdings, Inc. ("PerImmune") common stock, par value $.01 per share ("PerImmune Common Stock") or PerImmune preferred stock, par value $.01 per share ("PerImmune Preferred Stock" and, together with PerImmune Common Stock, "PerImmune Stock"), directly or derivatively); all such holders are referred to herein as the "Intracel Shareholders" or the "PerImmune Shareholders," respectively, and collectively, as the "Shareholders".

                                    PREAMBLE

     Intracel is the successor by merger (the "Merger") to 100% of the capital stock of PerImmune Holdings, Inc., a Delaware corporation ("PerImmune") pursuant to that certain Agreement and Plan of Reorganization dated November 26, 1997 among the Company, PerImmune and Intracel Acquisition Sub, Inc. (the "Merger Agreement"; and all defined terms used herein which are not otherwise defined are used as defined in the Merger Agreement).

Hanna was, prior to the Merger, the holder of 500 shares of PerImmune Common Stock and, by virtue of the Merger, a holder of 4,554,160 Shares. Hanna and the Shareholders wish to regulate the governance of Intracel in an orderly and equitable manner.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Election of Directors. Immediately after the Effective Time, each of the undersigned agrees to execute a written consent of shareholders, pursuant to which the Board of Directors of the Company shall be reconstituted and composed of the six (6) directors identified in clause (b) below. At each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consents in writing regarding the election of directors of the Company, then and in each event, the Shareholders (including Hanna) hereby covenant and agree to vote all Shares presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) in favor of the following actions:

                (a)     to fix and maintain the number of directors at six (6);
                        and

                (b) to cause and maintain the election to the Board of Directors of the Company of: (i) three (3) representatives designated by Mr. Simon McKenzie, on behalf of the Intracel Shareholders (and the Intracel Shareholders hereby grant Mr. McKenzie the right to so designate, on their behalf, such representatives pursuant to the terms of this Agreement), who shall initially be Simon McKenzie, Raymond Schuyler and Alexander Klibanov (individually, an "Intracel Director" and, collectively, the "Intracel Directors"), and (ii) three (3) representatives designated by Mr. Michael Hanna on behalf of the PerImmune Shareholders (and the PerImmune Shareholders hereby grant Mr. Hanna the right to so designate, on their behalf, such representatives pursuant to the terms of this Agreement), who shall initially be Michael G. Hanna, Jr., Joseph Caligiuri and Steven Gerber (individually a "PerImmune Director" and, collectively, the "PerImmune Directors").

        None of the Intracel Shareholders or PerImmune Shareholders shall vote to remove either or any director designated by the PerImmune Shareholders or Intracel Shareholders, respectively, except for bad faith or willful misconduct. Each of the parties hereto shall vote or cause to be voted all Shares owned by them or over which they have voting control (i) to remove from the Board of Directors any director designated by any party pursuant hereto at the request of such party and (ii) to fill any vacancy in the membership of the Board of Directors with a designee of the party whose designee's resignation or removal from the Board caused such vacancy. Each of the holders of the Company's Series A Preferred Stock and Series B-1 Preferred Stock who are signatories to this Agreement hereby acknowledge and agree that the foregoing provisions satisfy the Company's obligations with respect to each of such holders' rights as holders of such Series A Preferred Stock and Series B-1 Preferred Stock.

      The Company shall provide to each party entitled to designate directors hereunder prior written notice of any intended mailing of notice to stockholders for a meeting at which directors are to be elected, and any party entitled to designate directors pursuant hereto shall notify the Company in writing, prior to such mailing of notice to stockholders, of the person(s) designated by it or them as its or their nominee(s) for election as director(s).

      If any party entitled to designate directors hereunder fails to give notice to the Company as provided above, it shall be deemed that the designees of such party then serving as director shall be its designees for reelection.

      Each party entitled to designate directors hereunder hereby agrees that:
(i) the Company shall not have any executive or similar committee of the Board of Directors unless the Board of Directors unanimously consents to the formation of such committee and (ii) upon the mutual agreement of Mr. McKenzie and Mr. Hanna, the number of members of the Board of Directors may be expanded up to (but no more than) nine (9), with such additional seats created thereby to be filled by such vote as Mr. McKenzie and Mr. Hanna may mutually determine.

      2.    [Intentionally Omitted]

      3. Transfer of Stock. Except as otherwise expressly provided by this Agreement, each Shareholder agrees not to transfer any Shares held by such Shareholders unless (a) the transferee agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement and (b) such Shareholder has complied with applicable law in connection with such transfer.

      4. Duration of Agreement. The rights and obligations of the Company and each Shareholder under this Agreement shall terminate on the earliest to occur of the following: (a) immediately prior to the consummation of the first underwritten public offering by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, of any of its equity securities for its own account in which the aggregate gross proceeds to the Company equal or exceed $10,000,000 (a "Qualified IPO"), (b) immediately prior to the consummation of the sale of all, or substantially all, of the Company's assets or Company Common Stock, or a merger, consolidation, reorganization or other business combination of the Company which results in the transfer of more than 50% of the voting securities of the Company, or (c) the tenth anniversary hereof.

      5. Legend. Each certificate representing Shares shall bear the following legend, until such time as the Shares represented thereby are no longer subject to the provisions hereof:

      "The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Shareholders Agreement dated January 1, 1998, among the Company and certain holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

      6. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware other than such laws as would result in the application of the law of a state other than the State of Delaware.

     7. Equitable Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the nonbreaching party if any party fails to comply with the provisions of this Agreement and that, in the event of any such failure, the nonbreaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the nonbreaching parties have an adequate remedy at law.

     8. Attorneys' Fees, Etc. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased, juvenile or incapacitated Shareholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Shareholder under the terms of this Agreement.

     10. Modification or Amendment. Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the Shareholders of at least a majority of the Intracel Shareholders and a majority of the PerImmune Shareholders then subject to this Agreement, based upon voting power and calculated on the basis of all such securities of the Company then held by such Shareholders on an "as if converted" and "as if exercised" basis.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     12. Notices. All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first-class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in Schedule A hereto or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties. All such notices shall, when mailed or telegraphed, be effective when received or when attempted delivery is refused.

     13. No Other Agreements. Other than that certain Voting Trust Agreement dated August 1, 1996 between PerImmune and certain holders of PerImmune Common Stock party thereto, each Shareholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this

Agreement, and no holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

     14. Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of the Company may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

        IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                       INTRACEL CORPORATION

                                       By: [SIG]
                                          --------------------------------------


                                       SHAREHOLDER

                                       [SIG]
                                       -----------------------------------------

        IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                       INTRACEL CORPORATION

                                       By: [SIG]
                                          --------------------------------------


                                       SHAREHOLDER

                                       [SIG]
                                       -----------------------------------------

        IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                       INTRACEL CORPORATION

                                       By: [SIG]
                                          --------------------------------------


                                       SHAREHOLDER

                                       [SIG]
                                       -----------------------------------------

        IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                       INTRACEL CORPORATION

                                       By: [SIG]
                                          --------------------------------------


                                       SHAREHOLDER

                                       [SIG]
                                       -----------------------------------------

        IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                       INTRACEL CORPORATION

                                       By: [SIG]
                                          --------------------------------------


                                       SHAREHOLDER

                                       SECURITY INSURANCE COMPANY OF HARTFORD
                                       -----------------------------------------


                                       By: /s/ RAYMOND J. SCHUYLER
                                          --------------------------------------
                                               Raymond J. Schuyler

                                       Its: Sr. Vice-President
                                            Chief Investment Officer

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:  [SIG]
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:  [SIG]
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:  [SIG]
                                             ------------------------------


                                        SHAREHOLDER

                                         /s/ CHARLES J. LINDSAY
                                        -----------------------------------
                                         Charles J. Lindsay

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:  [SIG]
                                             ------------------------------


                                        SHAREHOLDER

                                        /s/ RAYMOND J. SCHUYLER
                                        -----------------------------------
                                            Raymond J. Schuyler

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:  [SIG]
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        /s/  JANET H. RANSOM
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        /s/ MARTIN V. HASPEL
                                        -----------------------------------
                                        Martin V. Haspel

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        /s/ JOHN W. WRIGHT
                                        -----------------------------------
                                        John W. Wright
                                        on behalf of Craigie Incorporated

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER -- SYNCOR INTERNATIONAL
                                        CORPORTION

                                        /s/ ROBERT G. FUNARI
                                        -----------------------------------
                                        Name:   Robert G. Funari
                                        Title:  President and CEO

     IN WITNESS WHEREOF, the Company, Hanna and the Shareholders have executed this agreement in counterparts as of the date first above specified.


                                        INTRACEL CORPORATION

                                        By:
                                             ------------------------------


                                        SHAREHOLDER

                                        [SIG]
                                        -----------------------------------
                                        President, Mentor Corp.

                                                                   SCHEDULE A TO
                                                          SHAREHOLDERS AGREEMENT



INTRACEL SHAREHOLDERS - COMMON STOCK
-------------------------------------------
1.   Northstar Advantage, High Total Return

2.   Deborah Pavan Langston

3.   George Jones

4.   Simon R. McKenzie

5.   Security Ins. Co. of Hartford

6.   Charles Afeman

7.   Charles & Celine Afeman

8.   Dublind Partners, Inc.

9.   Charles J. Lindsay, IRA

10.  Raymond J. Schuyler

11.  Mark Lieb

12.  William Wong

13.  Charles J. Lindsay

14.  TD Partners

15.  Helene E. Afeman

16.  Steven D. Afeman

17.  Susan Afeman-Howell

18.  Anne R. Afeman-Norwood

INTRACEL SHAREHOLDERS - SERIES A PREFERRED STOCK
------------------------------------------------

1.   Raymond Schuyler

2.   Northstar Advantage, High Total Return

3.   Mark Lieb

4.   Charles Lindsay

5.   TD Partners


INTRACEL SHAREHOLDERS - SERIES A-1 PREFERRED STOCK
--------------------------------------------------
1.   Northstar Advantage, High total Return

2.   Raymond Schuyler

3.   Charles J. Lindsay

4.   Mark Lieb


PERIMMUNE SHAREHOLDERS
--------------------------
1.   Michael G. Hanna, Jr.

2.   Janet Hanlon

3.   J.S. Webb

4.   David Danjczek

5.   Joseph Caliguiri

6.   Gordon Wynant

7.   Manny Subramanian

8.   Janet Ransom

9.   Nicholas Pomato

10.  Barry Kobrin

11.  Jerry Klein

12.  Leslie Levy

13.  Martin Haspel

14.  Diana Goroff

15.  Bryan Butman

16.  Craigie Incorporated

17.  Syncor International Incorporated

18.  Mentor Corporation

                                                                       EXHIBIT D


                              INTRACEL CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


      This Agreement is made as of January 2, 1998, by and among Intracel Corporation, a Delaware corporation (the "Company"), and the Holders (as hereinafter defined).

                                    PREAMBLE

      In light of the fact the Company desires to extend registration rights to the Holders in connection with the Agreement and Plan of Reorganization dated November 26, 1997 by and between the Company, PerImmune Holdings, Inc. and Intracel Acquisition Sub, Inc. (the "Transaction").

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Stockholders agree as follows:

      Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            (b) "Common Stock" means the common stock, par value $ .0001 per share, of the Company.

            (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

            (d) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

            (e) "Initiating Holders" shall mean any Holder or Holders of at least twenty percent (20%) of the Registrable Securities then outstanding.

            (f) "Preferred Stock" means the preferred stock, par value $ .0001 per share, of the Company.

            (g) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

            (h) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock of the Company issued in connection with the Transaction; (ii) any and all shares of Common Stock of the Company issued upon conversion of shares of Preferred Stock issued in connection with the Transaction; (iii) stock issued in respect of stock referred to in (i) or (ii) above in any reorganization; or
(iv) stock issued in respect of the stock referred to in (i) or (ii) or (iii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) the registration rights associated with such securities have been terminated pursuant to Section 16 of this Agreement.

            (i) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

            (j) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

            (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

      Section 2. Restrictions on Transferability. The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

      Section 3. Restrictive Legend. Each certificate representing Registrable Securities shall (unless other permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. THESE SHARES MAY NOT BE RESOLD, REOFFERED, TRANSFERRED, PLEDGED, HYPOTHECATED, CONVEYED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT.

      Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

      Section 4. Notice of Proposed Transfer. The Holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 4. Each such Holder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

            (a) There is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) (i) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and

                (ii) If reasonably by the Company, such Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act. It is agreed, however, that no such opinion will be required for Rule 144 or Rule 144A transactions.

            (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or siblings, lineal descendants or ancestors of such partner or spouse, provided, that such transferee agrees in writing to be subject to all of the terms hereof to the same extent as if he were an original Holder hereunder.

      Section 5. Requested Registration.

            (a) If the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or any portion of the issued and outstanding Registrable Securities held by Initiating Holders, the Company shall:

                  (i) promptly give written notice of the proposed registration to all other Holders, which notice shall include the approximate date that the registration statement is expected to be filed with the Commission; and

                  (ii) as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all Registrable Securities which the Initiating Holders request to be registered and all Registrable Securities which the other Holders request to be registered within twenty (20) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to file a registration statement pursuant to this Section 5:

            (A) in any particular state in which the Company would be required to execute a general consent to service of process in effecting such registration;

            (B) within 120 days following the effective date of any registered offering of the Company's securities to the general public in which the Holders of Registrable Securities shall have been able effectively to register all Registrable Securities as to which registration shall have been requested; or

            (C) after the Company has effected two such registrations pursuant to this Section 5 and such registrations have been declared or ordered effective, except as provided in Section 7.

Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within forty-five (45) days after receipt of the request or requests of the Initiating Holders and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission whether or not all Registrable Securities requested to be registered can be included; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed within such forty-five (45) day period and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than forty-five (45) days after the expiration of the initial forty-five (45-day) period within which to file such registration statement; provided, that during such first forty-five (45) day period the Company may not file a registration statement for securities to be issued and sold for its own account.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. In such event or if an underwriting is required by subsection 5(c), the Company shall include such information in the written notice referred to in subsection 5(a)(i). In either such event, if so requested in writing by the Company, the Initiating Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Initiating Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty
(20) days following commencement of such negotiations, a majority in interest of the Initiating Holders may select an underwriter of their choice for the underwriting of all of such Registrable Securities being registered. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the number of shares of Registrable

Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof who are affiliates (as such term is defined in SEC Rule 145 (as hereinafter defined)) of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and, to the extent that thereafter, any security to be registerred among Holders who are not affiliates of the Company; provided, however, that securities to be included in such registration statement as a result of piggyback registration rights as well as any securities to be offered by the Company, its officers and employees shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by the Holders. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters) the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) Any registration pursuant to this Section 5 must be firmly underwritten if the registration exceeds two percent (2%) of the Company's outstanding Common Stock on an as-converted basis.

      Section 6. Piggyback Registration.

            (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction of the type subject to Rule 145 ("SEC Rule 145") promulgated under the Securities Act, or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement which notice shall include the approximate date that the registration statement is expected to be filed with the Commission; and

                  (ii) include in such registration and in any underwriting involved therein on the same terms and conditions as the securities otherwise being sold through the underwriters, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

            (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 6(a)(i). In such event, the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the managing underwriter in good faith determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggy-back registration rights similar to this Section 6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders who are affiliates (as such term is defined in SEC Rule 145) of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities with such piggy-back registration rights held by other holders at the time of filing the registration statement and, to the extent that, thereafter, any additional security to be registered, among Holders and other holders who are not affiliates of the Company and have such piggy-back registration rights. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have requested to have Registrable Securities included in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      Section 7. Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right at any time to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:

            (a) The Company shall not be required to file a registration statement pursuant to this Section 7 within ninety (90) days of the effective date of any registration referred to in Sections 5 and 6 above in which the Holders shall have been entitled to join pursuant to Section 5 or 6, provided that there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested.

            (b) The Company shall not be required to file more than two registration statements pursuant to this Section 7 within any twelve-month period.

      The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 7 and shall provide a reasonable opportunity for other Holders to participate in the registration which notice shall include the approximate date that the registration statement is expected to be filed with the Commission; provided, that if the registration is for an underwritten offering, the following terms shall apply to all participants in such offering: The right of any Holder to registration pursuant to Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 7, if the managing underwriter in good faith determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holders and other holders who are affiliates (as such term is defined in SEC Rule 145) of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities with such registration rights requested by such Holders to be included in such registration and, to the extent that thereafter, any security to be registered among Holders who are not affiliates of the Company. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have requested to have Registrable Securities included in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

            (c) The Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practical, but in any event within forty-five (45) days after receipt of the requests of the Initiating Holders and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission.

      Section 8. Expenses of Registration. In addition to the fees and expenses contemplated by Section 9 hereof, all expenses incurred in connection with one registration pursuant to Section 5 hereof and all registrations pursuant to Sections 6 and 7 hereof, including without limitation all registration, filing and qualification fees, printing, messenger, telephone and delivery expenses, fees and disbursements of counsel and independent public accountants for the Company, expenses of any special audits of the Company's financial statements incidental to or required by such registration, reasonable fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, reasonable fees and disbursements for one counsel for the Holders of Registrable Securities, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to the sale of the Registrable Securities.

      Section 9. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

            (a) keep such registration pursuant to Sections 5, 6 and 7 continuously effective for periods of one hundred eighty (180) days for each or, in each case, such reasonable period necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto, whichever first occurs;

            (b) promptly prepare and file with the Commission such amendments (both pre- and post-effective) and supplements to such registration statement and the prospectus used in connection therewith as may be requested by any Holder of Registrable Securities (including in the event any Holder notifies the Company that such Holder wishes to amend or supplement such information previously provided by such Holder) or as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 9(a) above;

            (c) furnish such number of registration statements, prospectuses and other documents incident thereto (including exhibits to such registration statements) as a Holder from time to time may reasonably request for such Holder's review;

            (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

            (e) subject to Section 5(a)(ii)(B), prior to any public offering of Registrable Securities, if required by the applicable blue sky laws, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 9(a) above;

            (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed or, if no such listing exists, use reasonable best efforts to list all Registrable Securities on one of the New York Stock Exchanges the American Stock Exchange or NASDAQ; and

            (g) cause its accountants to issue to the underwriter, if any, and the Holders, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

            (h) enter into such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and indemnification provisions similar to those set forth in Section 10 of this Agreement) and take all such other actions as the holders of a majority of the

Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

            (j) if the offering is underwritten, at the request of any Holder of Registrable Securities, furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such Holder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

            (k) immediately notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a post-effective amendment with prospectus supplement, as counsel to Company shall then advise the Company, revising such untrue statement or curing such omission;

            (l) notify each Holder at such time as such registration statement becomes effective;

            (m) notify each Holder upon the receipt of a request from the Commission for amendments or supplements to such registration statement;

            (n) notify each Holder in the event the Commission or any agency in any state in which Registrable Securities are to be or have been sold either issues a stop order with respect to such registration statement or notifies the Company that it is initiating proceedings therefor; or

            (o) take such other actions as shall be reasonably requested by any Holder.

      Section 10. Indemnification.

            (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 5, 6 or 7, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each officer, director, employee or agent of any such Holder or underwriter and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, expenses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or other person may become subject under the Securities Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors, employees, agents and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, expense, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, expense, loss, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the registration statement as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, any prospectus contained therein, or any amendment or supplement thereof, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 10(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Holder under such registration statement bears to the total public offering price of all securities sold thereunder, and shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

            (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party, provided, that in the event counsel to the Indemnified Party determines that the Indemnified Party and Indemnifying Party have conflicting interests, the Indemnified Party may employ one (1) separate counsel at the expense of the Indemnifying Party to conduct a separate defense for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation or (ii) which involves any relief against the Indemnified Party other than the payment of money which is to be paid in full by the Indemnifying Party.

            (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this
Section 10(d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in Section 10(b) above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holder for such Excess Liability.

            (e) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the amount any Holder, its officers, directors and partners and any person controlling such Holder shall be obligated to contribute pursuant to this Section 10(e) shall be limited to an amount equal to the proceeds received by such Holder from the sale of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

            Each party agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            (f) Survival of Indemnity. The indemnification provided by this
Section 10 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      Section 11. Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days in the case of the Company's initial public offering) from the effective date of such registration as the Company and the underwriters may specify, so long as all Holders or stockholders holding more than one percent of the outstanding common stock and all officers and directors of the Company are bound by a comparable obligation provided, however, that nothing herein shall prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.

      Section 12. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

      Section 13. Rule 144 and 144A Reporting. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public (or the Company shall otherwise have become subject to the periodic reporting requirements of the Securities Exchange Act) to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A (including earning statements of the Company complying with Section 11(a) of the Securities Act no later than 45 days after the end of each of the Company's fiscal quarters (or 90 days after the end of its fiscal year)), and make such information available to each Holder upon written request;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

            (c) furnish to each Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

      For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each Holder and any prospective purchaser of such Holder's securities shall have the right to obtain from the Company, upon request of the Holder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the financial statements should be audited to the extent reasonably available).

      Section 14. Transfer of Registration Rights. The rights granted hereunder may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee who receives at least 500 shares of Registrable Securities (as adjusted for stock splits and the like); provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

      Section 15. Limitations on Subsequent Registration Rights. From and after the date these registration rights are granted, the Company shall not, without the prior written consent of the Holders of not less than fifty percent (50%) of the Registrable Securities then held by Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Sections 5, 6 or 7 hereof other than rights identical or subordinate to the rights of any Holder hereunder.

      Section 16. Termination of Rights.

            (a) The rights of any particular Holder to cause the Company to register Registrable Securities under Sections 5, 6 and 7 shall terminate with respect to such Registrable Securities at such time, following a bona fide, firmly underwritten public offering of shares of the Company's Common Stock registered under the Securities Act (provided that the aggregate gross offering price equals or exceeds $10,000,000), when such security is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto) or when all of such Holder's Registrable Securities are transferable in one sale under the other provisions of Rule 144.

            (b) Notwithstanding the provisions of paragraph (a) of this Section 16, all rights of any particular Holder under this Agreement shall terminate at 5:00 p.m. Eastern time on the date seven (7) years after the closing date of the Company's first firmly underwritten public offering.

      Section 17. Representations and Warranties of the Company. The Company represents and warrants to the Holders as follows:

            (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Section 18. Miscellaneous.

            (a) Amendments. This Agreement may be amended only by a writing signed by the Holders of more than fifty percent (50%) of the Registrable Securities, as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; provided, however, that no such future amendment may materially impair the rights of the Holders hereunder without obtaining the requisite consent of the Holders, as set forth above. For purposes of this Section, Registrable Securities held by the Company or beneficially owned by any officer or employee of the Company shall be disregarded and deemed not to be outstanding.

            (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

            (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the Company's current address at 1871 N.W. Gilman Blvd., Issaqual, Washington 98027, or at such other address as the Company shall have furnished to the Holders. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by first class, postage pre-paid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

            (d) Non public Information. Any other provisions of this agreement to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed thirty (30) days (and for periods not exceeding, in the aggregate, sixty (60) days in any twenty-four (24) month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

            (e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            (f) Dilution. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

            (g) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York other than such laws as would result in the application of the laws of a state other than the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By [SIG]
   -----------------------------------------------------------------------------
   President


                                     Holder:


--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]                              12/23/97
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                              /s/  JANET H. RANSOM
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                /s/  LESLIE IVY
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                              /s/ MARTIN V. HASPEL
--------------------------------------------------------------------------------
                                  MARTIN V. HASPEL

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                              /s/ BRYAN T. BUTMAN
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                              /s/ JOHN. W. WRIGHT
--------------------------------------------------------------------------------
     John W. Wright
     on behalf of Craigie Incorporated

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder: SYNCOR INTERNATIONAL CORPORATION


       /s/ ROBERT G. FUNARI
--------------------------------------------------------------------------------
Name:  Robert  G. Funari
Title: President and CEO

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holder:


                                     [SIG]        -      President, Mentor Corp.
--------------------------------------------------------------------------------